                                                                    EXHIBIT 10.1

[*] IMPORTANT NOTE: Certain material, indicated by an asterisk ("*"), has been omitted from this document pursuant to a request for confidential treatment. The omitted material has been filed separately with the Securities and Exchange Commission.



                                  SPRINT PCS
                             MANAGEMENT AGREEMENT

                                    BETWEEN

                               WIRELESSCO, L.P.

                             SPRINT SPECTRUM L.P.
                                SPRINTCOM, INC.

                                      and

                               ILLINOIS PCS, LLC




                         Dated as of January 22, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.  MANAGER.................................................................   2
          1.1   Hiring of Manager...........................................   2
          1.2   Program Requirements........................................   3
          1.3   Vendor Purchase Agreements..................................   3
          1.4   Interconnection.............................................   3
          1.5   Seamlessness................................................   4
          1.6   Forecasting.................................................   4
          1.7   Financing...................................................   4
          1.8   Ethical Conduct and Related Covenants.......................   4

2.  BUILD-OUT OF NETWORK....................................................   4
          2.1   Build-out Plan..............................................   4
          2.2   Compliance with Regulatory Rules............................   4
          2.3   Exclusivity of Service Area.................................   5
          2.4   Restriction.................................................   5
          2.5   Coverage Enhancement........................................   6
          2.6   Purchase of Assets by Manager...............................   7
          2.7   Microwave Relocation........................................   8
          2.8   Determination of pops.......................................   8

3.  PRODUCTS AND SERVICES; IXC SERVICES.....................................   8
          3.1   Sprint PCS Products and Services............................   8
          3.2   Other Products and Services.................................   8
          3.3   Cross-selling with Sprint...................................   9
          3.4   IXC Services................................................   9
          3.5   Resale of Products and Services.............................   9
                3.5.1  Mandatory Resale of Products and Services............   9
                3.5.2  Voluntary Resale of Products and Services............  10
          3.6   Non-competition.............................................  10
          3.7   Right of Last Offer.........................................  11

4.  MARKETING AND SALES ACTIVITIES..........................................  11
          4.1   Sprint PCS National or Regional Distribution
                Program Requirements........................................  11
                4.1.1  Territorial Limitations on Manager's
                       Distribution Activities..............................  11
                4.1.2  Settlement of Equipment Sales........................  12
                4.1.3  Use of Third-Party Distributors......................  12
          4.2   Sprint PCS National Accounts Program Requirements...........  13

                                     (ii)

          4.3   Sprint PCS Roaming and Inter Service Area Program
                Requirements................................................  13
          4.4   Pricing.....................................................  13
          4.5   Home Service Area...........................................  14

5.  USE OF BRANDS...........................................................  14
          5.1   Use of Brands...............................................  14
          5.2   Conformance to Marketing Communications Guidelines..........  15
          5.3   Joint Marketing With Third Parties..........................  15
          5.4   Prior Approval of Use of Brands.............................  16
          5.5   Duration of Use of Brand....................................  16

6.  ADVERTISING AND PROMOTION...............................................  16
          6.1   National Advertising and Promotion..........................  16
          6.2   In-Territory Advertising and Promotion......................  16
          6.3   Review of Advertising and Promotion Campaigns...............  17
          6.4   Public Relations............................................  17

7.  SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS...............................  17
          7.1   Conformance to Sprint PCS Technical Program Requirements....  17
          7.2   Establishment of Sprint PCS Technical Program Requirements..  18
          7.3   Handoff to Adjacent Networks................................  18

8.  SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS........................  18
          8.1   Compliance With Sprint PCS Customer Service Program
                Requirements................................................  18

9.  SPRINT PCS PROGRAM REQUIREMENTS.........................................  19
          9.1   Program Requirements Generally..............................  19
          9.2   Amendments to Program Requirements..........................  19
          9.3   Manager's Right to Request Review of Changes................  20
          9.4   Sprint PCS' Right to Implement Changes......................  21
          9.5   Rights of Inspection........................................  21
          9.6   Manager's Responsibility to Interface with Sprint PCS.......  21

10. FEES....................................................................  21
          10.1  Fees and Payments...........................................  21
                10.1.1  Fee Based on Collected Revenues.....................  21
                10.1.2  Payment of Universal Service Funds..................  22
                10.1.3  Inter Service Area Fees.............................  22
                10.1.4  Interconnect Fees...................................  22
                10.1.5  Outbound Roaming Fees...............................  22
                10.1.6  Reimbursements......................................  22

                                     (iii)

          10.2  Monthly True Up.............................................  22
          10.3  Taxes.......................................................  23
          10.4  Collected Revenues Definition...............................  23
          10.5  Late Payments...............................................  24
          10.6  Setoff Right If Failure To Pay Amounts Due..................  24

11. TERM; TERMINATION; EFFECT OF TERMINATION................................  25
          11.1  Initial Term................................................  25
          11.2  Renewal Terms...............................................  25
                11.2.1 Non-renewal Rights of Manager........................  25
                       11.2.1.1  Manager's Put Right........................  25
                       11.2.1.2  Manager's Purchase Right...................  26
                       11.2.2    Non-renewal Rights of Sprint PCS...........  27
                       11.2.2.1  Sprint PCS' Purchase Right.................  27
                       11.2.2.2  Sprint PCS' Put Right......................  27
                11.2.3 Extended Term Awaiting FCC Approval..................  28
          11.3  Events of Termination.......................................  28
                11.3.1  Termination of License..............................  28
                11.3.2  Breach of Agreement: Payment of Money Terms.........  29
                11.3.3  Breach of Agreement: Other Terms....................  29
                11.3.4  Regulatory Considerations...........................  29
                11.3.5  Termination of Trademark License Agreements.........  29
                11.3.6  Financing Considerations............................  30
                11.3.7  Bankruptcy of a Party...............................  30
          11.4  Effect of an Event of Termination...........................  31
          11.5  Manager's Event of Termination Rights and Remedies..........  32
                11.5.1  Manager's Put Right.................................  32
                11.5.2  Manager's Purchase Right............................  33
                11.5.3  Manager's Action for Damages or Other Relief........  34
          11.6  Sprint PCS' Event of Termination Rights and Remedies........  34
                11.6.1  Sprint PCS' Purchase Right..........................  34
                11.6.2  Sprint PCS' Put Right...............................  34
                11.6.3  Sprint PCS' Right to Cause A Cure...................  35
                11.6.4  Sprint PCS' Action for Damages or Other Relief......  37
          11.7  Determination of Entire Business Value......................  37
                11.7.1  Appointment of Appraisers...........................  37
                11.7.2  Manager's Operating Assets..........................  37
                11.7.3  Entire Business Value...............................  38
                11.7.4  Calculation of Entire Business Value................  39
          11.8  Closing Terms and Conditions................................  39
          11.9  Contemporaneous and Identical Application...................  39

12. BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE..................  39

                                     (iv)

          12.1  Books and Records...........................................  39
                12.1.1 General..............................................  39
                12.1.2 Audit................................................  40
                12.1.3 Contesting an Audit..................................  40
          12.2  Confidential Information....................................  41
          12.3  Insurance ..................................................  42
                12.3.1 General..............................................  42
                12.3.2 Waiver of Subrogation................................  43
                12.3.3 Certificates of Insurance............................  43

13.  INDEMNIFICATION........................................................  43
          13.1  Indemnification by Sprint PCS...............................  43
          13.2  Indemnification by Manager..................................  43
          13.3  Procedure...................................................  44
                13.3.1 Notice...............................................  44
                13.3.2 Defense by Indemnitor................................  44
                13.3.3 Defense by Indemnitee................................  44
                13.3.4 Costs................................................  45

14.  DISPUTE RESOLUTION.....................................................  45
          14.1  Negotiation.................................................  45
          14.2  Unable to Resolve...........................................  45
          14.3  Attorneys and Intent........................................  46
          14.4  Tolling of Cure Periods.....................................  47

15.  REPRESENTATIONS AND WARRANTIES.........................................  47
          15.1  Due Incorporation or Formation; Authorization of Agreements.  47
          15.2  Valid and Binding Obligation................................  47
          15.3  No Conflict; No Default.....................................  47
          15.4  Litigation..................................................  47

16.  REGULATORY COMPLIANCE..................................................  47
          16.1  Regulatory Compliance.......................................  47
          16.2  FCC Compliance..............................................  48
          16.3  Marking and Lighting........................................  50
          16.4  Regulatory Notices..........................................  50
          16.5  Regulatory Policy-Setting Proceedings.......................  50

17.  GENERAL PROVISIONS.....................................................  50
          17.1  Notices.....................................................  50
          17.2  Construction................................................  51
          17.3  Headings....................................................  51
          17.4  Further Action..............................................  51

                                      (v)

          17.5  Counterpart Execution.......................................  51
          17.6  Specific Performance........................................  51
          17.7  Entire Agreement; Amendments................................  51
          17.8  Limitation on Rights of Others..............................  52
          17.9  Waivers.....................................................  52
                17.9.1  Waivers--General....................................  52
                17.9.2  Waivers--Manager....................................  52
                17.9.3  Force Majeure.......................................  52
          17.10 Waiver of Jury Trial........................................  52
          17.11 Binding Effect..............................................  53
          17.12 Governing Law...............................................  53
          17.13 Severability.  .............................................  53
          17.14 Limitation of Liability.....................................  53
          17.15 No Assignment; Exceptions...................................  53
                17.15.1 General.............................................  53
                17.15.2 Assignment Right of Manager to Financial Lender.....  54
                17.15.3 Change of Control Rights............................  55
                17.15.4 Right of First Refusal..............................  56
                17.15.5 Transfer of Sprint PCS Network......................  57
          17.16 Provision of Services by Sprint Spectrum....................  57
          17.17 Number Portability..........................................  57
          17.18 Disclaimer of Agency........................................  57
          17.19 Independent Contractors.....................................  58
          17.20 Expense.....................................................  58
          17.21 General Terms...............................................  58
          17.22 Conflicts with Other Agreements.............................  58
          17.23 Survival Upon Termination...................................  59
          17.24 Announced Transaction.......................................  59
          17.25 Additional Terms and Provisions.............................  59
          17.26 Master Signature Page.......................................  59
          17.27 Agent Authorization.........................................  59

                                     (vi)

                        SPRINT PCS MANAGEMENT AGREEMENT

     This SPRINT PCS MANAGEMENT AGREEMENT is made January 22, 1999, between WirelessCo., L.P., a Delaware limited partnership, Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, and Illinois PCS, LLC, an Illinois limited liability company (but not any Related Party) ("Manager"). The definitions for this agreement are set forth on the "Schedule of Definitions".
 -----------------------

                                   RECITALS

     A. Sprint Spectrum L.P., a Delaware limited partnership, WirelessCo, L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, APC PCS, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, PhillieCo, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and Cox PCS License, L.L.C., a Delaware limited liability company, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

     B. The entity or entities named in Recital A that execute this agreement hold, directly or indirectly, the Licenses for the areas identified on the Service Area Exhibit and are referred to in this agreement as "Sprint PCS."
--------------------
Because this agreement addresses the rights and obligations of each license holder with respect to each of its Licenses, each reference in this agreement to "Sprint PCS" refers to the entity that owns, directly or indirectly, the License referred to in that particular instance or application of the provision of this agreement. If Sprint Spectrum does not own the License, it will provide on behalf of Sprint PCS most or all of the services required under this agreement to be provided by Sprint PCS.

     C. The Sprint PCS business was established to use the Sprint PCS Network, a nationwide wireless services network, to offer seamless, integrated voice and data services using wireless technology. The Sprint PCS Network offers the services to customers under the Brands.

     D. This agreement, therefore, includes provisions defining Manager's obligations with respect to:

     .    The design, construction and management of the Service Area Network;

     . Offering and promoting products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network;

     . Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

     . Adherence to Customer Service Program Requirements established by Sprint PCS to ensure consistency in interactions with customers (including billing, customer care, etc.); and

     . Adherence to Program Requirements relating to the marketing, promotion and distribution of Sprint PCS Products and Services.

     E. The Sprint PCS Network is expanding with the assistance of "managers" (companies such as Manager that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by Sprint PCS or one of the entities named in Recital A) and "affiliates" (companies that manage Service Area Networks that offer Sprint PCS Products and Services under a license owned by the affiliate).

     F. Manager wishes to enter into this agreement to help construct, operate, manage and maintain for Sprint PCS a portion of the Sprint PCS Network in the Service Area. Sprint PCS has determined that permitting Manager to manage a portion of the Sprint PCS Network in accordance with the terms of this agreement will facilitate Sprint PCS' expansion of fully digital, wireless coverage under the License and will enhance the wireless service for customers of Sprint PCS.

     G. All managers of a portion of the business of Sprint PCS, including Manager, must construct facilities and operate in accordance with Program Requirements established by Sprint PCS with respect to certain aspects of the development and offering of wireless products and services and the presentation of the products and services to customers, to establish and operate the Sprint PCS Network successfully by providing seamless, integrated voice and data services, using wireless technology.

                                   AGREEMENT

     In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:

                                  1.  MANAGER

     1.1  Hiring of Manager.  Sprint PCS hires Manager:

          (a) to construct and manage the Service Area Network in compliance with the License and in accordance with the terms of this agreement;

          (b) to distribute continuously during the Term the Sprint PCS Products and Services and to establish distribution channels in the Service Area;

          (c) to conduct continually during the Term advertising and promotion activities in the Service Area (including mutual decisions to "go dark", with respect to advertising and promotion activities, for reasonable periods of time); and

          (d) to manage that portion of the customer base of Sprint PCS that has the NPA-NXXs assigned to the Service Area Network.

     Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. The fee to be paid to Manager by Sprint PCS under Section 10 is for all obligations of Manager under this agreement.

     1.2  Program Requirements.   Manager must adhere to the Program
Requirements established by Sprint PCS and as modified from time to time, to ensure uniform and consistent operation of all wireless systems within the Sprint PCS Network and to present the Sprint PCS Products and Services to customers in a uniform and consistent manner under the Brands.

     1.3  Vendor Purchase Agreements.   Manager may participate in discounted
volume-based pricing on wireless-related products and services and in the warranties Sprint PCS receives from its vendors, as is commercially reasonable and to the extent permitted by applicable procurement agreements (e.g., agreements related to network infrastructure equipment, subscriber equipment, interconnection, and collocation). Sprint PCS will use commercially reasonable efforts to obtain for managers the same price Sprint PCS receives from vendors; this does not prohibit Sprint PCS from entering into procurement agreements that do not provide managers with the Sprint PCS prices.

     Manager must purchase subscriber and infrastructure equipment from a Sprint PCS approved list of products, which will include a selection from a variety of manufacturers. Where required, the products must include proprietary software developed by the manufacturers for Sprint PCS or by Sprint PCS to allow seamless interoperability in the Sprint PCS Network. Sprint PCS or the vendor may require Manager to execute a separate license agreement for the software prior to Manager's use of the software.

     Manager may only make purchases under this Section 1.3 for items to be used exclusively in the Service Area (e.g., Manager may not purchase base stations under a Sprint PCS contract for use in a system not affiliated with Sprint PCS).

     1.4 Interconnection. If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and contracts, Sprint PCS may arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager.

     1.5 Seamlessness. Manager will design and operate its systems, platforms, products and services in the Service Area and the Service Area Network so as to seamlessly interface them into the Sprint PCS Network.

     1.6 Forecasting. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics including traffic volumes, handset sales, subscribers and Collected Revenues for the Sprint PCS Products and Services. The forecasts are for planning purposes only and do not constitute Manager's obligation to meet the quantities forecast.

     1.7 Financing. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on
Exhibit 1.7.  Manager will allow Sprint PCS an opportunity to review before
-----------
filing any registration statement or prospectus or any amendment or supplement thereto before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

     1.8 Ethical Conduct and Related Covenants. Each party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.

                           2.  BUILD-OUT OF NETWORK

     2.1 Build-out Plan. Manager will build-out the Service Area Network in the Service Area in accordance with a Build-out Plan. Sprint PCS and Manager will jointly develop each Build-out Plan, except the initial Build-out Plan and any modifications, additions or expansions of the Build-out Plan will be subject to prior written approval by Sprint PCS. Manager will report to Sprint PCS its performance regarding the critical milestones included in the Build-out Plan on a periodic basis as mutually agreed to by the parties, but no less frequently than quarterly. The Build-out Plan and the Service Area Network as built must comply with Sprint PCS Program Requirements and federal and local regulatory requirements.

     Sprint PCS approves the Build-out Plan in effect as of the date of this agreement, which Build-out Plan is attached as Exhibit 2.1. Each new or amended
                                               -----------
Build-out Plan will also become part of Exhibit 2.1.
                                        -----------

     2.2 Compliance with Regulatory Rules. During the build-out of the Service Area Network, Sprint PCS authorizes Manager to make all filings with regulatory authorities regarding the build-out, including filings with the Federal Aviation Administration, environmental authorities, and historical districts. Manager may further delegate its duty under this Section 2.2 to a qualified site acquisition company. Manager must ensure that a copy of every filing is given to Sprint PCS. Manager must ensure that Sprint PCS is notified in writing of any contact by a regulatory agency including the FCC with Manager or Manager's site acquisition company regarding any filing. Sprint PCS has the right to direct any proceeding, inquiry, dispute, appeal or other activity with a regulatory or judicial authority regarding any filing made on behalf of Sprint PCS. Manager will amend, modify, withdraw, refile and otherwise change any filing as Sprint PCS requires. Notwithstanding the preceding sentences in this
Section 2.2, and in conjunction with Section 16, Sprint PCS is solely responsible for making any and all filings with the FCC regarding the build-out. Manager will notify Sprint PCS of any activity, event or condition related to the build-out that might require an FCC filing.

     2.3 Exclusivity of Service Area. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

          (a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

          (b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area so long as such resale is not contrary to the terms and conditions of this agreement; and

          (c) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement.

     2.4 Restriction. In geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement, Manager must not offer any Sprint PCS Products or Services specifically designed for the competitive local exchange market ("fixed wireless local loop"), except that:

          (a) Manager may designate the local exchange carrier that is a Related Party of Sprint PCS to be the exclusive distributor of the fixed wireless local loop product in the territory served by the local exchange carrier, even if a portion of its territory is within the Service Area; or

          (b) Manager may sell the fixed wireless local loop product under the terms and conditions specified by Sprint PCS (e.g., including designation by Sprint PCS of an exclusive distribution agent for the territory).

     This restriction exists with respect to a particular geographic area only so long as Sprint PCS or its Related Party owns such incumbent local exchange carrier.

     Nothing in this Section 2.4 prohibits Manager from offering Sprint PCS Products and Services primarily designed for mobile functionality. The restricted markets as of the date of this agreement are set forth on Exhibit
                                                                     -------
2.4.
---

     2.5 Coverage Enhancement. Sprint PCS and Manager agree that maintaining a high standard of customer satisfaction regarding network capacity and footprint is a required element of the manager and affiliate programs. Sprint PCS intends to expand network coverage to build all cells that cover at least 5,000 pops and all interstate and major highways in the areas not operated by Manager or Other Managers. Accordingly, Manager agrees to build-out New Coverage when directed by Sprint PCS as set forth in this Section 2.5. Sprint PCS agrees not to require any New Coverage build-out during the first two years of this Agreement, nor any New Coverage that exceeds the capacity and footprint parameters that Sprint PCS has adopted for all of its comparable markets.

     Sprint PCS will give to Manager a written notice of any New Coverage within the Service Area that Sprint PCS decides should be built-out. Such notice will include an analysis completed by Sprint PCS demonstrating that such required build-out should be economically advantageous to Manager. Such analysis will be generated in good faith and will be based on then-currently available information, however Sprint PCS makes no warranties or representations regarding the accuracy of, nor will Sprint PCS be bound by, or guarantee the accuracy of, such analysis. Manager must confirm to Sprint PCS within 90 days after receipt of the notice that Manager will build-out the New Coverage and deliver to Sprint PCS with such confirmation Manager's proposed amendment to the Build-out Plan and a description of the manner and timing in which it will finance such build-out.

     If Manager confirms, within such 90-day period, its intention to build-out the New Coverage, then Manager and Sprint PCS will diligently finalize an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and
2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to construct and implement the New Coverage. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by Manager. Manager will construct and operate the New Coverage in accordance with the terms of this Agreement, and the New Coverage will be included in the Service Area Network for purposes of this agreement.

     If Manager fails to confirm, within such 90-day period, its intention to build-out the New Coverage, declines to complete such build-out, or fails to complete such build-out in accordance with the amended Build-out Plan, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

     Notwithstanding the preceding paragraphs in this Section 2.5, the capacity and footprint parameters contained in the amended Build-out Plan will not be required to exceed the parameters adopted by Sprint PCS in building out all of its comparable service areas, unless such build-out relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to build-out the New Coverage concurrently with Sprint PCS' build-out, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues its related build-out.

     If Sprint PCS requires build-out of New Coverage that will:

          (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

          (b) cause the long-term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the required New Coverage.

     The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the New Coverage. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to complete the New Coverage following the Chief Officer's review, then if Manager and Sprint PCS fail to agree to an amended Build-out Plan within 15 days after completion of the reconsideration process described above in this paragraph or the end of the 90-day period described in the second paragraph of this Section 2.5, whichever occurs first, then an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.2.2.1.

     2.6 Purchase of Assets by Manager. If Sprint PCS has assets located in the Service Area that Manager could reasonably use in its construction of the Service Area Network and if Sprint PCS is willing to sell such assets, then Manager agrees to purchase from Sprint PCS and Sprint PCS agrees to sell to Manager the assets in accordance with the terms and conditions of the asset purchase agreement attached as Exhibit 2.6.
                               -----------

     2.7 Microwave Relocation. Sprint PCS will relocate interfering microwave sources in the spectrum in the Service Area to the extent necessary to permit the Service Area Network to carry the anticipated call volume as set out in the Build-out Plan. If the spectrum cleared is not sufficient to carry the actual call volume then Sprint PCS will clear additional spectrum of its choosing to accommodate the call volume. Sprint PCS may choose to clear spectrum one carrier at a time. The parties will share equally all costs associated with clearing spectrum under this Section 2.7.

     2.8 Determination of pops. If any provision in this agreement requires the determination of pops in a given area, then the pops will be determined using the census block group pop forecast then used by Sprint PCS, except that a different forecast will be used for any FCC filing and in preparing the Build-out Plan if required by the FCC. Sprint PCS presently uses the forecast of Equifax/NDS, but it may choose in its sole discretion to use another service that provides comparable data.

                    3.  PRODUCTS AND SERVICES; IXC SERVICES

     3.1 Sprint PCS Products and Services. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Section 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify
                                              -----------
the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1. If Sprint PCS begins offering
                            -----------
nationally a Sprint PCS Product or Service that is a Manager's Product or Service, such Manager's Product or Service will become a Sprint PCS Product or Service under this agreement.

     3.2 Other Products and Services. Manager may offer wireless products and services that are not Sprint PCS Products and Services, on the terms Manager determines, if the offer of the additional products and services:

          (a)  does not violate the obligations of Manager under this agreement;

          (b) does not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

          (c)  complies with the Trademark License Agreements; and

          (d) does not materially impede the development of the Sprint PCS Network.

     Manager will not offer any products or services under this Section 3.2 that are confusingly similar to Sprint PCS Products and Services. Manager must request that Sprint PCS determine whether Sprint PCS considers a product or service to be confusingly similar to any Sprint PCS Products and Services by providing advance written notice to Sprint PCS that describes those products and services that could be interpreted to be confusingly similar to Sprint PCS Products and Services. If Sprint PCS fails to provide a response to Manager within 30 days after receiving the notice, then the products and services are deemed to create confusion with the Sprint PCS Products and Services and the request therefore rejected. In rejecting any request Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection.

     3.3 Cross-selling with Sprint. Manager and Sprint and Sprint's Related Parties may enter into arrangements to sell Sprint's services, including long distance service (except those long distance services governed by Section 3.4), Internet access, customer premise equipment, prepaid phone cards, and any other services that Sprint or its Related Parties make available from time to time. Sprint's services may be packaged with the Sprint PCS Products and Services.

     If Manager chooses to resell the long distance services, Internet access or competitive local telephone services including prepaid phone cards, of third parties (other than Manager's Related Parties), Manager will give Sprint the right of last offer to provide those services on the same terms and conditions as the offer to which Manager is prepared to agree, subject to the terms of any existing agreements Manager was subject to prior to execution of this agreement.

     If Sprint sells Sprint PCS Products and Services in the Service Area, Manager will provide such Sprint PCS Products and Services to such customers in accordance with the terms and conditions of the Sprint PCS National or Regional Distribution Program Requirements.

     3.4 IXC Services. Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates. Long distance telephone calls are those calls between the local calling area for the Service Area Network and areas outside the local calling area. The local calling area will be defined by mutual agreement of Sprint PCS and Manager. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in Section 14. Any arrangement must have terms at least as favorable to Manager (in all material respects) as those offered by Sprint to any wholesale customer of Sprint in comparable circumstances (taking into consideration volume, traffic patterns, etc.). If Manager is bound by an agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this
Section 3.4 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.4 do apply.

     3.5  Resale of Products and Services

          3.5.1 Mandatory Resale of Products and Services. Sprint PCS is subject to FCC rules that require it to allow its service plans to be resold by a purchaser of the service plan. Sprint PCS will not grant the purchaser of a service plan the right to use any of the support services offered by Sprint PCS, including customer care, billing, collection, and advertising, nor the right to use the Brands. The reseller only has the right to use the service purchased. Consequently, Manager agrees not to interfere with any purchaser of the Sprint PCS Products or Services who resells the service plans in accordance with this agreement and applicable law. Manager will notify purchaser that the purchaser does not have a right to use the Brands or Sprint PCS' support services. In addition, Manager will notify Sprint PCS if it reasonably believes a reseller of retail service plans is using the support services or Brands.

          3.5.2 Voluntary Resale of Products and Services. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands, except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS.

     If Sprint PCS chooses to offer a voluntary resale product, it will adopt a program that will be a Program Requirement under this agreement and that addresses the manner in which Manager and Other Managers interact with the resellers. Manager must agree to comply with the terms of the program, including its pricing provisions, if Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated. Usage of telecommunications services while in the Service Area by subscribers of resellers with NPA-NXXs from outside the Service Area will be subject to the pricing provisions of the Sprint PCS Roaming and Inter Service Area Program for roaming and inter service area pricing between Manager and Sprint PCS unless Manager agrees in writing to different pricing.

     Except as required under the regulations and rules concerning mandatory resale, Manager may not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing.

     3.6 Non-competition. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

     Within the Service Area, Manager and Manager's Related Parties may offer, market or promote telecommunications products or services only under the following brands:

          (a)  products or services with the Brands;

          (b)  other products and services approved under Section 3.2;

          (c)  products or services with Manager's brand; or

          (d)  products or services with the brands of Manager's Related
               Parties,
except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager or Manager's Related Parties on these products and services.

     If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

     3.7 Right of Last Offer. Manager will offer to Sprint the right to make to Manager the last offer to provide backhaul and transport services for call transport for the Service Area Network, if Manager decides to use third parties for backhaul and transport services rather than self-provisioning the services or purchasing the services from Related Parties of Manager. Sprint will have a reasonable time to respond to Manager's request for last offer to provide backhaul and transport pricing and services, which will be no greater than 5 Business Days after receipt of the request for the services and pricing from Manager.

     If Manager has an agreement in effect as of the date of this agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.7 do apply.

                      4.  MARKETING AND SALES ACTIVITIES

     4.1 Sprint PCS National or Regional Distribution Program Requirements. During the term of this agreement, Manager must participate in any Sprint PCS National or Regional Distribution Program (as in effect from time to time), and will pay or receive compensation for its participation in accordance with the terms and conditions of that program. The Sprint PCS National or Regional Distribution Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.1.
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          4.1.1 Territorial Limitations on Manager's Distribution Activities. Neither Manager nor any of its Related Parties will market, sell or distribute Sprint PCS Products and Services outside of the Service Area, except:

          (a) as otherwise agreed upon by the parties in advance in writing; or

          (b) Manager may place advertising in media that has distribution outside of the Service Area, so long as that advertising is intended by Manager to reach primarily potential customers within the Service Area.

          4.1.2 Settlement of Equipment Sales. Sprint PCS will establish a settlement policy and process that will be included in the Sprint PCS National or Regional Distribution Program Requirements to:

          (a) reconcile sales of subscriber equipment made in the service areas of Sprint PCS or Other Managers of Sprint PCS, that result in activations in the Service Area; and

          (b) reconcile sales of subscriber equipment made in the Service Area that result in activations in service areas of Sprint PCS or Other Managers.

     In general, the policy will provide that the party in whose service area the subscriber equipment is activated will be responsible for the payment of any subsidy (i.e., the difference between the price paid to the manufacturer and the suggested retail price for direct channels or the difference between the price paid to the manufacturer and the wholesale price for third party retailers) and for other costs associated with the sale, including logistics, inventory carrying costs, direct channel commissions and other retailer compensation.

          4.1.3  Use of Third-Party Distributors.

          (a) Manager may request that Sprint PCS and a local distributor enter into Sprint PCS' standard distribution agreement regarding the purchase from Sprint PCS of handsets and accessories. Sprint PCS will use commercially reasonable efforts to reach agreement with the local distributor. Sprint PCS may refuse to enter into a distribution agreement with a distributor for any reasonable reason, including that the distributor fails to pass Sprint PCS' then current credit and background checks or the distributor fails to agree to the standard terms of the Sprint PCS distribution agreement. Any local distributor will be subject to the terms of the Trademark License Agreements or their equivalent. Manager will report to Sprint PCS the activities of any local distributor that Manager believes to be in violation of the distribution agreement.

          (b) Manager may establish direct local distribution programs in accordance with the Sprint PCS National or Regional Distribution Program Requirements, subject to the terms and conditions of the Trademark License Agreements and the non-competition and other provisions contained in this agreement. If Manager sells Sprint PCS handsets and accessories directly to a local distributor:

               (i) Sprint PCS has the right to approve or disapprove a particular distributor,

               (ii) Manager is responsible for such distributor's compliance with the terms of the Trademark License Agreements and the other provisions contained in this agreement, and

               (iii) Manager must retain the right to terminate the distribution rights of the local distributor when so instructed by Sprint PCS (even if Sprint PCS initially approved or did not exercise its right to review the distributor).

     4.2 Sprint PCS National Accounts Program Requirements. During the term of this agreement, Manager must participate in the Sprint PCS National Accounts Program (as in effect from time to time), and will be entitled to compensation for its participation and will be required to pay the expenses of the program in accordance with the terms and conditions of that program. The Sprint PCS National Accounts Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.2.
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     4.3 Sprint PCS Roaming and Inter Service Area Program Requirements. Manager will participate in the Sprint PCS Roaming and Inter Service Area Program established and implemented by Sprint PCS, including roaming price plans and inter-carrier settlements. The Sprint PCS Roaming and Inter Service Area Program Requirements in effect as of the date of this agreement are attached as
Exhibit 4.3.
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     As part of the Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS will establish a settlement policy and process to equitably distribute between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) the revenues received by one member for services used by its customers when they travel into other members' service areas.

     4.4 Pricing. Manager will offer and support all Sprint PCS pricing plans designated for regional or national offerings of Sprint PCS Products and Services (e.g., national inter service area rates, regional home rates, and local price points). The Sprint PCS pricing plans as of the date of this agreement are attached as Exhibit 4.4. Sprint PCS may modify the Sprint PCS
                          -----------
pricing plans from time to time in its sole discretion by delivering to Manager a new Exhibit 4.4.
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     Additionally, with prior approval from Sprint PCS, which approval will not be unreasonably withheld, Manager may establish price plans for Sprint PCS Products and Services that are only offered in its local market, subject to:

          (a) the non-competition and other provisions contained in this agreement;

          (b)  consistency with regional and national pricing plans;

          (c)  regulatory requirements; and

          (d) capability and cost of implementing rate plans in Sprint PCS systems (if used).

     Manager must provide advance written notice to Sprint PCS with details of any pricing proposal for Sprint PCS Products or Services in the Service Area. If Sprint PCS fails to respond to Manager within 10 Business Days after receiving such notice, then the price proposed for those Sprint PCS Products or Services is deemed approved.

     At the time Sprint PCS approves a pricing proposal submitted by Manager, Sprint PCS will provide Manager an estimate of the costs and expenses and applicable time frames required for Sprint PCS to implement the proposed pricing plan. Manager agrees to promptly reimburse Sprint PCS for any cost or expense incurred by Sprint PCS to implement such a pricing plan, which will not exceed the amount estimated by Sprint PCS if Manager waited for Sprint PCS' response to Manager's proposal.

     4.5  Home Service Area.   Sprint PCS and Manager will agree to the initial
home service area for each base station in the Service Area Network prior to the date the Service Area Network goes into commercial operation. If the parties cannot agree to the home service area for each base station in the Service Area Network, then the parties will use the dispute resolution process in Section 14 of this agreement to assign each base station to a home service area.

                               5.  USE OF BRANDS

     5.1  Use of Brands.

          (a) Manager must enter into the Trademark License Agreements on or before the date of this agreement.

          (b) Manager must use the Brands exclusively in the marketing, promotion, advertisement, distribution, lease or sale of any Sprint PCS Products and Services within the Service Area, except Manager may use other brands to the extent permitted by the Trademark License Agreements and not inconsistent with the terms of this agreement.

          (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell any of the Sprint PCS Products and Services or Manager's Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (i) for sales to resellers required under this agreement, or (ii) as permitted under the Trademark License Agreements.

          (d) The provisions of this Section 5.1 do not prohibit Manager from including Sprint PCS Products and Services under the Brands within the Service Area as part of a package with its other products and services that bear a different brand or trademark.

     The provisions of this Section 5.1 do not apply to the extent that they are inconsistent with applicable law or in conflict with the Trademark License Agreements.

     5.2 Conformance to Marketing Communications Guidelines. Manager must conform to the Marketing Communications Guidelines in connection with the marketing, promotion, advertisement, distribution, lease and sale of any of the Sprint PCS Products and Services. The Marketing Communications Guidelines in effect as of the date of this agreement are attached as Exhibit 5.2. Sprint and
                                                        -----------
Sprint Spectrum may amend the Marketing Communications Guidelines from time to time in accordance with the terms of the Trademark License Agreements.

     5.3  Joint Marketing With Third Parties.

          (a) Manager may engage in various joint marketing activities (e.g., promotions with sports teams and entertainment providers or tournament sponsorships) with third parties in the Service Area from time to time during the term of this agreement with respect to the Sprint PCS Products and Services, except that Manager may engage in the joint marketing activities only if the joint marketing activities:

               (i) are conducted in accordance with the terms and conditions of the Trademark License Agreements and the Marketing Communications Guidelines;

               (ii)   do not violate the terms of this agreement;

               (iii) are not likely (as determined by Sprint PCS, in its sole discretion) to cause confusion between the Brands and any other trademark or service mark used in connection with the activities;

               (iv) are not likely (as determined by Sprint, in its sole discretion) to cause confusion between the Sprint Brands and any other trademark or service mark used in connection with the activities; and

               (v) are not likely (as determined by Sprint PCS, in its sole discretion) to give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements. Manager will not engage in any activity that includes co-branding involving use of the Brands (that is, the marketing, promotion, advertisement, distribution, lease or sale of any of the Sprint PCS Products and Services under the Brands and any other trademark or service mark), except as provided in the Trademark License Agreements.

          (b) Manager must provide advance written notice to Sprint PCS describing any joint marketing activities that may:

               (i) cause confusion between the Brands and any other trademark or service mark used in connection with the proposed activities; or

               (ii) give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

          (c) If Sprint PCS fails to provide a response to Manager within 20 days after receiving such notice, then the proposed activities are deemed, as the case may be:

               (i) not to create confusion between the Brands and any other trademark or service mark; or

               (ii) not to give rise to the perception that Manager's products and services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

     5.4 Prior Approval of Use of Brands. Manager must obtain advance written approval from Sprint for use of the Sprint Brands to the extent required by the Sprint Trademark and Service Mark License Agreement and from Sprint PCS for use of the Sprint PCS Brands to the extent required by the Sprint Spectrum Trademark and Service Mark License Agreement. Sprint PCS will use commercially reasonable efforts to facilitate any review of Manager's use of the Brands, if Sprint PCS is included in the review process.

     5.5 Duration of Use of Brand. Manager is entitled to use the Brands only during the term of the Trademark License Agreements and any transition period during which Manager is authorized to use the Brands following the termination of the Trademark License Agreements.

                         6.  ADVERTISING AND PROMOTION

     6.1 National Advertising and Promotion. Sprint PCS is responsible for (a) all national advertising and promotion of the Sprint PCS Products and Services, including the costs and expenses related to national advertising and promotions, and (b) all advertising and promotion of the Sprint PCS Products and Services in the markets where Sprint PCS operates without the use of an Other Manager.

     6.2 In-Territory Advertising and Promotion. Manager must advertise and promote the Sprint PCS Products and Services in the Service Area (and may do so in the areas adjacent to the Service Area so long as Manager intends that such advertising or promotion primarily reach potential customers within the Service
Area). Manager must advertise and promote the Sprint PCS Products and Services in accordance with the terms and conditions of this agreement, the Trademark License Agreements and the Marketing Communication Guidelines. Manager is responsible for the costs and expenses incurred by Manager with respect to Manager's advertising and promotion activities in the Service Area.

     Manager will be responsible for a portion of the cost of any promotion or advertising done by third party retailers in the Service Area (e.g., Best Buy) in accordance with any cooperative advertising arrangements based on per unit handset sales.

     Sprint PCS has the right to use in any promotion or advertising done by Sprint PCS any promotion or advertising materials developed by Manager from time to time with respect to the Sprint PCS Products and Services. Sprint PCS will reimburse Manager for the reproduction costs related to such use.

     Sprint PCS will make available to Manager the promotion or advertising materials developed by Sprint PCS from time to time with respect to Sprint PCS Products and Services in current use by Sprint PCS (e.g., radio ads, television ads, design of print ads, design of point of sale materials, retail store concepts and designs, design of collateral). Manager will bear the cost of using such materials (e.g., cost of local radio and television ad placements, cost of printing collateral in quantity, and building out and finishing retail stores).

     6.3 Review of Advertising and Promotion Campaigns. Sprint PCS and Manager will jointly review the upcoming marketing and promotion campaigns of Manager with respect to Sprint PCS Products and Services (including advertising and promotion expense budgets) and will use good faith efforts to coordinate Manager's campaign with Sprint PCS' campaign to maximize the market results of both parties. Sprint PCS and Manager may engage in cooperative advertising or promotional activities during the term of this agreement as the parties may agree in writing.

     6.4  Public Relations.   If Manager conducts local public relations
efforts, then Manager must conduct the local public relations efforts consistent with the Sprint PCS Communications Policies. The Sprint PCS Communications Policies as of the date of this agreement are attached as Exhibit 6.4. Sprint
                                                          -----------
PCS may modify the Sprint PCS Communications Policies from time to time by delivering to Manager a new Exhibit 6.4.
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                 7.  SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

     7.1  Conformance to Sprint PCS Technical Program Requirements.

          (a) Manager must meet or exceed the Sprint PCS Technical Program Requirements established by Sprint PCS from time to time for the Sprint PCS Network. Manager will be deemed to meet the Sprint PCS Technical Program Requirements if:

               (i) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Sprint PCS Technical Program Requirements; or

               (ii) Sprint PCS is responsible under the Services Agreement to ensure the Service Area Network complies with the Sprint PCS Technical Program Requirements.

          (b) Manager must demonstrate to Sprint PCS that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network. Once the Service Area Network is connected to the Sprint PCS Network, Manager must continue to comply with the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the Sprint PCS Technical Program Requirements adopted for Manager will be the same Sprint PCS Technical Program Requirements applied by Sprint PCS to the Sprint PCS Network.

     7.2 Establishment of Sprint PCS Technical Program Requirements. Sprint PCS has delivered to Manager a copy of the current Sprint PCS Technical Program Requirements, attached as Exhibit 7.2. Sprint PCS drafted the Sprint PCS
                          -----------
Technical Program Requirements to ensure a minimum, base-line level of quality for the Sprint PCS Network. The Sprint PCS Technical Program Requirements include standards relating to voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system design, capacity, and call blocking ratio. Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network (subject to change in accordance with Section 9.1).

     7.3 Handoff to Adjacent Networks. If technically feasible and commercially reasonable, Manager will operate the Service Area Network in a manner that permits a seamless handoff of a call initiated on the Service Area Network to any adjacent PCS network that is part of the Sprint PCS Network, as specified in the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the terms and conditions for seamless handoffs adopted for the Service Area Network will be the same as the terms Sprint PCS applies to the other parts of the Sprint PCS Network for similar configurations of equipment.

             8.  SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

     8.1 Compliance With Sprint PCS Customer Service Program Requirements. Manager must comply with the Sprint PCS Customer Service Program Requirements in providing the Sprint PCS Products and Services to any customer of Manager, Sprint PCS or any Sprint PCS Related Party. Manager will be deemed to meet the standards if:

          (a) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Program Requirements; or

          (b) Manager has delegated to Sprint PCS under the Services Agreement responsibility to ensure the Service Area Network complies with the Sprint PCS Customer Service Standards.

     Sprint PCS has delivered to Manager a copy of the Sprint PCS Customer Service Standards, which are attached as Exhibit 8.1.
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                      9.  SPRINT PCS PROGRAM REQUIREMENTS

     9.1  Program Requirements Generally.   This agreement contains numerous
references to Sprint PCS National and Regional Distribution Program Requirements, Sprint PCS National Accounts Program Requirements, Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS Technical Program Requirements and Sprint PCS Customer Service Program Requirements. This agreement also provides under Section 3.5.2 for the offering by Sprint PCS of a voluntary resale product through a program, which program, if adopted, will be a Program Requirement under this agreement. Sprint PCS may unilaterally amend from time to time in the manner described in Section 9.2 all Program Requirements mentioned in this agreement. The most current version of the Program Requirements mentioned in the first sentence of this Section 9.1 have been provided to Manager. Manager has reviewed the Program Requirements and adopts them for application in the Service Area.

     9.2 Amendments to Program Requirements. Sprint PCS may amend any of the Program Requirements, subject to the following conditions:

          (a) The applicable Program Requirements, as amended, will apply equally to Manager, Sprint PCS and each Other Manager, except if Manager and Sprint PCS agree otherwise or if Sprint PCS grants a waiver to Manager. Sprint PCS may grant waivers to Other Managers without affecting Manager's obligation to comply with the Program Requirements;

          (b) Each amendment will be reasonably required to fulfill the purposes set forth in Section 1.2 with respect to uniform and consistent operations of the Sprint PCS Network and the presentation of Sprint PCS Products and Services to customers in a uniform and consistent manner;

          (c) Each amendment will otherwise be on terms and conditions that are commercially reasonable with respect to the construction, operation and management of the Sprint PCS Network. With respect to any amendment to the Program Requirements, Sprint PCS will provide for reasonable transition periods and, where appropriate, may provide for grandfathering provisions for existing activities by Manager that were permitted under the applicable Program Requirements before the amendment;

          (d) Sprint PCS must give Manager reasonable, written notice of the amendment, but in any event the notice will be given at least 30 days prior to the effective date of the amendment; and

          (e) Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint

     PCS. Sprint PCS will determine what constitutes a commercially reasonable period of time taking into consideration relevant business factors, including the strategic significance of the changes to the Sprint PCS Network, the relationship of the changes to the yearly marketing cycle, and the financial demands on and capacity generally of Other Managers. Notwithstanding the preceding two sentences, Manager will not be required to implement any change in the Service Area Network or the business of Manager required by an amendment to a Program Requirement until Sprint PCS has implemented the required changes in substantially all of that portion of the Sprint PCS Network that Sprint PCS operates without the use of a manager or affiliate, unless the amendment to the Program Requirement relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to implement the changes in the Service Area Network or Manager's business concurrently with Sprint PCS, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues the Program Requirement changes prior to implementation.

     Sprint PCS may grant Manager appropriate waivers and variances from the requirements of any Program Requirements. Sprint PCS has the right to adopt any Program Requirements that implement any obligation regarding the Service Area Network mandated by law.

     Any costs and expenses incurred by Manager in connection with conforming to any change to the Program Requirements during the term of this agreement are the responsibility of Manager.

     9.3 Manager's Right to Request Review of Changes. If Sprint PCS announces a change to a Program Requirement that will:

          (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

          (b) cause the long term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the change.

     The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request and render a decision regarding the change. If after the review and decision by the Vice President or designee, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President or designee reports review the matter. If Sprint PCS still requires Manager to implement the change to the Program Requirement following the Chief Officer's review, then upon Manager's failure to implement the change an Event of Termination will be deemed to have occurred under Section 11.3.3, Manager will not have a right to cure such breach, and Sprint PCS may exercise its rights and remedies under Section 11.6.

     9.4 Sprint PCS' Right to Implement Changes. If Manager requests Sprint PCS to reconsider a change to a Program Requirement as permitted under Section
9.3 and Sprint PCS decides it will not require Manager to make the change, Sprint PCS may, but is not required to, implement the change at Sprint PCS' expense, in which event Manager will be required to operate the Service Area Network, as changed, but Sprint PCS will be entitled to any revenue derived from the change.

     9.5 Rights of Inspection. Sprint PCS and its authorized agents and representatives may enter upon the premises of any office or facility operated by or for Manager at any time, with reasonable advance notice to Manager if possible, to inspect, monitor and test in a reasonable manner the Service Area Network, including the facilities, equipment, books and records of Manager, to ensure that Manager has complied or is in compliance with all covenants and obligations of Manager under this agreement, including Manager's obligation to conform to the Program Requirements. The inspection, monitoring and testing may not disrupt the operations of the office or facility, nor impede Manager's access to the Service Area Network.

     9.6 Manager's Responsibility to Interface with Sprint PCS. Manager will use platforms fully capable of interfacing with the Sprint PCS platforms in operating the Service Area Network and in providing Sprint PCS Products and Services. Manager will pay the expense of making its platforms fully capable of interfacing with Sprint PCS, including paying for the following:

               (i)    connectivity;

               (ii) any changes that Manager requests Sprint PCS to make to Sprint PCS systems to interconnect with Manager's systems that Sprint PCS, in its sole discretion, agrees to make;

               (iii)  equipment to run Manager's software;

               (iv)   license fees for Manager's software; and

               (v)    Manager's upgrades or changes to its platforms.

                                   10.  FEES

     10.1 Fees and Payments.

          10.1.1 Fee Based on Collected Revenues. Sprint PCS will pay to Manager a weekly fee equal to 92% of Collected Revenues for the week for all obligations of Manager under this Agreement. The fee will be due on Thursday of the week following the week for which the fee is calculated.

          10.1.2 Payment of Universal Service Funds. Sprint PCS and Manager will share any federal and state subsidy funds (e.g., payments by a state of universal service fund subsidies to Sprint PCS or Manager), if any, received by Sprint PCS or Manager for customers who reside in the portion of the Service Area served by the Service Area Network. Manager is entitled to 92% of any amount received by either party and Sprint PCS is entitled to 8% of such amounts.

          10.1.3 Inter Service Area Fees. Sprint PCS will pay to Manager monthly a fee as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer of Sprint PCS or one of the Other Managers whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network. Manager will pay to Sprint PCS a fee, as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer whose NPA-NXX is assigned to the Service Area Network uses a portion of the Sprint PCS Network other than the Service Area Network. Manager acknowledges that the manner in which the NPA-NXX is utilized could change, which will require a modification in the manner in which the inter service area fees, if any, will be calculated.

          10.1.4 Interconnect Fees. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under Section 1.4.

          10.1.5 Outbound Roaming Fees. If not otherwise provided under any Program Requirement:

          (a) Sprint PCS will pay to Manager monthly the amount of Outbound Roaming fees that Sprint PCS collects for the month from end users whose NPA-NXX is assigned to the Service Area; and

          (b) Manager will pay to Sprint PCS (or to a clearinghouse or other carrier as appropriate) the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

          10.1.6 Reimbursements. Manager will pay to or reimburse Sprint PCS for any amounts that Sprint PCS is required to pay to a third party (e.g., a telecommunications carrier) to the extent Sprint PCS already paid such amount to Manager under this Section 10.

     10.2 Monthly True Up. Manager will report to Sprint PCS monthly the amount of Collected Revenues received directly by the Manager (e.g., customer mails payment to the business address of Manager rather than to the lockbox or a customer pays a direct sales force representative in cash). Sprint PCS will on a monthly basis true up the fees and payments due under Section 10.1 against the actual payments made by Sprint PCS to Manager. Sprint PCS will provide to Manager a true up report each month showing the true up and the net amount due from one party to the other, if any. If the weekly payments made to Manager exceed the actual fees and payments due to Manager, then Manager will remit the amount of the overpayment to Sprint PCS within 5 Business Days after receiving the true up report from Sprint PCS. If the weekly payments made to Manager are less than the actual fees and payments due to Manager, then Sprint PCS will remit the shortfall to Manager within 5 Business Days after sending the true up report to Manager.

     If a party disputes any amount on the true up report, the disputing party must give the other party written notice of the disputed amount and the reason for the dispute within 90 days after it receives the true up report. The dispute will be resolved through the dispute resolution process in Section 14. The parties must continue to pay to the other party any undisputed amounts owed under this agreement during the dispute resolution process. The dispute of an item does not stay or diminish a party's other rights and remedies under this agreement.

     10.3 Taxes. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

     Manager will report all taxable property to the appropriate taxing authority for ad valorem tax purposes. Manager will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate and personal property owned by Manager or used by Manager in fulfilling its obligations under this agreement.

     Manager is responsible for paying all sales, use, or similar taxes on the purchase and use of its equipment, advertising, and other goods or services in connection with this agreement.

     10.4 Collected Revenues Definition. "Collected Revenues" means actual payments received by or on behalf of Sprint PCS or Manager for Sprint PCS Products and Services from others, including the customers, whose NPA-NXX is the same as that for the portion of the Service Area served by the Service Area Network. In determining Collected Revenues the following principles will apply.

          (a)  The following items will be treated as follows:

               (i) Collected Revenues do not include revenues from federal and state subsidy funds; they are handled separately as noted in Section 10.1.2;

               (ii) Collected Revenues do include any amounts received for the payment of Inbound Roaming charges and interconnect fees when calls are carried on the Service Area Network; and

               (iii) Collected Revenues do not include any amounts received with respect to any changes made by Sprint PCS under Section 9.4.

          (b) The following items are not Collected Revenues; Sprint PCS is obligated to remit the amounts received with respect to such items, if any, to Manager, as follows:

               (i)    inter service area payments will be paid as provided under
     Section 10.1.3;

               (ii) Outbound Roaming and related charges will be paid as provided under Section 10.1.5;

               (iii) proceeds from the sale or lease of subscriber equipment and accessories will be paid to Manager, subject to the equipment settlement process in Section 4.1.2;

               (iv) proceeds from sales not in the ordinary course of business (e.g., sales of switches, cell sites, computers, vehicles or other fixed assets);

               (v) any amounts collected with respect to sales and use taxes, gross receipts taxes, transfer taxes, and similar taxes, administrative fees, telecommunications fees, and surcharges for taxes and fees that are collected by a carrier for the benefit of a governmental authority, subject to Manager's obligation under Section 10.3; and

               (vi) Manager will be entitled to 100% of all revenues received by Sprint PCS with respect to sales of Manager's Products and Services.

          (c) The following items are not Collected Revenues; neither party is obligated to remit any amounts respecting such items:

               (i) reasonable adjustments of a customer's account (e.g., if Sprint PCS or Manager reduces a customer's bill, then the amount of the adjustment is not Collected Revenues); and

               (ii) amount of bad debt and fraud associated with customers whose NPA-NXX is assigned to the Service Area (e.g., if Sprint PCS or Manager writes off a customer's bill as a bad debt, there are no Collected Revenues on which a fee is due to Manager).

     10.5 Late Payments. Any amount due under this Section 10 that is not paid by one party to the other party in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date until (and including) the date paid.

     10.6 Setoff Right If Failure To Pay Amounts Due. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, the

Services Agreement, or any other agreement with Sprint PCS or a Related Party of Sprint PCS, then Sprint PCS may setoff against its payments to Manager under this Section 10, the following amounts:

          (a) any amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS, including amounts due under the Services Agreement; and

          (b) any amount that Sprint PCS reasonably estimates will be due to Sprint PCS for the current month under the Services Agreement (e.g., if under the Services Agreement customer care calls are billed monthly, Sprint PCS can deduct from the weekly payment to Manager an amount Sprint PCS reasonably estimates will be due Sprint PCS on account of such customer care calls under the Services Agreement).

     On a monthly basis Sprint PCS will true up the estimated amounts deducted against the actual amounts due Sprint PCS and Sprint PCS' Related Parties. If the estimated amounts deducted by Sprint PCS exceed the actual amounts due to Sprint PCS and Sprint PCS' Related Parties, then Sprint PCS will remit the excess to Manager with the next weekly payment. If the estimated amounts deducted are less than the actual amounts due to Sprint PCS and its Related Parties, then Sprint PCS may continue to setoff the payments to Manager against the amounts due to Sprint PCS and Sprint PCS' Related Parties. This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.

          11.  TERM; TERMINATION; EFFECT OF TERMINATION

     11.1 Initial Term. This agreement commences on the date of execution and, unless terminated earlier in accordance with the provisions of this Section 11, continues for a period of 20 years (the "Initial Term").

     11.2 Renewal Terms. Following expiration of the Initial Term, this agreement will automatically renew for 3 successive 10-year renewal periods (for a maximum of 50 years including the Initial Term), unless at least 2 years prior to the commencement of any renewal period either party notifies the other party in writing that it does not wish to renew this agreement.

           11.2.1 Non-renewal Rights of Manager. If this agreement will terminate because Sprint PCS gives Manager timely written notice of non-renewal of this agreement, then Manager may exercise its rights under Section 11.2.1.1 or, if applicable, its rights under Section 11.2.1.2.

                   11.2.1.1 Manager's Put Right. Manager may within 30 days after the date Sprint PCS gives notice of non-renewal put to Sprint PCS all of the Operating Assets. Sprint PCS will pay to Manager for the Operating Assets an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                   11.2.1.2   Manager's Purchase Right.

                         (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may within 30 days after the date Sprint PCS gives notice of non-renewal declare its intent to purchase the Disaggregated License. Subject to receipt of FCC approval of the necessary disaggregation and partition, Manager may purchase from Sprint PCS the Disaggregated License for an amount equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                         (b) Upon closing the purchase of the spectrum this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Manager of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

                         (c)  The exercise of the purchase right, the
          determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in
          Section 11.8.

                         (d) After the closing of the purchase Manager will allow:

                              (1)  subscribers of Sprint PCS to roam on
               Manager's network; and

                              (2) Sprint PCS to resell Manager's Products and Services.

          Manager will charge Sprint PCS a MFN price in either case.

          11.2.2 Non-renewal Rights of Sprint PCS. If this agreement will terminate because of any of the following five (5) events, then Sprint PCS may exercise its rights under Section 11.2.2.1 or, if applicable, its rights under
Section 11.2.2.2:

          (a) Manager gives Sprint PCS timely written notice of non-renewal of this agreement;

          (b)      both parties give timely written notices of non-renewal;

          (c) this agreement expires with neither party giving a written notice of non-renewal;

          (d) either party elects to terminate this agreement under Section 11.3.4(a); or

          (e)      Manager elects to terminate this agreement under Section
     11.3.4(b).

                   11.2.2.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under
     Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                   11.2.2.2   Sprint PCS' Put Right.

                         (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                         (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

                         (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                         (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the purchase Manager will allow:

                              (1)  subscribers of Sprint PCS to roam on
                   Manager's network; and

                              (2) Sprint PCS to resell Manager's Products and Services.

     Manager will charge Sprint PCS a MFN price in either case.

          11.2.3 Extended Term Awaiting FCC Approval. If Manager is buying the Disaggregated License as permitted or required under Sections 11.2.1.2 or 11.2.2.2, then the Term of this agreement will extend beyond the original expiration date until the closing of the purchase of the Disaggregated License. The parties agree to exercise their respective commercially reasonable efforts to obtain FCC approval of the transfer of the Disaggregated License.

     11.3 Events of Termination. An "Event of Termination" is deemed to occur when a party gives written notice to the other party of the Event of Termination as permitted below:

          11.3.1   Termination of License.

          (a) At the election of either party this agreement may be terminated at the time the FCC revokes or fails to renew the License. Unless Manager has the right to terminate this agreement under Section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under Section 11.4(b).

          (b) If the FCC revokes or fails to renew the License because of a breach of this agreement by Sprint PCS, then Manager has the right to terminate this agreement under Section 11.3.3 and not this Section 11.3.1.

          11.3.2 Breach of Agreement: Payment of Money Terms. At the election of the non-breaching party this agreement may be terminated upon the failure by the breaching party to pay any amount due under this agreement or any other agreement between the parties or their respective Related Parties, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the nonpayment from the non-breaching party.

          11.3.3 Breach of Agreement: Other Terms. At the election of the non-breaching party this agreement may be terminated upon the material breach by the breaching party of any material term contained in this agreement that does not regard the payment of money, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the breach from the non-breaching party, except the cure period will continue for a reasonable period beyond the 30-day period, but will under no circumstances exceed 180 days after the breaching party's receipt of written notice of the breach, if it is unreasonable to cure the breach within the 30-day period, and the breaching party takes action prior to the end of the 30-day period that is reasonably likely to cure the breach and continues to diligently take action necessary to cure the breach.

          11.3.4   Regulatory Considerations.

          (a) At the election of either party this agreement may be terminated if this agreement violates any applicable law in any material respect where such violation (i) is classified as a felony or (ii) subjects either party to substantial monetary fines or other substantial damages, except that before causing any termination the parties must use best efforts to modify this agreement, as necessary to cause this agreement (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

          (b) At the election of Manager this agreement may be terminated if the regulatory action described under 11.3.4(a) is the result of a deemed change of control of the License and the parties are unable to agree upon a satisfactory resolution of the matter with the regulatory authority without a complete termination of this agreement.

          11.3.5 Termination of Trademark License Agreements. If either Trademark License Agreement terminates under its terms, then:

          (a) Manager may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Sprint PCS or Sprint; and

          (b) Sprint PCS may terminate this agreement if the Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Manager.

          11.3.6 Financing Considerations. At the election of Sprint PCS this agreement may be terminated upon the failure of Manager to obtain the financing described in Exhibit 1.7 by the deadline(s) set forth on such Exhibit.
             -----------

          11.3.7 Bankruptcy of a Party. At the election of the non-bankrupt party, this agreement may be terminated upon the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy of the other party.

          "Voluntary Bankruptcy" means:

                    (a) the inability of a party generally to pay its debts as the debts become due, or an admission in writing by a party of its inability to pay its debts generally or a general assignment by a party for the benefit of creditors;

                    (b) the filing of any petition or answer by a party seeking to adjudicate itself a bankrupt or insolvent, or seeking any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition for itself or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for itself or for substantially all of its property; or

                    (c) any action taken by a party to authorize any of the actions set forth above.

          "Involuntary Bankruptcy" means, without the consent or acquiescence of a party:

                    (a) the entering of an order for relief or approving a petition for relief or reorganization;

                    (b) any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                    (c) the filing of any petition against a party, which petition is not dismissed within 90 days; or

                    (d) without the consent or acquiescence of a party, the entering of an order appointing a trustee, custodian, receiver or liquidator of the party or of all or any substantial part of the property of the party, which order is not dismissed within 90 days.

     11.4 Effect of an Event of Termination.

          (a) Upon the occurrence of an Event of Termination, the party with the right to terminate this agreement or to elect the remedy upon the Event of Termination, as the case may be, may:

               (i) in the case of an Event of Termination under Sections 11.3.1(a) or 11.3.7, give the other party written notice that the agreement is terminated effective as of the date of the notice, in which case neither party will have any other remedy or claim for damages (except any claim the non-bankrupt party has against the bankrupt party and any claims permitted under Section 11.4(b)); or

               (ii)   in the case of an Event of Termination other than under
     Section 11.3.1(a), give the other party written notice that the party is exercising one of its rights, if any, under Section 11.5 or Section 11.6.

          (b) If the party terminates this agreement under Section 11.4(a)(i) then all rights and obligations of each party under this agreement will immediately cease, except that:

               (i) any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

               (ii) the provisions described in Section 17.23 will survive any termination of this agreement;

               (iii) the payment obligations under Section 10 will survive any termination of this agreement if, and to the extent, any costs or fees have accrued or are otherwise due and owing as of the date of termination of this agreement from Manager to Sprint PCS or any Sprint PCS Related Party or from Sprint PCS to Manager or any Manager Related Party;

               (iv) either party may terminate this agreement in accordance with the terms of this agreement without any liability for any loss or damage arising out of or related to such termination, including any loss or damage arising out of the exercise by Sprint PCS of its rights under
     Section 11.6.3;

               (v) Manager will use all commercially reasonable efforts to cease immediately all of their respective efforts to market, sell, promote or distribute the Sprint PCS Products and Services;

                  (vi) Sprint PCS has the option to buy from Manager any new unsold subscriber equipment and accessories, at the prices charged to Manager;

                  (vii) the parties will immediately stop making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship; and

                  (viii) if subscriber equipment and accessories are in transit when this agreement is terminated, Sprint PCS may, but does not have the obligation to, cause the freight carrier to not deliver the subscriber equipment and accessories to Manager but rather to deliver the subscriber equipment and accessories to Sprint PCS.

          (c) If the party exercises its rights under Section 11.4(a)(ii), this agreement will continue in full force and effect until otherwise terminated.

          (d) If this agreement terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination compile, create, or use for the purpose of selling merchandise or services similar to any Sprint PCS Products and Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used any Sprint PCS Products and Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this Section 11.4(d) for 2 years after the termination of this agreement, except that Manager's advertising through mass media will not be considered a solicitation of Sprint PCS customers.

     11.5 Manager's Event of Termination Rights and Remedies. In addition to any other right or remedy that Manager may have under this agreement, the parties agree that Manager will have the rights and remedies set forth in this Section
11.5 and that such rights and remedies will survive the termination of this agreement. If Manager has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5 or 11.3.7 (if Manager is the non-bankrupt party), then Manager has the right to elect one of the following three (3) remedies, except Manager cannot elect its remedies under Sections 11.5.1 or 11.5.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3.

          11.5.1 Manager's Put Right. Manager may put to Sprint PCS within 30 days after the Event of Termination all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

          (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

          (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

     Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by the Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

          11.5.2  Manager's Purchase Right.

          (a) If Sprint PCS owns 20 MHz or more of PCS spectrum in the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval, purchase from Sprint PCS the Disaggregated License for the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 9% (10% minus a 10% penalty) of the Entire Business Value.

          (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                  (1) 20 days after the receipt by Manager of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                  (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

     The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

          (c)     After the closing of the purchase Manager will allow:

                  (1)   subscribers of Sprint PCS to roam on Manager's network;
          and

                  (2)   Sprint PCS to resell Manager's Product and Services.

     Manager will charge Sprint PCS a MFN price in either case.

          11.5.3 Manager's Action for Damages or Other Relief. Manager, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

     11.6 Sprint PCS' Event of Termination Rights and Remedies. In addition to any other right or remedy that Sprint PCS may have under this agreement, the parties agree that Sprint PCS will have the rights and remedies set forth in this Section 11.6 and that such rights and remedies will survive the termination of this agreement. If Sprint PCS has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5, 11.3.6 or 11.3.7 (if Sprint PCS is the non-bankrupt party), then Sprint PCS has the right to elect one of the following four (4) remedies, except that (i) if Sprint PCS elects the remedies under Sections 11.6.1, 11.6.2 or 11.6.4, Sprint PCS may pursue its rights under Section 11.6.3 concurrently with its pursuit of one of the other three remedies, (ii) Sprint PCS cannot elect its remedies under Sections 11.6.1 or 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3 (unless the Event of Termination is caused by a breach related to the Build-out Plan or the build-out of the Service Area Network), and (iii) Sprint PCS cannot elect its remedy under Section 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.6.

          11.6.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 72% (80% minus a 10% penalty) of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

          (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers pursuant to
     Section 11.7; or

          (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8.

     Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

          11.6.2  Sprint PCS' Put Right.

          (a) Sprint PCS may, subject to receipt of FCC approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

          (b) Upon closing the purchase of the Disaggregated License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                  (1) 20 days after the receipt by Sprint PCS of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                  (2) 10 days after the approval of the sale of the Disaggregated License by the FCC.

          (c) The exercise of the put, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

          (d) Manager may, within 10 days after it receives notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the closing of the purchase Manager will allow:

                  (1)   subscribers of Sprint PCS to roam on Manager's network;
          and

                  (2)   Sprint PCS to resell Manager's Products and Services.

     Manager will charge Sprint PCS a MFN price in either case.

          11.6.3  Sprint PCS' Right to Cause A Cure.

                         (a) Sprint PCS' Right. Sprint PCS may, but is not obligated to, take such action as it deems necessary to cure Manager's breach of this agreement, including assuming operational responsibility for the Service Area Network to complete construction, continue operation, complete any necessary repairs, implement changes necessary to comply with the Program Requirements and terms of this agreement, or take such other steps as are appropriate under the circumstances, or Sprint PCS may designate a third party or parties to do the same, to assure uninterrupted availability and deliverability of Sprint PCS Products and Services in the Service Area, or to complete the build-out of the Service Area Network in accordance with the terms of this agreement. In the event that Sprint PCS elects to exercise its right under this Section 11.6.3, Sprint PCS will give Manager written notice of such election. Upon giving such notice:

                         (1) Manager will collect and make available at a convenient, central location at its principal place of business, all documents, books, manuals, reports and records related to the Build-out Plan and required to operate and maintain the Service Area Network; and

                         (2) Sprint PCS, its employees, contractors and designated third parties will have the unrestricted right to enter the facilities and offices of Manager for the purpose of curing the breach and, if Sprint PCS deems necessary, operate the Service Area Network.

          Manager agrees to cooperate with and assist Sprint PCS to the extent requested by Sprint PCS to enable Sprint PCS to exercise its rights under this Section 11.6.3.

                    (b) Liability. Sprint PCS' exercise of its rights under this Section 11.6.3 will not be deemed an assumption by Sprint PCS of any liability attributable to Manager or any other party, except that, without limiting the provisions of Section 13, during the period that Sprint PCS is curing a breach under this agreement or operating any portion of the Service Area Network pursuant to this Section 11.6.3, Sprint PCS will indemnify and defend Manager and its directors, partners, officers, employees and agents from and against, and reimburse and pay for, all claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), whether or not arising out of third party claims, in connection with any suit, claim, action or other legal proceeding relating to the bodily injury, sickness or death of persons or the damage to or destruction of property, real or personal, resulting from or arising out of Sprint PCS' negligence or willful misconduct in curing the breach or in the operation of the Service Area Network. Sprint PCS' obligation under this Section 11.6.3(b) will not apply to the extent of any claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses resulting from the negligence or willful misconduct of Manager or arising from any contractual obligation of Manager.

                    (c) Costs and Payments. During the period that Sprint PCS is curing a breach or operating the Service Area Network under this
          Section 11.6.3, Sprint PCS and Manager will continue to make any and all payments due to the other party and to third parties under this agreement, the Services Agreement and any other agreements to which such party is bound, except that Sprint PCS may deduct from its payments to Manager all reasonable costs and expenses incurred by Sprint PCS in connection with the exercise of its right under this
          Section 11.6.3. Sprint PCS' operation of the Service Area Network pursuant to this Section 11.6.3 is not a substitution for Manager's performance of its obligations under this agreement and does not relieve Manager of its other obligations under this agreement.

                         (d) Length of Right. Sprint PCS may continue to operate the Service Area Network in accordance with Section 11.6.3 until (i) Sprint PCS cures all breaches by Manager under this agreement; (ii) Manager cures all breaches and demonstrates to Sprint PCS' satisfaction that it is financially and operationally willing, ready and able to perform in accordance with this agreement and resumes such performance; (iii) Sprint PCS consummates the purchase of the Operating Assets under Section 11.6.1 or the sale of the Disaggregated License under Section 11.6.2; or (iv) Sprint PCS terminates this agreement.

                         (e) Not Under Services Agreement. The exercise by Sprint PCS of its right under this Section 11.6.3 does not represent services rendered under the Services Agreement, and therefore it does not allow Manager to be deemed in compliance with the Program Requirements under Sections 7.1(a)(ii), 8.1(b).

           11.6.4 Sprint PCS' Action for Damages or Other Relief. Sprint PCS, in accordance with the dispute resolution process in Section 14, may seek damages or other appropriate relief.

     11.7  Determination of Entire Business Value.

           11.7.1 Appointment of Appraisers. Sprint PCS and Manager must each designate an independent appraiser within 30 days after giving the Purchase Notice under Exhibit 11.8. Sprint PCS and Manager will direct the two appraisers
             ------------
to jointly select a third appraiser within 15 days after the day the last of them is appointed. Each appraiser must be an expert in the valuation of wireless telecommunications businesses. Sprint PCS and Manager must direct the three appraisers to each determine, within 45 days after the appointment of the last appraiser, the Entire Business Value. Sprint PCS and Manager will each bear the costs of the appraiser appointed by it, and they will share equally the costs of the third appraiser.

           11.7.2 Manager's Operating Assets. The following assets are included in the Operating Assets (as defined in the Schedule of Definitions):
                                                    -----------------------

                         (a) network assets, including all personal property, real property interests in cell sites and switch sites, leasehold interests, collocation agreements, easements, and rights-of-way;

                         (b) all of the real, personal, tangible and intangible property and contract rights that Manager owns and uses in conducting the business of providing the Sprint PCS Products and Services, including the goodwill resulting from Manager's customer base;

                         (c) sale and distribution assets primarily dedicated (i.e., at least 80% of their revenue is derived from the sale of Sprint PCS Products and Services) to the sale by Manager of Sprint PCS Products and Services. For example, a retail store that derives at least 80% of its revenue from the sale of Sprint PCS Products and Services is an Operating Asset. A store that derives 65% of its revenue from Sprint PCS Products and Services is not an Operating Asset;

                         (d) customers, if any, that use both the other products and services approved under Section 3.2 and the Sprint PCS Products and Services;

                         (e)  handset inventory;

                         (f) books and records of the wireless business, including all engineering drawings and designs and financial records; and

                         (g) all contracts used by Manager in operating the wireless business including T1 service agreements, service contracts, interconnection agreements, distribution agreements, software license agreements, equipment maintenance agreements, sales agency agreements and contracts with all equipment suppliers.

           11.7.3 Entire Business Value. Utilizing the valuation principles set forth below and in Section 11.7.4, "Entire Business Value" means the fair market value of Manager's wireless business in the Service Area, valued on a going concern basis.

                         (a) The fair market value is based on the price a willing buyer would pay a willing seller for the entire on-going business.

                         (b) The appraisers will use the then-current customary means of valuing a wireless telecommunications business.

                         (c) The business is conducted under the Brands and existing agreements between the parties and their respective Related Parties.

                         (d) Manager owns the Disaggregated License (in the case where Manager will be buying the Disaggregated License under Sections 11.2.1.2, 11.2.2.2, 11.5.2 or 11.6.2) or Manager owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under Sections 11.2.1.1, 11.2.2.1, 11.5.1 or 11.6.1).

                         (e) The valuation will not include any value for the business represented by Manager's Products and Services or any business not directly related to Sprint PCS Products and Services.

           11.7.4 Calculation of Entire Business Value. The Entire Business Value to be used to determine the purchase price of the Operating Assets or the Disaggregated License under this agreement is as follows:

                         (a) If the highest fair market value determined by the appraisers is within 10% of the lowest fair market value, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the three appraised fair market values.

                         (b) If two of the fair market values determined by the appraisers are within 10% of one another, and the third value is not within 10% of the other fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the two more closely aligned fair market values.

                         (c) If none of the fair market values is within 10% of the other two fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the middle value of the three fair market values.

     11.8 Closing Terms and Conditions. The closing terms and conditions for the transactions contemplated in this Section 11 are attached as Exhibit 11.8.
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     11.9 Contemporaneous and Identical Application. The parties agree that any action regarding renewal or non-renewal and any Event of Termination will occur contemporaneously and identically with respect to all Licenses. For example, if Manager exercises its purchase right under Section 11.5.2, it must exercise such right with respect to all of the Licenses under this agreement. The Term of this agreement will be the same for all Licenses; Manager will not be permitted to operate a portion of the Service Area Network with fewer than all of the Licenses.

  12.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE

     12.1  Books and Records.

           12.1.1 General. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

          12.1.2 Audit. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Service Area with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Sprint PCS determines Sprint PCS was overpaid. The auditing party will pay all costs and expenses related to the audit unless the amount owed to the audited party is reduced by more than 10% or the amount owed by the audited party is increased by more than 10%, in which case the costs and expenses related to the audit will be paid by the audited party.

     Notwithstanding the above provisions of this Section 12.1.2, rather than allow Manager's independent auditors access to Sprint PCS' records, Sprint PCS may provide a report issued in conformity with Statement of Auditing Standard No. 70 "Reports on the Processing of Transactions by Service Organizations" ("Type II Report" or "Manager Management Report"). Such report will be prepared by independent auditors and will provide an opinion on the controls placed in operation and tests of operating effectiveness of those controls in effect at Sprint PCS over the Manager Management Processes. "Manager Management Processes" include those services generally provided within the Management Agreement, primarily billing and collection of Collected Revenues.

           12.1.3 Contesting an Audit. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "Dispute Notice"). The date of delivery of such notice is the "Dispute Notice Date." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

     The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "Arbiter") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration Association. Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

     If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

     12.2  Confidential Information.

           (a) Except as specifically authorized by this agreement, each of the parties must, for the Term and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential Information:

                (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

                (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

           (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

                (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

                (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

                (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

                (iv) is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

                (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

                (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities (or those of its Related Parties) are or may become listed; or

                (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 12.2.

           (c) Notwithstanding the foregoing, Manager and Sprint PCS authorize each other to disclose to the public in regulatory filings the other's identity and the Service Area to be developed and managed by Manager, and Manager authorizes Sprint PCS to mention Manager and the Service Area in public relations announcements.

           (d) The party making a disclosure under Sections 12.2(b)(v), 12.2(b)(vi) or 12.2(b)(vii) must inform the disclosing party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

           (e) Manager will not except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different license area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating the other wireless business.

     12.3  Insurance

           12.3.1 General. During the term of this agreement, Manager must obtain and maintain, and will cause any subcontractors to obtain and maintain, with financially reputable insurers licensed to do business in all jurisdictions where any work is performed under this agreement and who are reasonably acceptable to Sprint PCS, the insurance described in the Sprint PCS Insurance Requirements. The Sprint PCS Insurance Requirements as of the date of this agreement are attached as Exhibit 12.3. Sprint PCS may modify the Sprint PCS
                          ------------
Insurance Requirements as is commercially reasonable from time to time by delivering to Manager a new Exhibit 12.3.
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           12.3.2 Waiver of Subrogation. Manager must look first to any insurance in its favor before making any claim against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives for recovery resulting from injury to any person (including Manager's or its subcontractor's employees) or damage to any property arising from any cause, regardless of negligence. Manager does hereby release and waive to the fullest extent permitted by law, and will cause its respective insurers to waive, all rights of recovery by subrogation against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives.

           12.3.3 Certificates of Insurance. Manager and all of its subcontractors, if any, must, as a material condition of this agreement and prior to the commencement of any work under and any renewal of this agreement, deliver to Sprint PCS a certificate of insurance, satisfactory in form and content to Sprint PCS, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving Sprint PCS at least 30 days prior written notice and that all coverages are primary to any insurance carried by Sprint PCS, its directors, officers, employees, agents or representatives.

     Nothing contained in this Section 12.3.3 will limit Manager's liability to Sprint PCS, its directors, officers, employees, agents or representatives to the limits of insurance certified or carried.

                             13.  INDEMNIFICATION

     13.1 Indemnification by Sprint PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or Sprint PCS' Related Parties and Manager or Manager's Related Parties except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

     13.2 Indemnification by Manager. Manager agrees to indemnify, defend and hold harmless Sprint PCS and Sprint, and their respective directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint PCS or Sprint, and their respective directors, managers, officers, employees, agents and representatives arising from or relating to Manager's violation of any law, regulation or ordinance applicable to Manager, Manager's breach of any representation, warranty or covenant contained in this agreement or any other agreement between Manager or Manager's Related Parties and Sprint PCS and Sprint PCS' Related Parties, Manager's ownership of the

Operating Assets or the operation of the Service Area Network, or the actions or failure to act of any of Manager's contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of any work under this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results solely from the negligence or willful misconduct of Sprint PCS or Sprint, as the case may be.

     13.3  Procedure.

           13.3.1 Notice. Any party being indemnified ("Indemnitee") will give the party making the indemnification ("Indemnitor") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                         (a) any claim or demand is made or liability is asserted against Indemnitee; or

                         (b) any suit, action, or administrative or legal proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

     Failure to give notice as described in this Section 13.3.1 does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

           13.3.2 Defense by Indemnitor. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

     Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

           13.3.3 Defense by Indemnitee. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section

13.3.3. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

           13.3.4 Costs. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.

                            14.  DISPUTE RESOLUTION

     14.1 Negotiation. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

     Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

     Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 12.1.2 and 12.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 14.1.

     14.2 Unable to Resolve. If a dispute has not been resolved within 60 days after the notifying party's notice, either party may continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement. If, and only if, this agreement does not provide a remedy (as in the case of Sections 3.4 and 4.5, where the parties are supposed to reach an agreement), then either party may give the other party written notice that it wishes to resolve the dispute or claim arising out of the parties' inability to agree under such Sections of this agreement by using the arbitration procedure set forth in this Section 14.2. Such arbitration will occur in Kansas City, Missouri, unless the parties otherwise mutually agree, with the precise location being as agreed upon by the parties or, absent such agreement, at a location in Kansas City, Missouri selected by Sprint PCS. Such arbitration will be conducted pursuant to the procedures prescribed by the Missouri Uniform Arbitration Act, as amended from time to time, or, if none, pursuant to the rules then in effect of the American Arbitration Association (or at any other place and by any other form of arbitration mutually acceptable to the parties). Any award rendered in such arbitration will be confidential and will be final and conclusive upon the parties, and a judgment on the award may be entered in any court of the forum, state or federal, having jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration, except that each party must pay for and bear the cost of its own experts, evidence, and attorneys' fees.

     The parties must each, within 30 days after either party gives notice to the other party of the notifying party's desire to resolve a dispute or claim under the arbitration procedure in this Section 14.2, designate an independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, to participate in the arbitration hearing. The two arbitrators thus selected will select a third independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, who will act as chairperson of the board of arbitration. If, within 15 days after the day the last of the two named arbitrators is appointed, the two named arbitrators fail to agree upon the third, then at the request of either party, the third arbitrator shall be selected pursuant to the rules then in effect of the American Arbitration Association. The three independent arbitrators will comprise the board of arbitration, which will preside over the arbitration hearing and will render all decisions by majority vote. If either party refuses or neglects to appoint an independent arbitrator within such 30-day period, the independent arbitrator who has been appointed as of the 31st day after the notifying party's notice will be the sole independent arbitrator and will solely preside over the arbitration hearing. The arbitration hearing will commence no sooner than 30 days after the date the last arbitrator is appointed and no later than 60 days after such date. The arbitration hearing will be conducted during normal working hours on Business Days without interruption or adjournment of more than 2 Business Days at any one time or 6 Business Days in the aggregate.

     The arbitrators will deliver their decision to the parties in writing within 10 days after the conclusion of the arbitration hearing. The arbitration award will be accompanied by findings of fact and a statement of reasons for the decision. There will be no appeal from the written decision, except as permitted by applicable law. The arbitration proceedings, the arbitrators' decision, the arbitration award, and any other aspect, matter, or issue of or relating to the arbitration are confidential, and disclosure of such confidential information is an actionable breach of this agreement.

     Notwithstanding any other provision of this agreement, arbitration will not be required of any issue for which injunctive relief is properly sought by either party.

     14.3 Attorneys and Intent. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under Section 14.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.

     14.4 Tolling of Cure Periods. Any cure period under Section 11.3 that is less than 90 days will be tolled during the pendency of the dispute resolution process. Any cure period under Section 11.3 that is 90 days or longer will not be tolled during the pendency of the dispute resolution process.

                      15.  REPRESENTATIONS AND WARRANTIES

     Each party for itself makes the following representations and warranties to the other party:

     15.1 Due Incorporation or Formation; Authorization of Agreements. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

     15.2 Valid and Binding Obligation. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

     15.3 No Conflict; No Default. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

     15.4 Litigation. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.

                          16.  REGULATORY COMPLIANCE

     16.1 Regulatory Compliance. Manager will construct, operate, and manage the Service Area Network in compliance with applicable federal, state, and local laws and regulations, including Siting Regulations. Nothing in this Section 16.1 will limit Manager's obligations under Section 2.2 and the remainder of this Section
16. Manager acknowledges that failure to comply with applicable federal, state, and local laws and regulations in its construction, operation, and management of the Service Area Network may subject the parties and the License to legal and administrative agency actions, including forfeiture penalties and actions that affect the License, such as license suspension and revocation, and accordingly, Manager agrees that it will cooperate with Sprint PCS to maintain the License in full force and effect.

     Manager will write and implement practices and procedures governing construction and management of the Service Area Network in compliance with Siting Regulations. Manager will make its Siting Regulations practices and procedures available upon request to Sprint PCS in the manner specified by Sprint PCS for its inspection and review, and Manager will modify those Siting Regulations practices and procedures as may be requested by Sprint PCS. Every six months, and at the request of Sprint PCS, Manager will provide a written certification from one of Manager's chief officers that Manager's Service Area Network complies with Siting Regulations. Manager's first certification of compliance with Siting Regulations will be provided to Sprint PCS six months after the date of this agreement.

     Manager will conduct an audit and physical inspection of its Service Area Network at the request of Sprint PCS to confirm compliance with Siting Regulations, and Manager will report the results of the audit and physical inspection to Sprint PCS in the form requested by Sprint PCS. Manager will bear the cost of Siting Regulations compliance audits and physical inspections requested by Sprint PCS.

     Manager will retain for 3 years records demonstrating compliance with Siting Regulations, including compliance audit and inspection records. Manager will make those records available upon request to Sprint PCS for production, inspection, and copying in the manner specified by Sprint PCS. Sprint PCS will bear the cost of production, inspection, and copying.

     16.2 FCC Compliance. The parties agree to comply with all applicable FCC rules governing the License or the Service Area Network and specifically agree as follows:

           (a) The party billing a customer will advise the customer that service is provided over spectrum licensed to Sprint PCS. Neither Manager nor Sprint PCS will represent itself as the legal representative of the other before the FCC or any other third party, but will cooperate with each other with respect to FCC matters concerning the License or the Service Area Network.

           (b) Sprint PCS will use commercially reasonable efforts to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply in all material respects with all other legal requirements applicable to the operation of the Sprint PCS Network and its business. Sprint PCS has sole responsibility, except as specifically provided otherwise in
     Section 2.2, for keeping the License in full force and effect and for preparing submissions to the FCC or any other relevant federal, state or local authority of all reports, applications, interconnection agreements, renewals, or other filings or documents. Manager must cooperate and coordinate with Sprint PCS' actions to comply with regulatory requirements, which cooperation and coordination must include, without limitation, the provision to Sprint PCS of all information that Sprint PCS deems necessary to comply with the regulatory requirements. Manager must refrain from taking any action that could impede Sprint PCS from fulfilling its obligations under the preceding sentence, and must not take any action that could cause Sprint PCS to forfeit or cancel the License.

           (c) Sprint PCS and Manager are familiar with Sprint PCS' responsibility under the Communications Act of 1934, as amended, and applicable FCC rules. Nothing in this agreement is intended to diminish or restrict Sprint PCS' obligations as an FCC Licensee and both parties desire that this agreement and each party's obligations under this agreement be in compliance with the FCC rules.

           (d) Nothing in this agreement will preclude Sprint PCS from permitting or facilitating resale of Sprint PCS Products and Services to the extent required or elected under applicable FCC regulations. Manager will take the actions necessary to facilitate Sprint PCS' compliance with FCC regulations. To the extent permitted by applicable regulations, Sprint PCS will not authorize a reseller that desires to sell services and products in only the Service Area to resell Sprint PCS wholesale products and services, unless Manager agrees in advance to such sales.

           (e) If a change in FCC policy or rules makes it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this agreement, Sprint PCS will use all commercially reasonable efforts diligently to prepare, file and prosecute before the FCC all petitions, waivers, applications, amendments, rule-making comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this agreement. Manager will use commercially reasonable efforts to provide to Sprint PCS any information that Sprint PCS may request from Manager with respect to any matter involving Sprint PCS, the FCC, the License, the Sprint PCS Products and Services or any other products and services approved under Section 3.2. Each party will bear its own costs of preparation of the documents and prosecution of the actions.

           (f) If the FCC determines that this agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date of this agreement alters the permissibility of this agreement under the FCC's rules or other applicable law, rules or regulations, then the parties must use best efforts to modify this agreement as necessary to cause this agreement (as modified) to comply with the

     FCC policies, rules, regulations and applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

           (g) Manager warrants and represents to Sprint PCS that Manager is and at all times during the Term of this agreement will be in compliance with FCC rules and regulations regarding limits on classes and amounts of spectrum that may be owned by Manager. Manager agrees that in the event that Manager is or at any time becomes in violation of such rules and regulations, Manager will promptly take all action necessary and appropriate (other than terminating this agreement) to cure such violation and comply with such rules and regulations, including without limitation disposing of its direct or indirect interests in cellular licenses.

     16.3 Marking and Lighting. Manager will conform to applicable FAA standards when Siting Regulations require marking and lighting of Manager's Service Area Network cell sites. Manager will cooperate with Sprint PCS in reporting lighting malfunctions as required by Siting Regulations.

     16.4 Regulatory Notices. Manager will, within 2 Business Days after its receipt, give Sprint PCS written notice of all oral and written communications it receives from regulatory authorities (including but not limited to the FCC, the FAA, state public service commissions, environmental authorities, and historic preservation authorities) and complaints respecting Manager's construction, operation, and management of the Service Area Network that could result in actions affecting the License as well as written notice of the details respecting such communications and complaints, including a copy of any written material received in connection with such communications and complaints.
Manager will cooperate with Sprint PCS in responding to such communications and complaints received by Manager. Sprint PCS has the right to respond to all such communications and complaints, with counsel and consultants of its own choice. If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS, and Manager will pay the costs of Sprint PCS' responding to such communications and complaints, including reasonable attorneys' and consultants' fees, investigation costs, and all other reasonable costs and expenses incurred by Sprint PCS.

     16.5 Regulatory Policy-Setting Proceedings. Manager will not intervene in or otherwise participate in a rulemaking, investigation, inquiry, contested case, or similar regulatory policy setting proceedings before a regulatory authority concerning the License or construction, operation, and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network.

                            17.  GENERAL PROVISIONS

     17.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

     All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

     17.2 Construction. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

     17.3 Headings. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

     17.4 Further Action. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

     17.5 Counterpart Execution. This agreement will be executed by affixing the parties' signatures to the Master Signature Page, which Master Signature Page, and thus this agreement, may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

     17.6 Specific Performance. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

     17.7 Entire Agreement; Amendments. The provisions of this agreement, the Services Agreement and the Trademark License Agreements (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint PCS' right to amend the Program Requirements in accordance with Section 9.2 and its right to unilaterally modify and amend certain other provisions as expressly provided in this agreement, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party and, with respect to the sections set forth for Sprint on the Master Signature Page, the persons or entities authorized to bind Sprint.

     17.8 Limitation on Rights of Others. Except as set forth on the Master Signature Page for Sprint, nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

     17.9  Waivers.

           17.9.1 Waivers--General. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

           17.9.2 Waivers--Manager. Manager is not in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of any event, if Manager had delegated to Sprint Spectrum under the Services Agreement (or any successor to that agreement) responsibility for taking any action necessary to ensure compliance with the covenant or to prevent the occurrence of the event.

           17.9.3 Force Majeure. Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will occur as a result of the failure of such party to comply with such covenant, if such party's non-compliance with the covenant results primarily from:

                    (i) any FCC order or any other injunction issued by any governmental authority impeding the party's ability to comply with the covenant;

                    (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

                    (iii) the failure of any vendor to deliver in a timely manner any equipment or services; or

                    (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of such party.

     17.10 Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     17.11 Binding Effect. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement expressly provides that Related Parties are bound.

     17.12 Governing Law. The internal laws of the State of Missouri (without to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     17.13 Severability. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

     17.14 Limitation of Liability. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

     17.15 No Assignment; Exceptions.

           17.15.1 General. Neither party will, directly or indirectly, assign this agreement or any of the party's rights or obligations under this agreement without the prior written consent of the other party, except as otherwise specifically provided in this Section 17.15. Sprint PCS may deny its consent to any assignment or transfer in its sole discretion except as otherwise provided in this Section 17.15.

     Any attempted assignment of this agreement in violation of this Section
17.15 will be void and of no effect.

     A party may assign this agreement to a Related Party of the party, except that Manager cannot assign this agreement to a Related Party that is a significant competitor of Sprint, Sprint PCS or their respective Related Parties in the telecommunications business. Except as provided in Section 17.15.5, an assignment does not release the assignor from its obligations under this agreement unless the other party to this agreement consents in writing in advance to the assignment and expressly grants a release to the assignor.

     Except as provided in Section 17.15.5, Sprint PCS must not assign this agreement to any entity that does not also own the License covering the Service Area directly or indirectly through a Related Party. Manager must not assign this agreement to any entity (including a Related Party), unless such entity assumes all rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements.

           17.15.2 Assignment Right of Manager to Financial Lender. If Manager is no longer able to satisfy its financial obligations and other duties, then Manager has the right to assign its obligations and rights under this agreement to its Financial Lender, if:

           (a) Manager or Financial Lender provides Sprint PCS at least 10 days advance written notice of such assignment;

           (b) Financial Lender cures or commits to cure any outstanding material breach of this agreement by Manager prior to the end of any applicable cure period. If Financial Lender fails to make a timely cure then Sprint PCS may exercise its rights under Section 11;

           (c) Financial Lender agrees to serve as an interim trustee for the obligations and duties of Manager under this agreement for a period not to exceed 180 days. During this interim period, Financial Lender must identify a proposed successor to assume the obligations and rights of Manager under this agreement;

           (d) Financial Lender assumes all of Manager's rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements; and

           (e) Financial Lender provides to Sprint PCS advance written notice of the proposed successor to Manager that Financial Lender has identified ("Successor Notice"). Sprint PCS may give to Financial Lender written notice of Sprint PCS' decision whether to consent to such proposed successor within 30 days after Sprint PCS' receipt of the Successor Notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a proposed successor that:

                (i) has, in the past, materially breached prior agreements with Sprint PCS or its Related Parties;

                (ii) is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                (iii) does not meet Sprint PCS' reasonable credit criteria;

                (iv) fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

                (v) refuses to assume the obligations of Manager under this Agreement, the Services Agreement, the Trademark License Agreements and any related agreements.

     If Sprint PCS fails to provide a response to Financial Lender within 30 days after receiving the Successor Notice, then the proposed successor is deemed rejected. Any Financial Lender disclosed on the Build-out Plan on Exhibit 2.1 is
                                                                  -----------
deemed acceptable to Sprint PCS.

           17.15.3 Change of Control Rights. If there is a Change of Control of Manager, then:

           (a) Manager must provide to Sprint PCS advance written notice detailing relevant and appropriate information about the new ownership interests effecting the Change of Control of Manager.

           (b) Sprint PCS must provide to Manager written notice of its decision whether to consent to or reject the proposed Change of Control within 30 days after its receipt of such notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a Change of Control in which:

                (i) the final controlling entity or any of its Related Parties has in the past materially breached prior agreements with Sprint PCS or its Related Parties;

                (ii) the final controlling entity or any of its Related Parties is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                (iii) the final controlling entity does not meet Sprint PCS' reasonable credit criteria;

                (iv) the final controlling entity fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

                (v) the final controlling entity or its Related Parties refuse to assume the obligations of Manager under this agreement.

           (c) In the event that Sprint PCS provides notice that it does not consent to the Change of Control, Manager is entitled to either:

                (i) contest such determination pursuant to the dispute resolution procedure in Section 14; or

                (ii)  abandon the proposed Change of Control.

           (d)  Nothing in this agreement requires Sprint PCS' consent to:

                (i) a public offering of Manager that does not result in a Change of Control (i.e., a shift from one party being in control to no party being in control is not a Change of Control); or

                (ii) a recapitalization or restructuring of the ownership interests of Manager that Manager determines is necessary to:

                      (A) facilitate the acquisition of commercial financing and lending arrangements that will support Manager's operations and efforts to fulfill its obligations under this agreement; and

                      (B)   that does not constitute a Change of Control.

           (e) "Change of Control" means a situation where in any one transaction or series of related transactions occurring during any 365-day period, the ultimate parent entity of the Manager changes. The ultimate parent entity is to be determined using the Hart-Scott-Rodino Antitrust Improvements Act of 1976 rules. A Change of Control does not occur if:

                (i) a party changes the form of its organization without materially changing their ultimate ownership (e.g., converting from a limited partnership to a limited liability company); or

                (ii) one of the owners of the party on the date of this agreement or on the date of the closing of Manager's initial equity offering for purposes of financing its obligations under this agreement ultimately gains control over the party, unless such party is a significant competitor of Sprint PCS or Sprint PCS' Related Parties in the telecommunications business.

           17.15.4 Right of First Refusal. Notwithstanding any other provision in this agreement, Manager grants Sprint PCS the right of first refusal described below. If Manager determines it wishes to sell an Offered Interest, upon receiving any Offer to purchase an Offered Interest, Manager agrees to promptly deliver to Sprint PCS an Offer Notice. The Offer Notice is deemed to constitute an offer to sell to Sprint PCS, on the terms set forth in the Offer, all but not less than all of the Offered Interest. Sprint PCS will have a period of 60 days from the date of the Offer Notice to notify Manager that it agrees to purchase the Offered Interest on such terms. If Sprint PCS timely agrees in writing to purchase the Offered Interest, the parties will proceed to consummate such purchase not later than the 180th day after the date of the Offer Notice. If Sprint PCS does not agree within the 60-day period to purchase the Offered Interest, Manager will have the right, for a period of 120 days after such 60th day, subject to the restrictions set forth in this Section 17, to sell to the person or entity identified in the Offer Notice all of the Offered Interest on terms and conditions no less favorable to Manager than those set forth in the Offer. If Manager fails to sell the Offered Interest to such person or entity on such terms and conditions within such 120-day period, Manager will again be subject to the provisions of this Section 17.15.4 with respect to the Offered Interest.

           17.15.5 Transfer of Sprint PCS Network. Sprint PCS may sell, transfer or assign the Sprint PCS Network or any of the Licenses, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and Sprint PCS' Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this Section 17.15.5, without the need for Manager to execute any document to effect such release.

     17.16 Provision of Services by Sprint Spectrum. As described in the Recitals, the party or parties to this agreement that own the Licenses are referred to in this agreement as "Sprint PCS." Sprint Spectrum will provide most or all of the services required to be provided by Sprint PCS under this agreement on behalf of Sprint PCS, other than the services to be rendered by Manager. For example, Sprint Spectrum is the party to the contracts relating to the national distribution network, the roaming and long distance services, and the procurement arrangements. Accordingly, Sprint PCS and Manager will deal with Sprint Spectrum to provide many of the attributes of the Sprint PCS Network.

     17.17 Number Portability. Manager understands that the manner in which customers are assigned to the Service Area Network could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

     17.18 Disclaimer of Agency. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

     17.19 Independent Contractors. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

     17.20 Expense. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement. The parties must not allocate any employee cost or other cost to the other party, except as otherwise provided in the Program Requirements or to the extent the parties expressly agree in advance to the allocation.

     17.21 General Terms. (a) This agreement is to be interpreted in accordance with the following rules of construction:

                (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires.

                (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

                (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

                (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

           (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "Business") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

     17.22 Conflicts with Other Agreements. The provisions of this Management Agreement govern over those of the Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Services Agreement. The provisions of each Trademark License Agreement governs over those of this agreement if the provisions contained in this agreement conflict with analogous provisions in a Trademark License Agreement.

     17.23 Survival Upon Termination. The provisions of Sections 10, 11.4, 11.5, 11.6, 12.2, 13, 14, 16 and 17 of this agreement will survive any termination of this agreement.

     17.24 Announced Transaction. Sprint Enterprises, L.P., TCI Telephony Services, Inc., Comcast Telephony Services and Cox Telephony Partnership have executed a Restructuring and Merger Agreement and related agreements that provide for restructuring the ownership of Sprint Spectrum L.P., SprintCom, Inc., PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. Upon consummation of the transactions contemplated by those agreements, Sprint would control each of the four entities. While Sprint and Sprint PCS anticipate the proposed transactions will be consummated, there can be no assurances.

     17.25 Additional Terms and Provisions. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that the Addendum also describes all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long distance telephone services (Section 3.4) or backhaul and transport services (Section 3.7)).

     17.26 Master Signature Page. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by this reference.

     17.27 Agent Authorization. Because of the close operational relationship between the parties listed together below, each entity authorizes the other entity to act on its behalf in every capacity under this agreement: (a) WirelessCo, L.P. and Sprint Spectrum L.P.; (b) Cox PCS License, L.L.C. and Cox Communications PCS, L.P.; (c) APC PCS, LLC and American PCS Communications, LLC; and (d) PhillieCo, L.P. and PhillieCo Partners I, L.P.

                      SPRINT COMMUNICATIONS COMPANY, L.P.
                      -----------------------------------

     For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3, and 10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.

                                        SPRINT COMMUNICATIONS COMPANY, L.P.



                                        By:  /s/ William R. Blessing
                                             --------------------------------
                                                William R. Blessing
                                                Vice President, Wireless


                               ILLINOIS PCS, LLC
                               -----------------

     For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Illinois PCS, LLC executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Illinois PCS, LLC of this Master Signature Page has the same force and effect as if SprintCom, Inc. executed individually each of the Executed Agreements.

                                        ILLINOIS PCS, LLC



                                        By:  /s/ Tim Yager
                                             --------------------------------
                                                Tim Yager
                                                President

                                SPRINTCOM, INC.
                                ---------------

     For and in consideration of the covenants contained in the Management Agreement and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SprintCom, Inc. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by SprintCom, Inc. of this Master Signature Page has the same force and effect as if SprintCom, Inc. executed individually each of the Executed Agreements.

                                        SPRINTCOM, INC.



                                        By:  /s/ William R. Blessing
                                             --------------------------------
                                                William R. Blessing
                                                Vice President, Wireless

                                       B


                            Schedule of Definitions

                            (Management, Services,
                       and Trademark License Agreements)

                            Schedule of Definitions

     This Schedule of Definitions is the "Schedule of Definitions" referred to
                                          -----------------------
in and incorporated by reference under the Management Agreement, Services Agreement, and Trademark License Agreements (as such agreements are defined below). Whenever the phrase "this agreement" is used below, such phrase refers to the particular agreement under whose terms this Schedule of Definitions is being applied in that instance. If citations to sections or exhibits of different agreements are included in a definition, the citation to the particular agreement under whose terms this Schedule of Definitions is being applied controls to the exclusion of the citations to different agreements.

     The following words and phrases used in this agreement have the following meanings:

     "Addendum" means any addendum attached to this agreement that contains the amendments to this agreement; such Addendum is expressly incorporated as a part of this agreement.

     "Affiliation Agreement" means any and all of the agreements, known as Sprint PCS Affiliation Agreements, whereby an affiliate and Sprint PCS and/or one or more of Sprint PCS' Related Parties agree to the terms and conditions under which such affiliate will manage the Service Area Network identified in such agreement, using such Affiliate's own PCS license issued by the FCC and any documents incorporated by reference in such agreement.

     "Agent" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Arbiter" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Available Services" means those categories of services listed on Exhibit
                                                                       -------
2.1.1 to the Services Agreement (as the same may be amended from time to time by
-----
Sprint Spectrum and made available to Manager under the terms of the Services Agreement).

     "Available Services and Fees Schedule" means that schedule set forth on
Exhibit 2.1.1 to the Services Agreement, which sets forth the Available Services
-------------
offered from time to time and the fees charged for such Available Services.

     "Bankruptcy" means, for the purposes of the Trademark License Agreements, either a Voluntary Bankruptcy or an Involuntary Bankruptcy.

     "Brands" means the Sprint PCS Brands and the Sprint Brands.

     "BTA" means a Basic Trading Area for which a Basic Trading Area (BTA) license is issued by the FCC.

     "Build-out Plan" means the plan agreed upon by Manager and Sprint PCS, along with any modifications and updates to the plan, respecting the construction and design of the Service Area Network, a copy of which is attached as Exhibit 2.1 to the Management Agreement.
   -----------

     "Business Day" means a day of the year that banks are not required or authorized to close in the State of New York.

     "Cancelled Service" has the meaning set forth in Section 3.2 of the Services Agreement.

     "CDMA" means code division multiple access.

     "Change of Control" has the meaning set forth in Section 17.15.3 of the Management Agreement.

     "Collected Revenues" has the meaning set forth in Section 10.4 of the Management Agreement.

     "Confidential Information" means all Program Requirements, guidelines, standards, and programs, the technical, marketing, financial, strategic and other information provided by each party under the Management Agreement, Services Agreement, and Trademark License Agreements, and any other information disclosed by one party to the other party pursuant to the Management Agreement, Services Agreement, and Trademark License Agreements that is not specifically excluded by Section 12.2 of the Management Agreement. In addition to the preceding sentence, "Confidential Information" has the meaning set forth in
Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Controlled Related Party" means the Parent of any Person and each Subsidiary of such Parent. As used in Section 1.2 and Article 3 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 1.2 and Article 3 of the Sprint Trademark and Service Mark License Agreement, the term "Controlled Related Party" will also include any Related Party of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise.

     "Default Rate" means the rate per annum (computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable), compounded monthly, equal to the Prime Rate (adjusted as and when changes in the Prime Rate occur) plus five percent (5%).

     "Disaggregated License" means that portion of the License that Manager may or is required to purchase under Section 11 of the Management Agreement from Sprint PCS under certain circumstances, after Sprint PCS' receipt of FCC approval of the necessary disaggregation and partition, which portion comprises no less than the amount of spectrum sufficient to operate one duplex CDMA carrier (including the required guard bands) within the PCS Spectrum, and no more than 10 MHz of the Spectrum (at Manager's designation) covering the Service Area, and which includes the frequencies then in use in the Service Area Network and, if applicable, adjacent frequencies, so long as such frequencies in the aggregate do not exceed 10 MHz.

     "Dispute Notice" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Dispute Notice Date" has the meaning set forth in Section 12.1.3 of the Management Agreement or Section 5.1.3 of the Services Agreement.

     "Encumbrances" has the meaning set forth in Section 5.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 5.1(a) of the Sprint Trademark and Service Mark License Agreement.

     "Entire Business Value" has the meaning set forth in Section 11.7.3 of the Management Agreement.

     "Event of Termination" means any of the events described in Section 11.3 of the Management Agreement. For the purposes of the Sprint Spectrum Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement. For the purposes of the Sprint Trademark and Service Mark License Agreement only, "Event of Termination" has the meaning set forth in Section 13.2 of that agreement.

     "FAA" means the Federal Aviation Administration.

     "FCC" means the Federal Communications Commission.

     "Financial Lender" means any and all of those commercial and financial institutions that provide material credit to Manager for the purpose of assisting Manager with the fulfillment of its obligations and duties under this agreement.

     "fixed wireless local loop" has the meaning set forth in Section 2.4 of the Management Agreement.

     "home service area" means the geographic area within which a customer can make a local call on the customer's PCS phone (i.e., the customer does not incur an extra charge).

     "Inbound Roaming" means calls placed by a non-Sprint PCS Network customer on the Sprint PCS Network.

     "Indemnitee" and "Indemnitor" have the meanings set forth in Section 13.3.1 of the Management Agreement or Section 6.3.1 of the Services Agreement.

     "Initial Term" has the meaning set forth in Section 11.1 of the Management Agreement.

     "Involuntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

     "Law" means all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, Orders and codes of all governmental and regulatory authorities, whether United States Federal, state or local, which are applicable to the Sprint PCS Products and Services.

     "License" means the PCS license(s) issued by the FCC described on the Service Area Exhibit to the Management Agreement.
--------------------

     "Licensed Marks" means the trademarks and service marks referred to in the Recitals section of the Trademark License Agreement under whose terms this definition is being applied, and such other marks as may be adopted and established under said agreement from time to time.

     "Licensee" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

     "Licensor" has the meaning set forth in the introductory paragraph to the particular agreement under whose terms this definition is being applied.

     "local calling area" means the geographic area within which a customer can make a local call on the customer's PCS handset without incurring a long distance charge.

     "Loss" means any and all damage, loss, liability, claim, out-of-pocket cost and expense, including reasonable expenses of investigation and reasonable attorneys' fees and expenses, but excluding consequential or special damages.

     "Management Agreement" means that certain Sprint PCS Management Agreement executed by Manager and Sprint PCS and any documents incorporated by reference in said agreement.

     "Manager" means the party to this agreement as indicated in the introductory paragraph of this agreement.

     "Manager Management Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

     "Manager's Products and Services" means all types and categories of wireless communications services and associated products that are offered by Manager in the Service Area under Section 3.2 of the Management Agreement.

     "Marketing Communications Guidelines" means the guidelines issued by Sprint or Sprint PCS in accordance with Section 5.2 of the Management Agreement with respect to the marketing, promotion, advertising, distribution, lease and sale of Sprint PCS Products and Services, as they may be amended from time to time by Sprint or Sprint PCS in accordance with the terms of the Trademark License Agreements.

     "Master Signature Page" means the document that the parties to the Management Agreement, Services Agreement and/or one or more of the Trademark License Agreements sign to evidence their agreement to execute, become a party to and be bound by each of the agreements, or parts thereof, listed above the particular party's signature on such Master Signature Page.

     "MFN price" or "Most Favored Nation price" means, with respect to resale, the best local market price offered to any third party for the purchase of air time on Manager's network including but not limited to any third party who may use the air time for its own wireless communications services or resell the air time, and, with respect to roaming, the lowest roaming charge of Manager to other wireless carriers when their customers roam on the Service Area Network.

     "MIN" means the 24-bit mobile identification number corresponding to the 7-digit telephone number assigned to the handset, used for both billing and receiving calls.

     "MTA" means a Major Trading Area for which a MTA license is issued by the FCC.

     "New Coverage" means the build-out in the Service Area that is in addition to the build-out required under the then-existing Build-out Plan, which build-out Sprint PCS or Manager decides should be built-out.

     "Notice Address Schedule" means the schedule attached to the Master Signature Page that provides the mailing and courier delivery addresses, and the facsimile number, for giving notices to each of the parties signing the Master Signature Page. The Notice Address Schedule may include supplemental addresses that serve as additional or alternate notice addresses for use by the parties in specifically prescribed situations.

     "NPA-NXX" means as follows: "NPA" means numbering plan area, which is the area code for a telephone number. "NXX" refers to the first three digits of a telephone number, which identify the specific telephone company central office that serves that number.

     "Offer" means an offer received by Manager to sell substantially all of the assets comprising or used in connection with the operation and management of the Service Area Network or any portion of the Service Area Network.

     "Offer Notice" means a written notice given by Manager to Sprint PCS that sets forth in detail the terms and conditions of an Offer and the name and address of the person or entity making the Offer.

     "Offered Interest" means the assets that Manager proposes to sell pursuant to an Offer.

     "Operating Assets" means the assets Manager or its Related Parties owns and uses in connection with the operation of the Service Area Network, at the time of termination, to provide the Sprint PCS Products and Services. Operating Assets does not include items such as furniture, fixtures and buildings that Manager or its Related Parties use in connection with other businesses. Examples of Operating Assets include without limitation: switches, towers, cell sites, systems, records and retail stores.

     "Operational Level of Sprint PCS" means the average operational level of all the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate, as measured by Sprint PCS, unless the operational level, as measured by Sprint PCS, of all of the service area networks operated by Sprint PCS and its Related Parties without the use of a manager or affiliate that are contiguous to the Service Area are below the national average, in which case "Operational Level of Sprint PCS" means the average operational level of those contiguous service area networks.

     "Order" means any order, writ, injunction, decree, judgment, award or determination of any court or governmental or regulatory authority.

     "Other Managers" means any person or entity with which Sprint PCS has entered into an agreement similar to this agreement or an Affiliation Agreement, including without limitation an affiliate under an Affiliation Agreement or a manager under another Management Agreement, under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services.

     "Outbound Roaming" means calls placed by a Sprint PCS Network customer on a non-Sprint PCS network.

     "Parent" means, with respect to any Person, the ultimate parent entity (as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person; except that if such ultimate parent entity is an individual, the Parent will be the highest entity in the ownership chain from the ultimate parent entity to and including such Person that is not an individual.

     "parties" means, with respect to the Management Agreement, Sprint PCS and Manager. For the purpose of the services Agreement only, "parties" means Sprint Spectrum and Manager. Sprint is not a party to the Management Agreement, except to the limited extent described on the signature page executed on behalf of Sprint. For the purpose of the Trademark License Agreements only, "parties" means Licensor and Licensee.

     "PCS" means a radio communication system authorized under the rules for broadband personal communications services designated as Subpart E of Part 24 of the FCC's rules, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

     "PCS Spectrum" means the range of frequencies that Sprint PCS is authorized to use under the License.

     "Permitted Assignee" means any assignee of the rights and obligations of Licensee pursuant to an assignment consented to in writing by Licensor, in its sole discretion, in accordance with Section 14.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 14.1 of the Sprint Trademark and Service Mark License Agreement, or any subsequent permitted assignee of any such permitted assignee.

     "Person" means any individual, partnership, limited partnership, limited liability company, corporation, trust, other business association or business entity, estate, or other entity.

     "pops" means the population covered by a license or group of licenses. Unless otherwise noted, as used in the Management Agreement, pops means the most recent Rand-McNally Population Survey estimate of the population of a geographic area.

     "Premium and Promotional Items" means all items, including clothing, memorabilia and novelties, used to display the Licensed Marks for the purpose of promoting the awareness, sale or image of the Sprint PCS Products and Services; provided, however, that Premium and Promotional Items does not include marketing and advertising materials prepared by Licensee that are subject to the Marketing Communications Guidelines (e.g. printed materials such as bill stuffers, brochures and similar materials).

     "Prime Rate" means the rate announced from time to time by The Chase Manhattan Bank, or its successor(s), as its prime rate.

     "Program Requirements" means the standards, guidelines, plans, policies and programs established by Sprint PCS from time to time regarding the operation and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network, including the Program Requirements set forth in Sections 4.1, 4.2, 4.3, 7.2 and 8.1 of the Management Agreement. Sprint PCS may also implement Program Requirements respecting a voluntary resale program, as defined in Section 3.5.2 of the Management Agreement.

     "Purchase Notice" has the meaning set forth in Section 1.2 of Exhibit 11.8
                                                                   ------------
to the Management Agreement.

     "Quality Standards" has the meaning set forth in Section 2.1(a) of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 2.1(a) of the Sprint Trademark and Service Mark License Agreement.

     "Rand-McNally Population Survey" means the most recent population survey published by Rand-McNally or, if Rand-McNally no longer publishes the surveys, then the most recent population survey published by any successor organization to Rand-McNally or, if no such organization exists, an organization selected by Sprint PCS that provides surveys similar to the Rand-McNally surveys.

     "Receiving Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Related Equipment" means customer-controlled equipment for use in connection with the Sprint PCS Products and Services including telephones, wireless handsets and related accessories, PCMCIA cards, "smart" cards, PDA's, PBX's, set-top boxes and data terminals.

     "Related Party" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Person. For purposes of the Management Agreement, Sprint Spectrum, SprintCom, American PCS Communications, LLC, PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. will be deemed to be Related Parties. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Restricted Party" has the meaning set forth in Section 3.1 of the Sprint Spectrum Trademark and Service Mark License Agreement or Section 3.1 of the Sprint Trademark and Service Mark License Agreement.

     "Selected Services" means those Available Services selected by Manager to be provided by Sprint Spectrum under Section 2.1 of the Services Agreement. An Available Service will not be treated as a Selected Service until Sprint Spectrum begins providing that service.

     "Service Area" means the geographic area described on the Service Area
                                                               ------------
Exhibit to the Management Agreement.
-------

     "Service Area Network" means the network and business activities managed by Manager under the Management Agreement in the Service Area under the License.

     "Services Agreement" means that certain Sprint PCS Services Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement, whereby Manager may delegate the performance of certain services to Sprint PCS for fees that represent an adjustment of the fees paid by Sprint PCS to Manager under Section 10 of the Management Agreement.

     "Siting Regulations" means:

          (1) FCC regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 47 CFR
     (S)(S)17.1 through 17.58, and as may be amended;

          (2) FAA regulations governing tower siting, lighting, marking, monitoring, and reporting of lighting malfunctions as set forth in 14 CFR
     (S)(S)77.1 through 77.75, and as may be amended;

          (3) FCC land use regulations as set forth in 47 CFR (S)(S)1.1301 through 1.1319, and as may be amended; and

          (4)  FCC radio frequency exposure regulations as set forth in 47 CFR
     (S)(S)1.1301 through 1.1319, and as may be amended.

     "spectrum" has the same meaning as PCS Spectrum.

     "Sprint" means Sprint Communications Company, L.P., a Delaware limited partnership.

     "Sprint Brands" means the "Licensed Marks" as that term is defined under the Sprint Trademark and Service Mark License Agreement.

     "Sprint PCS" means any or all of the following Related Parties who are License holders and signatories to the Management Agreement: Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, PhillieCo Partners I, L.P., a Delaware limited partnership, Cox Communications PCS, L.P., a Delaware limited partnership, and American PCS Communications, LLC, a Delaware limited liability company. Each entity listed above is a Related Party to each of the other listed entities.

     "Sprint PCS Affiliation Agreement" has the same meaning as Affiliation Agreement.

     "Sprint PCS Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Sprint PCS Communications Policies" means the policies established in accordance with Section 6.4 of the Management Agreement with respect to public relations development, maintenance and management, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Customer Service Program Requirements" means the program and requirements established in accordance with Section 8.1 of the Management Agreement with respect to customer service development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Customer Service Standards" means those customer service standards developed by Sprint PCS with respect to customer service and maintenance as described in Section 8.2 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Insurance Requirements" means the insurance requirements developed by Sprint PCS as described in Section 12.3 of the Management Agreement, as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS Management Agreement" has the same meaning as Management Agreement.

     "Sprint PCS National Accounts Program Requirements" means the program and requirements established in accordance with Section 4.2 of the Management Agreement with respect to national accounts development, maintenance and management, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint PCS National or Regional Distribution Program Requirements" means any distribution program and requirements established in accordance with Section
4.1 of the Management Agreement, as it may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, and entered into by Sprint PCS or its Related Parties and a third-party distributor (for example, a national chain of retail electronics stores) from time to time, under which the third party will distribute, lease, or sell Sprint PCS Products and Services on a national or regional basis. The term "distributor" means a reseller of Sprint PCS Products and Services, or an agent of Sprint PCS authorized to sell Sprint PCS Products and Services on behalf of Sprint PCS, or a person engaged in any other means of wholesale or retail distribution of Sprint PCS Products and Services.

     "Sprint PCS Network" means the national wireless network and business activities to be developed by Sprint PCS, Manager and Other Managers in the United States and certain of its territories and possessions, which network includes the Service Area Network.

     "Sprint PCS Products and Services" means all types and categories of wireless communications services and associated products that are designated by Sprint PCS (whether now existing or developed and implemented in the future) as products and services to be offered by Sprint PCS, Manager and all Other Managers as the products and services of the Sprint PCS

Network for fixed and mobile voice, short message and other data services under the FCC's rules for broadband personal communications services, including all local area service plans. Sprint PCS Products and Services do not include wireline products or services, including local exchange service, wireline long distance service, and wireline based Internet access.

     "Sprint PCS Roaming and Inter Service Area Program Requirements" means:

          (i) the roaming program and requirements established in accordance with Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from a carrier not associated with the Sprint PCS Network to operate the customer's handset on the Sprint PCS Network and for customers from the Sprint PCS Network (whether customers of Sprint PCS, Manager or an Other Manager) to operate the customer's handset on a network of a carrier not associated with the Sprint PCS Network, and

          (ii) the program established in accordance with Section 4.3 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, to provide for customers from one Service Area on the Sprint PCS Network, whether managed by Sprint PCS, Manager, or an Other Manager, to operate the customer's handsets and otherwise receive seamless service, regardless of whether the customer makes its call to or from the Sprint PCS Network and regardless of whether the customer is a customer of Sprint PCS, Manager or an Other Manager.

     "Sprint PCS Technical Program Requirements" means the operating and technical performance standards established by Sprint PCS, in accordance with
Section 7.2 of the Management Agreement, as amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement, for the Sprint PCS Network as they may be amended from time to time by Sprint PCS in accordance with the terms of the Management Agreement.

     "Sprint Spectrum" means Sprint Spectrum L.P., a Delaware limited partnership.

     "Sprint Spectrum Brands" means the "Licensed Marks" as that term is defined under the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Sprint Spectrum Trademark and Service Mark License Agreement" means that certain Sprint Spectrum Trademark and Service Mark License Agreement executed by Manager and Sprint Spectrum and any documents incorporated by reference in said agreement.

     "Sprint Trademark and Service Mark License Agreement" means that certain Sprint Trademark and Service Mark License Agreement executed by Manager and Sprint and any documents incorporated by reference in said agreement.

     "SprintCom" means SprintCom, Inc., a Kansas corporation.

     "Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

     "Successor Notice" has the meaning set forth in Section 17.15.2(e) of the Management Agreement.

     "Term" means during the term of the Management Agreement, including the Initial Term and any renewal terms.

     "Trademark and Service Mark Usage Guidelines" means the rules governing the depiction and presentation of the Licensed Marks then generally in use by Licensor, to be furnished by Licensor to Licensee, as the same may be amended and updated from time to time by Licensor.

     "Trademark License Agreements" means the Sprint Trademark and Service Mark License Agreement and the Sprint Spectrum Trademark and Service Mark License Agreement.

     "Type II Report" has the meaning set forth in Section 12.1.2 of the Management Agreement.

     "Voluntary Bankruptcy" has the meaning set forth in Section 11.3.7 of the Management Agreement.

     "wireless mobility communications network" means a radio communications system operating in the 1900 MHz spectrum range under the rules designated as Subpart E of Part 24 of the FCC's rules.

                                       C


                             Build-out of Network
                               (custom exhibits)


                     1.7    Build-out and Working Capital
                            Financing (custom exhibit)
                     2.1    Build-out Plan (custom exhibit)
                     2.4    Restricted Markets (custom exhibit)
                     2.6    Purchase of Assets by Manager
                            (custom exhibit)


                                  Exhibit 1.7

                    Build-Out and Working Capital Financing
                                      for
                                 Illinois PCS

The Network Build Out and Working Capital requirements will be funded as follows:

Total Projected Funding Requirements $ 80,000,000
-------------------------------------------------

Sources of Funding:
------------------
Equity $ 30,000,000

Participant*                     Amt provided     Projected Funding Date
------------                     ------------     ----------------------
Geneseo Communications            12,000,000            35% year 1; 30% year 2;
Cambridge Telcom, Inc.             9,000,000            20% year 3; 15% year 4
Cass Communications                2,500,000            Same as above
Montrose Mutual Telephone          2,500,000            Same as above
Madison Telephone                  2,500,000            Same as above
Gridley Communications             1,500,000            Same as above

*actual company may change to a different subsidiary of the same organization **ownership percentages could vary slightly as deal finalizes

Debt $ 50,000,000*
------------------

Institution/Source        Type of Debt        Amt provided    Proj. Funding Date
------------------        ------------        ------------    ------------------
Vendor

*pending vendor and SprintPCS reaching final agreement on terms

Terms of Funding:
----------------

The vendor financing will provide for a 2-year drawdown with interest only for 3 years followed by a 5-year graduated repayment schedule.

[*] IMPORTANT NOTE: A detailed description of the coverage for each BTA listed below has been intentionally omitted for confidentiality reasons.

                                  Exhibit 2.1

                                Build Out Plan
                                 Illinois PCS

Phase 1 Coverage - December *

BTA 46 Bloomington
*

BTA 86 Clinton-Sterling
*

BTA 105 Davenport-Moline
*

BTA 161 Galesburg
*

BTA 213 Jacksonville
*

BTA 243 LaSalle-Peru-Ottawa-Streator
*

BTA 344 Peoria
*

BTA 394 St. Louis (Macoupin County only)
*

BTA 426 Springfield
*

Phase 1 - December *

BTA 46 Bloomington
*

BTA 71 Champaign-Urbana
*

BTA 103 Danville
*

BTA 109 Decatur-Effingham
*

BTA 225 Kankakee
*

BTA 286 Mattoon
*

BTA 308 Mt. Vernon-Centralia BTA
*

Phase 2 - December *

BTA 86 Clinton-Sterling
*

BTA 105 Davenport-Moline
*

BTA Decatur-Effingham
*

BTA 225 Kankakee
*

BTA 243 LaSalle-Peru-Ottawa-Streator
*

BTA 344 Peoria
*

BTA 426 Springfield
*

                                  Exhibit 2.1
                               IL PCS POP Matrix

---------------------------------------------------------------------------------------------------------------------------------
                                                   Total     Phase 1      Phase 1     Phase 2     Phase 2       Total      % of
BTA                                              Licensed    Covered   Covered Area   Covered  Covered Area    Covered   Licensed
Number  License             BTA Name                POPs       POPs       (Sq Mi)      POPs       (Sq Mi)       POPs       POPs
---------------------------------------------------------------------------------------------------------------------------------
    46  D          Bloomington                     230,919    204,023         1,628                             204,023        88%
    71  D          Champaign-Urbana                220,271    186,615         1,123                             186,615        85%
    86  B          Clinton, Sterling               144,881     38,092           230    57,423           389      95,515        66%
   103  D,E        Danville                        110,501     65,604           348                              65,604        59%
   105  B          Davenport, Moline               432,990    316,749           786    57,322           438     374,071        86%
   109  D          Decatur-Effingham               248,452    157,077         1,059    11,873            70     168,950        68%
   161  D          Galesburg                        73,288     42,113           247                              42,113        57%
   213  D          Jacksonville                     68,988     28,988           238                              28,988        42%
   225  D,E        Kankakee                        135,003     82,640           437    10,099           107      92,739        69%
   243  D,E        LaSalle-Peru-Ottawa-Streator    152,765     96,217           731    22,672           128     118,889        78%
   286  D          Mattoon                          63,362     55,092           466                              55,092        87%
   308  B          Mount Vernon-Centralia          121,639     57,393           873                              57,393        47%
   344  D          Peoria                          464,192    270,130           724    40,322           144     310,452        67%
   394  B          St. Louis (Macoupin County)      46,685     20,358           221                              20,358        44%
   426  D          Springfield                     264,606    184,692           775    25,018           292     209,710        79%
                                                 ---------  ---------         -----   -------         -----   ---------        --
                                                 2,778,542  1,805,783         9,886   224,729         1,568   2,030,512        73%

                             Service Area Exhibit

                             SERVICE AREA EXHIBIT
                             --------------------
                                 Illinois PCS
                                 ------------

BTA Name                                    BTA #  License Holder  License
--------                                    -----  --------------  -------

Bloomington, IL                               46      SprintCom      D
Champaign-Urbana, IL                          71      SprintCom      D
Clinton, IA - Sterling, IL                    86      SprintPCS      B
Danville, IL                                 103      SprintCom      D,E
Davenport, IA - Moline, IL                   105      SprintPCS      B
Decatur - Effingham, IL                      109      SprintCom      D
Galesburg, IL                                161      SprintCom      D
Jacksonville, IL                             213      SprintCom      D
Kankakee, IL                                 225      SprintCom      D,E
LaSalle-Peru-Ottawa-Streator, IL             243      SprintCom      D,E
Mattoon, IL                                  286      SprintCom      D
Mt. Vernon - Centralia, IL                   308      SprintPCS      B
Peoria, IL                                   344      SprintCom      D
St. Louis, MO (Macoupin County, IL only)     394      SprintPCS      B
Springfield, IL                              426      SprintCom      D

                                       D


                             Products and Services



                    3.1    Listing of Products and Services
                    4.4    Sprint PCS Pricing Plans for Regional
                           or National Offering
                    6.4    Sprint PCS Communications Policies
                           (under development)



                                  Exhibit 3.1
                       Sprint PCS Products and Services


Products and Services and brief description of each Sprint PCS Product or Service. A detailed service and technical description of the Sprint PCS

========================================================================================================================
       Feature/Product/Service                                     Description
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
 General:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   First Incoming Minute Free                No airtime charges for the first minute of an incoming call
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   On-Network Traveling                      Sprint PCS customer (with NPA-NXX outside Service Area) usage on the
                                             Sprint PCS Network outside the customer's home service area
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Off-Network Traveling                     Usage by Sprint PCS customers whose NPA-NXX is outside the Service
                                             Area on Manager's network
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Off-Network Local Service                 Local service on Manager's network
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Off-Network Roaming                       Automatic and manual roaming on analog networks with dual-band handset, and on 1900 CDMA networks with all handsets
------------------------------------------------------------------------------------------------------------------------
 Over-The-Air Activation Capability
------------------------------------------------------------------------------------------------------------------------
   Activations                               Customer self-activation over the air
------------------------------------------------------------------------------------------------------------------------
   MIN (or MSISDN) Change                    Over-the-air changes to MIN
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Paging to External Pagers
------------------------------------------------------------------------------------------------------------------------
   To Sprint-Branded Pagers                  Send a page to a subscriber's Sprint-branded pager via their SPCS MIN and voicemail
------------------------------------------------------------------------------------------------------------------------
   To Third-Party Pagers                     Send a page to a subscriber's third-party branded pager via their
                                             SPCS MIN and voicemail
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 PIC Choice                                  Must use Sprint LD. Estimated to be available by July 1998, will use
                                             Sprint LD, AT&T
------------------------------------------------------------------------------------------------------------------------
 Home Rate USA                               Pay local airtime rate and applicable long distance anywhere on the
                                             Sprint PCS Network.  Flat monthly charge
------------------------------------------------------------------------------------------------------------------------


                                  Exhibit 3.1
                       Sprint PCS Products and Services

========================================================================================================================
       Feature/Product/Service                                     Description
------------------------------------------------------------------------------------------------------------------------
 Toll Free USA                               Calls in the U.S., Puerto Rico, and Virgin Islands from the Sprint PCS
                                             Network are free of long distance charges up to 1,000 minutes per month.
                                             Flat monthly charge
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Summary Bill                                Summarized billing without the call detail
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 PCS to PCS Promotions                       Ability to offer promotions for calls originating from and terminating to
                                             SPCS handsets
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Business Mgmt Reporting                     CD Rom Based billing format and detail provided to business customers
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Electronic Payment                          Automatic bill payment via EFT or credit card
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Account Hierarchy Aggregate Discount        Ability to offer discounts within a liable account
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Membership Plan                             Annual membership plan.  Lump sum paid upfront for bundled minutes. No MRC
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Roadside Assistance                         Nationwide roadside assistance.  Flat monthly charge
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Automation of Account Information           Via IVRU and Internet website, allow subscriber to access used minutes, account balance, etc.
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
 Dial Plan:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Toll Dialing                              NPA+NXX+XXXX or 1+NPA+NXX+XXXX
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   International Dialing                     01+CC+XXX+XXXX (Operator assisted)
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Customer Care                             *2.  611. *611. #611
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


                                  Exhibit 3.1
                       Sprint PCS Products and Services

========================================================================================================================
       Feature/Product/Service                                     Description
------------------------------------------------------------------------------------------------------------------------
   Directory Assistance                      411. *411. #411
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Operator Services                           0. 00. 0+NPA+NXX+XXXX
------------------------------------------------------------------------------------------------------------------------
   Emergency                                 911. *911. #911. 0+911. 1+911.
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Three Way Calling                         Standard feature included in monthly recurring charge
------------------------------------------------------------------------------------------------------------------------
   Three Way Calling Deactivation            *310
------------------------------------------------------------------------------------------------------------------------
   Three Way Calling Activation              *31
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Call Forward Unconditional                *72+<DN>
   Activation
------------------------------------------------------------------------------------------------------------------------
   Call Forward Unconditional                *720
   Deactivation
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Call Forward No Answer Activation         *73<DN>
------------------------------------------------------------------------------------------------------------------------
   Call Forward No Answer Deactivation       *730
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Call Forward Busy Activation              *74+<DN>
------------------------------------------------------------------------------------------------------------------------
   Call Forward Busy Deactivation            *740
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Call Waiting                              Standard feature included in monthly recurring charge
------------------------------------------------------------------------------------------------------------------------
   Cancel Call Waiting                       *70+<DN>
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Caller ID                                 Standard feature included in monthly recurring charge
------------------------------------------------------------------------------------------------------------------------
   Caller ID Call Blocking                   Performed by Customer Care
------------------------------------------------------------------------------------------------------------------------
   Caller ID Per Call Blocking               *67+<DN>
------------------------------------------------------------------------------------------------------------------------
   Caller ID Per Call Re-activation          *68+<DN>
------------------------------------------------------------------------------------------------------------------------
   Caller ID Per Call CNIR Restriction       *82+<DN>
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------


                                  Exhibit 3.1
                       Sprint PCS Products and Services

========================================================================================================================
       Feature/Product/Service                                     Description
------------------------------------------------------------------------------------------------------------------------
   Call Delivery Deactivation                *180
------------------------------------------------------------------------------------------------------------------------
   Call Delivery Re-activation               *18
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Call Restriction
------------------------------------------------------------------------------------------------------------------------
      Long Distance                          Prevent originating long distance calls when required, or subscriber desired
------------------------------------------------------------------------------------------------------------------------
      International Calls                    Prevent originating international calls when required, or subscriber desired
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Hotlining                                 Call intercept and delivery to Customer Care
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Voice mail:
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
   Platform                                  Comverse
------------------------------------------------------------------------------------------------------------------------
   One Touch Access                          Voicemail one button access on handset
------------------------------------------------------------------------------------------------------------------------
   Message Waiting Notification              Tone and display notification of messages
------------------------------------------------------------------------------------------------------------------------
   Hands-free Listening                      Automatic hands free reviewing of voice messages upon accessing the mailbox
------------------------------------------------------------------------------------------------------------------------
   Pager Notification (SPCS/Sprint           Notification of voice messaging and numeric paging
   pager)
------------------------------------------------------------------------------------------------------------------------
   Voicemail Callback/Place Call             One touch call return of a voice message without leaving the mailbox
------------------------------------------------------------------------------------------------------------------------
   Urgent Message Notification               Outside callers can designate message as urgent
------------------------------------------------------------------------------------------------------------------------
   Mailbox-to-Mailbox Messaging              Available later in 1998.  The function of recording or forwarding a message from one mailbox to one or many
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================
 Short Message Service:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Numeric Messaging                         Available Sept.  1, 98
------------------------------------------------------------------------------------------------------------------------
   Text Messaging                            Available Sept.  1, 98
------------------------------------------------------------------------------------------------------------------------
      Terminating                            Yes
------------------------------------------------------------------------------------------------------------------------
      Originating                            *
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Number of Characters
------------------------------------------------------------------------------------------------------------------------
      Before 10/98                           100
------------------------------------------------------------------------------------------------------------------------


                                  Exhibit 3.1
                       Sprint PCS Products and Services

========================================================================================================================
       Feature/Product/Service                                     Description
------------------------------------------------------------------------------------------------------------------------
      After 10/98                            TBD
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Ways to Send a Message
------------------------------------------------------------------------------------------------------------------------
      SPCS Web Site Message Center           Via SPCS Website
------------------------------------------------------------------------------------------------------------------------
      E-mail                                 Via E-mail, using subscriber's MIN as the address
------------------------------------------------------------------------------------------------------------------------
      Messaging Software                     TAP based messaging software
------------------------------------------------------------------------------------------------------------------------
      Operator Dispatch                      TBD
------------------------------------------------------------------------------------------------------------------------
      Mobile Originated                      *
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Handsets Capable                          All
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Pricing
------------------------------------------------------------------------------------------------------------------------
   Numeric Messaging                         Free
------------------------------------------------------------------------------------------------------------------------
   Text Messaging                            No charge before 10/98.  MRC thereafter
------------------------------------------------------------------------------------------------------------------------
 Prepaid:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Platform                                  Brite
------------------------------------------------------------------------------------------------------------------------
   Methods of Remittance
------------------------------------------------------------------------------------------------------------------------
      Prepaid Calling Card
------------------------------------------------------------------------------------------------------------------------
      Prepaid Replenishment Card             $30, $50, $100 increments
------------------------------------------------------------------------------------------------------------------------
         SPCS Prepaid Wireless Phone         $25 denominations
         Card
------------------------------------------------------------------------------------------------------------------------
      Major Credit Card                      Dial *PAY from handset
------------------------------------------------------------------------------------------------------------------------
      ACE (America's Cash Express)           Account credited within 2 hours
------------------------------------------------------------------------------------------------------------------------
   Credit Check                              No
------------------------------------------------------------------------------------------------------------------------
   Deposit                                   No
------------------------------------------------------------------------------------------------------------------------
   Pricing Plans                             Plan 1:  No MRC, $0.69/min, $0.25 extra for LD.  Plan 2:  $19.95 MRC, 20
                                             ------                                           ------
                                             incl min., $0.59/min, $0.25 extra for LD.
------------------------------------------------------------------------------------------------------------------------
   Customer Care Access                      24x7 dedicated
------------------------------------------------------------------------------------------------------------------------
   Reconnection/Reactivation Fee             45 days and 90 days
------------------------------------------------------------------------------------------------------------------------


                                  Exhibit 3.1
                       Sprint PCS Products and Services

========================================================================================================================
    Feature/Product/Service                                              Description
------------------------------------------------------------------------------------------------------------------------
   Roaming/Traveling Availability            Traveling only, manual roaming only
------------------------------------------------------------------------------------------------------------------------
   Calling Features
------------------------------------------------------------------------------------------------------------------------
      Voicemail
------------------------------------------------------------------------------------------------------------------------
      Caller ID
------------------------------------------------------------------------------------------------------------------------
      Call Waiting
------------------------------------------------------------------------------------------------------------------------
      Call Forwarding
------------------------------------------------------------------------------------------------------------------------
      First Incoming Minute Free
------------------------------------------------------------------------------------------------------------------------
      Current Balance Notification
------------------------------------------------------------------------------------------------------------------------
      Low Balance Warnings
------------------------------------------------------------------------------------------------------------------------
      MRC Deduction Warnings
------------------------------------------------------------------------------------------------------------------------
      International Calling Capability
------------------------------------------------------------------------------------------------------------------------
      911 Access
------------------------------------------------------------------------------------------------------------------------
      Directory Assistance
      Availability
------------------------------------------------------------------------------------------------------------------------
      Operator Services Availability
------------------------------------------------------------------------------------------------------------------------
      Local Numeric Paging
------------------------------------------------------------------------------------------------------------------------
      Local Alpha Paging
------------------------------------------------------------------------------------------------------------------------
      Equipment Replacement
------------------------------------------------------------------------------------------------------------------------
      Monthly Usage Statement
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
 Other:
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Handset Replacement Insurance             Optional
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   Direct Fulfillment                        Overnight delivery of handset
========================================================================================================================


                                  Exhibit 4.4

          Sprint PCS Pricing Plans for Regional or National Offering

1.   Consumer Segment

     1.1  Required Sprint PCS Service Plans

As of May 1998, national consumer service plans that Sprint PCS markets are required to offer customers include:

---------------------------------------------------------------------------------------------------------------------
 MONTHLY SERVICE CHARGE                     $16.99        $29.99        $49.99        $69.99        $99.99
---------------------------------------------------------------------------------------------------------------------
              Included monthly minutes
   you can use anytime day or night/1/       10-30        100-180       250-350       500-600       1,000
---------------------------------------------------------------------------------------------------------------------
                 Additional Minutes/2/     $0.25-0.50   $0.25-0.40    $0.20-0.40    $0.15-0.35    $0.15-0.30
---------------------------------------------------------------------------------------------------------------------
 STANDARD FEATURES
---------------------------------------------------------------------------------------------------------------------
                             Caller ID
                          Call Waiting                                         Included
                     Three-Way Calling
---------------------------------------------------------------------------------------------------------------------
                             Voicemail        $4.99                            Included
---------------------------------------------------------------------------------------------------------------------
            First incoming minute free         N/A                             Included
---------------------------------------------------------------------------------------------------------------------
 OPTIONAL FEATURES
---------------------------------------------------------------------------------------------------------------------
                       Off-Peak Option         N/A                      $4.99
---------------------------------------------------------------------------------------------------------------------
        Sprint PCS Home Rate USA/(sm)/         N/A                      $4.99                         Included
---------------------------------------------------------------------------------------------------------------------
        Sprint PCS Toll-Free USA/(sm)/         N/A                     $19.99                          $9.99
---------------------------------------------------------------------------------------------------------------------
 Roadside Rescue offered by Sprint PCS                                  $2.99
---------------------------------------------------------------------------------------------------------------------

Notes: Business cu$149.99 may subscribe to consumer price plans. /1/ Included monthly minutes vary by market, and primarily follow the ranges set forth above. /2/ Flat rate pricing for additional minutes varies by market, and primarily follow the ranges set forth above.

     1.2  Optional Service Plan (Off Sheet - not placed on collateral)

As of May 1998, national consumer service plans that Sprint PCS markets have the option of offering customers include:

---------------------------------------------------------
 MONTHLY SERVICE CHARGE                        $149.99
---------------------------------------------------------
            Included monthly minutes
    you can use anytime day or night            1,500
---------------------------------------------------------
               Additional Minutes/3/         $0.15-0.20
---------------------------------------------------------
 STANDARD FEATURES
---------------------------------------------------------
                           Caller ID
                        Call Waiting           Included
                   Three-Way Calling
---------------------------------------------------------
                           Voicemail           Included
---------------------------------------------------------
          First incoming minute free           Included
---------------------------------------------------------


                                  Exhibit 4.4

---------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------
                        Off-Peak Option          $4.99
---------------------------------------------------------
         Sprint PCS Home Rate USA/(sm)/        Included
---------------------------------------------------------
         Sprint PCS Toll-Free USA/(sm)/          $9.99
---------------------------------------------------------
  Roadside Rescue offered by Sprint PCS          $2.99
---------------------------------------------------------

Notes: Business customers may subscribe to consumer price plans. /3/ Flat rate for additional minutes varies by market.

     1.3  Prepaid Service Plans

Two service plans are currently available for Prepaid calling. They are:



Sprint PCS Prepaid Calling
-------------------------------------------------------------------
        Monthly Service Charge (MRC)         n/a     $19.95
-------------------------------------------------------------------
            Included monthly minutes
    you can use anytime day or night         n/a          20
-------------------------------------------------------------------
                           Home Rate        $0.69      $0.59
-------------------------------------------------------------------
                         Travel Rate        $0.69      $0.59
-------------------------------------------------------------------
                       Long Distance        $0.25      $0.25
-------------------------------------------------------------------
STANDARD FEATURES
-------------------------------------------------------------------
                           Caller ID
                        Call Waiting
                   Three-Way Calling
   Call Fowarding (to any number that
             is not a prepaid number)
Up-to-the-minute Balance Notification
                  Low Balance Warning
-------------------------------------------------------------------
                            Voicemail     Included     Included
-------------------------------------------------------------------
           First incoming minute free     Included     Included
-------------------------------------------------------------------
OPTIONAL FEATURES
-------------------------------------------------------------------
                      Off-Peak Option        n/a          n/a
-------------------------------------------------------------------
       Sprint PCS Home Rate USA/(sm)/        n/a          n/a
-------------------------------------------------------------------
       Sprint PCS Toll-Free USA/(sm)/        n/a          n/a
-------------------------------------------------------------------
Roadside Rescue offered by Sprint PCS       $2.99        $2.99
-------------------------------------------------------------------

Notes: Prepaid customers are not allowed access to automatic roaming.

Plan Description: The Sprint PCS Prepaid Plan allows customers who are credit challenged, budget conscious or culturally cash based a channel for receiving Sprint PCS service by allowing


                                  Exhibit 4.4

them to prepay for service. This plan may also be used for customers that refuse to authorize a credit check and for those wanting to give free wireless calling as a gift. Customers who are not credit challenged may voluntarily select the Prepaid Plan.

Prepaid customers can remit using the following methods of payment:

 .    ACE-America's Cash Express
     To deposit cash into the prepaid account, visit the nearest ACE location and pay with cash. The customer's account is automatically credited within two hours. ACE has over 700 locations across the country (over 240 within the Sprint PCS network). For the nearest ACE location, customers can dial *PAY from their handset and press 0 for an operator. Customers must have a special cash replenishment ID number which can be obtained by calling *PAY and pressing 0.
 .    Prepaid Calling Card
     Sprint PCS offers two types of prepaid calling cards.

       ==> Prepaid Replenishment Cards: To add money to a prepaid account, replenishment prepaid cards can be purchased in $30, $50 and $100 increments.
       ==> Sprint PCS Prepaid Wireless Phone Cards: available in $25 denominations, are typically purchased as gifts for those who have a Sprint PCS phone, but who may not have a prepaid account. Replenishment and Gift cards can be purchased at Sprint PCS Centers, RadioShack stores and other participating third party locations (who have signed a prepaid addendum to the sales contract). Prepaid cards may be purchased using whatever payment methods the store permits. Prepaid cards are non-refundable / nontransferable.
 .    Major Credit Card
     To use a major credit card, caller presses *PAY from the Sprint PCS handset, selects Option 3 and follows the instructions for replenishing with a major credit card. This method can only be used if a credit check was run when the account was activated and minimum credit requirements were met. A $30 minimum and $100 maximum transaction per replenishment event, is applicable.

In addition, prepaid customers are charged the following fees for reconnection or reactivation:
 .    Reconnection Fee: $25 for Plan 1 accounts carrying a $0 balance for 45 days. Amount is added to prepaid account, customer must replenish enough to cover this amount before using the service again.
 .    Reactivation Fee: $50 for all Prepaid Plans that carry a $0 balance for 90 days. After 90 days, the account is deactivated and the MIN is recycled. Reactivations cannot guarantee the same number will be returned.

The Prepaid rate includes taxes which are blended into the price per minute. The amount is deducted from the prepaid balance. The 3% Federal Excise Tax, which by government regulations is not blended into the price per minute, is charged at the point-of-sale.


                                  Exhibit 4.4

No Minimum initial payment and no minimum replenishment amount required. The MRC is deducted from the prepaid balance the first day of each month. Warning messages alert the customer up to 3 days in advance before the MRC is deducted.

For automatically checking a prepaid balance, replenishment or contacting customer care, customers dial *PAY (*729) from their prepaid handset (*PAGA (*7242) for Spanish speaking customers). Prepaid does not have an age limit and does not require a credit check or deposit.

     1.4  Feature Definitions

 .    Off-Peak Option - Add up to 500 Off-peak minutes per month for one low rate. Off-peak times are M-Th 8pm-6am, F 7-pm-M 7am. (Cannot be combined with Sprint PCS Toll-Free USA.)

 .    Sprint PCS Home Rate USA/(sm)/ - All calls made from anywhere on the Sprint
     PCS Network are free of roaming and travel charges. Pay only your local airtime rate and applicable long-distance.

 .    Sprint PCS Toll-Free USA/(sm)/ - Your calls to anywhere in the U.S., Puerto
     Rico and US Virgin Islands from anywhere on the Sprint PCS Network are free of long-distance charges up to 1,000 minutes per month. Normal airtime charges apply.

 .    Sprint PCS Long Distance - Calls to domestic locations outside your Sprint
     PCS Local Calling Area (LCA) are charge long-distance rates in addition to airtime - 15 cents per minute.

 .    Call Forwarding - Have calls to your Sprint PCS Phone forwarded to another number - 10 cents per minute.

 .    Traveling - Make and receive calls in any city in the Sprint PCS Network outside your Home Service Area (includes domestic long-distance)-50 cents per minute.

 .    Roaming - Make and receive calls while off the Sprint PCS Network - 69 cents per minute, plus applicable long-distance charges. (Most areas require a dual-band Sprint PCS Phone.)

 .    Directory Assistance - Provides fast access to telephone numbers, will even connect your call for you - 75 cents per call plus applicable airtime and long distance, up to four number requests per call.

 .    Operator Services - Dial 0 and a Sprint PCS operator will help you place calls or arrange alternate billing. Normal airtime charges and an operator services surcharge apply.

 .    Emergency Services - Report emergencies to 911 at no charge from any Sprint
     PCS Service Area.

 .    Equipment Insurance - Protect your Sprint PCS Phone and related accessories from loss, theft and damage - $3.25 per month.

 .    Roadside Assistance - Roadside Rescue is a new service Sprint PCS is offering to all customers. This service provides 24 hour, 7 days a week emergency road service anywhere in the U.S. (Including Alaska and Hawaii) and Canada. The MRC (monthly charge) is $2.99. Promotional offer of 3 months free for customers enrolling between 4/27-7/31. Customers receive Roadside Rescue Services by Dialing #ROAD from their Sprint PCS phone when on the Sprint PCS network, dialing 888-878-5825 from any working phone when outside the Sprint PCS network, or while roaming on a Sprint PCS roaming partner network the customer may dial 888-878-5825 from their Sprint PCS dual band phone.


                                  Exhibit 4.4
     1.5  Consumer Promotions

--------------------------------------------------------------------------------------------------------------------
    Promotion              Offer Specifics                  Offer Dates              Combining with Other
                                                                                           Promotions
--------------------------------------------------------------------------------------------------------------------
Summer                   Customers will receive            4/27/98-8/30/98           Home Rate USA: $4.99
Promotion Free           500 free nights and                                         for plans $29.99, $49.99
Nights &                 weekends non-carry over                                     and $69.99.
Weekends                 minutes if they activate                                    Included in the $99.99
                         on a $49.99, $69.99,                                        plan.
                         $99.99 plans.                                               Toll-Free USA: Can not
                                                                                     be combined with Free
                                                                                     Nights & Weekends.
                                                                                     Weekend/Off-Peak:
                                                                                     Market specific
                                                                                     weekend/off-peak minutes
                                                                                     can also be purchased.

                                                                                     Can be offered with:

                                                                                     .  Add-a-Phone (for
                                                                                        $69.99 and $99.99
                                                                                        plans)
                                                                                     .  $50 Nationwide
                                                                                        Grand Opening
                                                                                        Promotion
                                                                                     .  Business pricing
                                                                                        (Month to Month and
                                                                                        1-2 year Individual
                                                                                        Term Service
                                                                                        Agreements)
--------------------------------------------------------------------------------------------------------------------


                                  Exhibit 4.4

--------------------------------------------------------------------------------------------------------------------
$50 Sprint               $50 in Sprint PCS Gift               This promotion         Can be offered with:
Savings Checks           Checks (a booklet of five            will be offered        .  Free nights and
Promotion                $10 checks made out to               from May 18/th/           Weekends
                         Sprint PCS) will be given            through June           .  Business Pricing on a
                         to any customer who                  14/th/.                   reactive basis.
                         activates any Sony*
                         handset in a Sprint PCS              MARKETS:
                         Retail center or through             All markets
                         Telesales. These checks              except the New
                         can be used by the                   York market.
                         customer to purchase a               Cox markets
                         second handset or                    will also
                         accessories in the store or          participate, but
                         as payment towards their             will run it from
                         service.                             June 8 /th/, 1998
                                                              through July
                         * Reconditioned Sony                 15/th/, 1998.
                         phones are not eligible for          Washington
                                    ---                       DC/Baltimore
                         this promotion.                      will also
                                                              participate in
                                                              this promotion,
                                                              but will run it
                                                              from June 1 /st/
                                                              through June
                                                              28.

                                                              CHANNELS:
                                                              .  Sprint PCS
                                                                 Stores
                                                              .  Telesales
                                                              .  Business to
                                                                 Business on
                                                                 a reactive
                                                                 basis only.
--------------------------------------------------------------------------------------------------------------------

     1.6  Billing Q&A

Answers to frequently asked billing questions apply to both consumer and business customers.
 .    There are no activation or separate interconnect fees.
 .    Unused plan minutes are not carried forward to the next month.
 .    Calls are billed from the time you press the TALK key until you press the
     END key. You are not charged for unanswered calls or busy signals.
 .    Calls are billed in 60-second increments with a one minute minimum.
 .    You are not charged when callers leave a voicemail message.


                                  Exhibit 4.4

 .    Normal airtime charges apply when you call Sprint PCS Voicemail from your
     Sprint PCS phone.

2.   Business Segment

         2.1   Required Sprint PCS Flexible Business Plans

As of May 1998, national business service plans that Sprint PCS markets are required to offer customers include:

---------------------------------------------------------------------------------------------------------------------
MONTHLY SERVICE CHARGE                            $13.99       $29.99       $49.99       $69.99      $99.99
---------------------------------------------------------------------------------------------------------------------
                Included monthly minutes
     you can use anytime day or night/4/            -0-         100-195      250-380      500-660       1,060
---------------------------------------------------------------------------------------------------------------------

                   Additional Minutes/5/        $0.25-0.50    $0.25-0.40   $0.20-0.40   $0.15-0.35   $0.10-0.30
---------------------------------------------------------------------------------------------------------------------
STANDARD FEATURES
---------------------------------------------------------------------------------------------------------------------
                               Caller ID
                            Call Waiting
                       Three-Way Calling                                   Included
                               Voicemail
              First incoming minute free
---------------------------------------------------------------------------------------------------------------------
OPTIONAL FEATURES
---------------------------------------------------------------------------------------------------------------------
                         Off-Peak Option                                    $4.99
---------------------------------------------------------------------------------------------------------------------
          Sprint PCS Home Rate USA/(sm)/                                    $4.99/6/
---------------------------------------------------------------------------------------------------------------------
          Sprint PCS Toll-Free USA/(sm)/                                    $9.99
---------------------------------------------------------------------------------------------------------------------
   Roadside Rescue offered by Sprint PCS                                    $2.99
---------------------------------------------------------------------------------------------------------------------

Notes: /4/ Included monthly minutes vary by market, and primarily follow the ranges set forth above. /5/ Flat rate pricing for additional minutes varies by market, and primarily follow the ranges set forth above. /6/ Current business collateral shows Home Rate USA as a feature that may be added for an additional $4.99, however, Sprint PCS is currently running a promotion that bundles this feature with all Sprint PCS Flexible Business Plans at no additional cost over the stated MRC.

         2.2  Optional Off Sheet Service Plan (not placed on collateral)

As of May 1998, national business service plans that Sprint PCS markets have the option of offering customers include:

---------------------------------------------------
MONTHLY SERVICE CHARGE                $149.99
---------------------------------------------------
          Included monthly minutes
  you can use anytime day or night     1,560
---------------------------------------------------
                Additional Minutes   $0.15-0.20
---------------------------------------------------

---------------------------------------------------


                                  Exhibit 4.4

------------------------------------------------------------
STANDARD FEATURES
------------------------------------------------------------
                              Caller ID
                           Call Waiting
                      Three-Way Calling        Included
                              Voicemail
             First incoming minute free
------------------------------------------------------------
OPTIONAL FEATURES
------------------------------------------------------------
                        Off-Peak Option          $4.99
------------------------------------------------------------
         Sprint PCS Home Rate USA/(sm)/        Included
------------------------------------------------------------
         Sprint PCS Toll-Free USA/(sm)/          $9.99
------------------------------------------------------------
  Roadside Rescue offered by Sprint PCS          $2.99
------------------------------------------------------------

Notes: Business customers may subscribe to consumer price plans.

       2.3   Feature Descriptions

 .    Off-Peak Option - Add up to 500 Off-peak minutes per month for one low rate. Off-peak times are M-Th 8pm-7am, F 7pm-M 7am.

 .    Sprint PCS Home Rate USA(sm) - All calls made from anywhere on the Sprint
     PCS Network are free of roaming and travel charges. Pay only your local airtime rate and applicable long-distance.

 .    Sprint PCS Toll-Free USA(sm) - Your calls to anywhere in the U.S., Puerto
     Rico and US Virgin Islands from anywhere on the Sprint PCS Network are free of long-distance charges up to 1,000 minutes per month. Normal airtime charges apply. (Long distance calls made using Off-Peak Option minutes will be charged $0.10 per minute.)

 .    Sprint PCS Long Distance - Calls to domestic locations outside your Sprint
     PCS Local Calling Area (LCA) are charge long-distance rates in addition to airtime - 15 cents per minute.

 .    Call Forwarding - Have calls to your Sprint PCS Phone forwarded to another number - 10 cents per minute.

 .    Traveling - Make and receive calls in any city in the Sprint PCS Network outside your Home Service Area (includes domestic long-distance)-50 cents per minute.

 .    Roaming - Make and receive calls while off the Sprint PCS Network - 69 cents per minute, plus applicable long-distance charges. (Most areas require a dual-band Sprint PCS Phone.)

 .    Directory Assistance - Provides fast access to telephone numbers, will even connect your call for you - 75 cents per call plus applicable airtime and long distance, up to four number requests per call.

 .    Operator Services - Dial 0 and a Sprint PCS operator will help you place calls or arrange alternate billing. Normal airtime charges and an operator services surcharge apply.

 .    Emergency Services - Report emergencies to 911 at no charge from any Sprint
     PCS Service Area.

 .    Equipment Insurance - Protect your Sprint PCS Phone and related accessories from loss, theft and damage - $3.25 per month.


                                  Exhibit 4.4

     2.4   Business to Business Promotions

------------------------------------------------------------------------------------------------------
Promotions                            Details                                        Offer
                                                                                   Begins/End
------------------------------------------------------------------------------------------------------
Associations        Offer 5% discount on selected price plans for targeted           6/1/98 -
Pricing             Associations. Starts June 1 for selling and June 8 for           Ongoing
                    activating.
------------------------------------------------------------------------------------------------------
12/24 Month         Zero interest on 12 or 24 month financing depending              6/3/98 -
                    upon one or two year contract term.                              Ongoing
------------------------------------------------------------------------------------------------------
Grand Opening       $50.00O Sprint PCS gift checks. Requires purchase and         5/18/98-6/14/98
Promotion           activation of Sony phone through Sprint PCS Centers.
------------------------------------------------------------------------------------------------------
1Q98 Business       Home Rate USA for no charge, Toll-Free USA for                   Extended -
Promotion           $9.99 with any Flexible Business service plan.                    7/14/98
------------------------------------------------------------------------------------------------------
Samsung                          $50 mail-in phone rebate                            Extended -
Phone Rebate           May not be combined with term service agreement                 7/19/98
                       phone discount for multiple handsets (2 or more)
                               purchased at the time of sale.
------------------------------------------------------------------------------------------------------
Enhanced Cell       Customers may trade their working cellular phone for               5/22/98
Phone Trade In      a $50.00 Service Credit. Available only on the three               Ongoing
                    high end bundled plans.
------------------------------------------------------------------------------------------------------
Employee            Re-launched EAP to include equipment discounts for                4/1/98
Advantage           signing a 1 or 2 year individual term service agreement.           Ongoing
                    Other changes include removing the zero minute MRC
                    option. Please see sales guide for details.
                    Credit classes A, B, C, D, E, and G are eligible for this
                    plan. 30-day return policy will apply to subscribers that
                    activate service on EAP.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Phone Discounts                       Details                                        Offer
                                                                                   Begins/End
------------------------------------------------------------------------------------------------------
$50 phone           Sign a one-year Flexible Business Plan term service              1/12/98
discount            agreement and receive a $50 phone discount (equipment            Ongoing
                    credit applied on invoice against cost of phone)
------------------------------------------------------------------------------------------------------
$100 phone          Sign a two-year Flexible Business Plan term service              1/12/98
discount             agreement and receive a $100 phone discount                      Ongoing
                    (equipment credit applied on invoice against cost of
                    phone)
------------------------------------------------------------------------------------------------------


                                  Exhibit 4.4

3.   Sprint PCS Phone Pricing Information

-------------------------------------------------------------------------------------------------------------------
Phones       Sony CM-    Sony CM-   Samsung    Samsung     Sony CM-       Q Phone        Sony CM-    Qualcomm
             S1101SPR     D600S     SCH-1000   SCH-1900      Z100                        B1201SPR    QCP-2700
-------------------------------------------------------------------------------------------------------------------
Retail         $149        $199       $149       $179        $199      $499/$549 Exec.     $199        $199
-------------------------------------------------------------------------------------------------------------------
Rebates                                   Samsung
                                         $50 rebate                                                N


-------------------------------------------------------------------------------------------------------------------
Rebate offer                          1/1/98 - 7/19/98
dates                                        N

-------------------------------------------------------------------------------------------------------------------
Rebate                    . Rebate vendor will send amount to customers approximately 8-10 weeks after activation.
information               . Customers must mail the following three items in order to receive the rebate:
                                      ----
                            .  Rebate form
                            .  Original receipt
                            .  Entire UPC/ESN bar code from the Sprint PCS phone box.

                          Reconditioned phones are not eligible for rebates!!!
-------------------------------------------------------------------------------------------------------------------
Phone price    $149        $199       $149       $179        $199      $499/$549 Exec.     $199        $199
including
rebate
-------------------------------------------------------------------------------------------------------------------

                                       E


                    4.1    Sprint PCS Regional or National
                           Distribution Program Requirements

               Retail Store Guidelines (under development)
               Handset Logistics and Distribution Requirements
               (under development)


                                  Exhibit 4.1


       Sprint PCS National or Regional Distribution Program Requirements

Sprint PCS recognizes that distribution of Sprint PCS Products and/or Services may be made in the Service Area of Manager or markets of Sprint PCS through the national and regional distribution programs of Sprint PCS ("National Programs") as well as local distribution programs of Sprint PCS (each a "Local Distribution Program"). (The National Distribution Programs and the Local Distribution Programs are collectively referred to as the "Distribution Programs"). In addition, Sprint PCS recognizes that it is in the interest of Sprint PCS and Manager to establish a uniform approach to and treatment of the distribution of the Sprint PCS Products and Services with the objective that each party shall pay its applicable share of the costs incurred in connection with the Distribution Programs.

Manager will be required to adhere to Sprint PCS's retail store guidelines. These guidelines contain standards for determining retail store location, floor plan, fixtures, etc.

A.   Manager Participation in Sprint PCS Distribution Programs:
--------------------------------------------------------------

During the term of the Agreement, Manager must participate in each applicable Sprint PCS Distribution Program as it may exist or be in effect from time to time, including any amendment thereto. Manager will be entitled to compensation and be obligated for any payments, commissions and costs of distribution in accordance with the terms and conditions of each Distribution Program.

Each Distribution Program will: (a) be implemented only after Manager has been given 15 days advance notice of its implementation and the terms and conditions of such Distribution Program, b) not discriminate, with respect to compensation or otherwise, between Manager, Sprint PCS or any other entity that participates in the Distribution Program and, (c) offer and promote products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network in a uniform and consistent manner to the maximum extent allowable under applicable law.

Manager agrees to refer each additional prospective distribution arrangement or partner that may come to the attention of Manager to Sprint PCS for consideration by Sprint PCS. Sprint PCS agrees to review, evaluate and attempt to execute, using commercial reasonable standards, each additional prospective distribution arrangement or partner referred to it by Manager.

                                  Exhibit 4.1

B.   Cost Sharing and Auditing in Connection with the Distribution Programs
---------------------------------------------------------------------------

     1.   Receipt of Revenues and Payment of Cost of Sale Expenses In Connection
     ---------------------------------------------------------------------------
     With the Distribution Programs
     ------------------------------

For each handset activated on the Sprint PCS Network, the party on whose network the subscriber activates the handset shall be obligated to pay or reimburse the cost of sale expenses incurred or to be paid in connection with the distribution and/or sale of that handset and its related equipment less any revenues realized by the other party in connection with the sale of the handset. This obligation shall include but not be limited to, the following:

          1.        The amount of any handset subsidy.
          --
          2.        The amount of any commission or cooperative marketing
          --
               obligations payable in connection with the distribution and/or sale of the handset.
          3.        The carrying costs of the handset prior to sale including
          --
               but not limited to financing costs, inventory maintenance and economic or other obsolescence costs of the handset as determined by Sprint PCS.
          4.        Such other reasonable costs and expenses incurred in
          --
               connection with or pursuant to the distribution and/or sale of the handset and related equipment and service.

     2.   Accounting and Settlement of Revenues and Cost of Sale Charges and
     -----------------------------------------------------------------------
     Expenses
     --------

The revenues and costs of distribution and/or sale realized by one party with respect to handsets distributed or sold by that party shall be reconciled against the similar charges incurred by the other party no less frequently than quarterly. The accounting and reporting of this reconciliation shall be under the control of Sprint PCS. Sprint PCS may, in addition, adopt and implement generally applicable formulas or processes for allocating on the basis of handset activations, the applicable costs and subsidies through a periodic reconciliation process.

C.   Handset Logistics and Distribution
---------------------------------------

Handsets will be distributed and received through the Sprint PCS handset logistics and distribution system. The specific services and Manager requirements of the handset logistics and distribution department are in the process of being finalized. These services and Manager requirements will be provided to Manager as soon as practical.


      The Retail Store Guidelines Exhibit is currently under development.


        The Handset Logistics and Distribution Requirements Exhibit is
                         currently under development.

                                       F


                    4.2    Sprint PCS National Accounts
                           Program Requirements


          .    Attachment I - Segmentation and Roles and Responsibilities &
               Customer Decision Making Matrix
          .    Methods and Procedures to Provide Transfer of Service (under development)
          .    Sales Reporting Form
          .    Sprint PCS National Term Service Agreement
               (as updated from time to time)

                                  Exhibit 4.2


               Sprint PCS National Accounts Program Requirements

Sprint PCS recognizes that sales to National Accounts may result in the fulfillment of those sales in the Service Area of a Manager or market of Sprint PCS. Sprint PCS further recognizes and acknowledges that it is in the interest of Sprint PCS and Manager to establish a uniform approach to and treatment of sales made to the accounts of Sprint PCS and its Managers with the objective of implementing a well coordinated and productive program that will produce subscribers within the large business market.

Target Market:
-------------

Sprint PCS has defined a separate National Account target market and program (the "Sprint PCS National Accounts Program") for its existing markets and Manager has agreed to participate in the Sprint PCS National Accounts Program. The Federal government and its agencies are included within the Sprint PCS National Accounts Program as are the controlled subsidiaries of parent National Account target companies.

The National Account territory and program includes local sales (sold and fulfilled in Manager Service Areas), export sales (sold in Manager Service Areas and fulfilled in Sprint PCS markets), and import sales (sold in Sprint PCS markets and fulfilled in Manager Service Areas).

An initial list of large national accounts based upon size, geographic scope and decision making process has been generated by Sprint PCS for the entire US. This list will be dynamic in nature allowing for accounts that do not meet all of the criteria to be removed, and accounts that do meet the criteria to be added. Sprint PCS will update and deliver the Sprint PCS National Accounts Program target list to Manager initially and as changes occur on an ongoing basis.

Manpower and Responsibilities:
------------------------------

Sprint PCS will assess individual market area potential and will determine the appropriate number of Sprint PCS National Account Managers (NAM) for the country (including Sprint PCS markets and Manager Service Areas). NAMs will be assigned sales territories by Sprint PCS, and are primarily responsible for calling on potential customers at the national headquarters level. Sprint PCS will also deploy National Account Executives (NAE) that will be responsible for national account sales at a local level in Sprint PCS markets. In Manager Service Areas, a Sprint PCS NAM will maintain headquarters, as well as nationwide sales responsibilities for national accounts that are headquartered in the local Manager Service Area. In addition, Manager will deploy NAEs responsible for sales into the local operations of both national accounts headquartered in the Manager Service Area and remote locations of accounts that are based in other Sprint PCS markets or Manager Service Areas.


                                  Exhibit 4.2

The Manager NAE will coordinate and report sales activities with the Sprint PCS NAM that has headquarters account responsibilities. The Manager local sales representatives and its NAEs will also follow the direction and strategy of the Sprint PCS NAM with respect to sales efforts into the local locations of national accounts.

Sprint PCS NAMs are also responsible for implementing employee plans with the respective national account decision-makers for the NAMs' assigned accounts. Fulfillment and ordering will be completed through low cost acquisition sales channels (i.e., telemarketing, company retail stores, etc.) for both Manager Service Areas and Sprint PCS markets. A means of identifying and associating these subscribers with the national account and channel in Manager Service Areas will be developed by Sprint PCS for implementation in the Manager Service Area.

To the extent that project management and field-based sales and support is required it will be co-located with the assigned Sprint PCS NAMs.

Quotas:
-------

The Sprint PCS NAM(s) will be assigned an annual quota. A ramp-up period will be provided during position start-up. The Sprint PCS NAM will be directly responsible for direct corporate liability sales (direct company billing), reimbursed employee sales, and employee sales programs. The option to utilize telesales channels and Sprint PCS/Manager retail channels to sell and fulfill orders will be available to the Sprint PCS NAM and the Manager NAE.

In Manager Service Areas, Manager will develop a national account quota for Manager NAEs on an annual basis to be jointly reviewed and agreed upon by Sprint PCS and Manager.

Rate Plans:
-----------

Rate plan qualification for national account customers in any single Sprint PCS market or Manager Service Area will be based on * throughout all Manager Service Areas and Sprint PCS markets combined (or such other pricing arrangements as may be negotiated) subject to *.

Revenue Flows/credit:
---------------------

Revenue and unit credit will be attributed to the Sprint PCS market or Manager Service Area *. Manager will report results to Sprint PCS on a monthly basis in a form required by Sprint PCS. Sprint PCS will establish the form and frequency of reports for the tracking and reporting of local export and import sales.


                                  Exhibit 4.2

The costs and allocations under this program shall be reconciled no less frequently than quarterly. The accounting and reporting of this reconciliation shall be under the control of Sprint PCS.

Modification:
-------------

Sprint PCS may amend or modify the Sprint PCS National Accounts Program in any manner upon 30 days advance notice to Manager.

Ordering and Fulfillment Process:
---------------------------------

Sprint PCS will use the Activation Process and Fulfillment Process described below to take an order from a national account customer and divide (internally) the Sprint PCS and Manager components of the order and fulfill accordingly (i.e., unbundle the order to separate the equipment shipments and respective billing). *.

Activation Process:
-------------------

 .    Export: Activation process to be accomplished by transmission of orders
     -------
     into Sprint PCS call center in Ft. Worth or Sprint PCS retail stores. In this situation, a NAM in the Manager's Service Area would send a customer's order for service in a Sprint PCS market to Sprint PCS's Call Center for activation.

 .    Import: Activation per local process which could include local Manager
     -------
     stores and/or the Sprint PCS call center in Ft. Worth. In this situation, a NAM in a Sprint PCS market would forward orders for service in the Manager's Service Area to the Manager's activation group.

 .    Local: Activation per local process which could include local Manager
     ------
     stores and/or through the Sprint PCS call centers.

Fulfillment Process:
--------------------

 .    Export: Fulfillment of orders for service in Sprint PCS's markets would be
     ------
     processed through Sprint PCS Worldwide Logistics.

 .    Import/Local: Fulfillment of orders for service in the Manager's Service
     ------------
     Areas would be handled out of local inventory or through national or regional distribution centers.

Sprint PCS will provide for the national account representatives to have access to either fulfillment process based on the specific needs related to the order.


                                  Exhibit 4.2

Integration/teamwork:
---------------------

 .    National account sales and support staff will be located in the Manager's offices and should participate in local training, staff meetings, and other corporate sponsored functions.
 .    NAMs or their representatives may participate in trade shows (when applicable), emergency response teams, charitable programs, and other community involvement activities.
 .    Manager's engineering (network planning) group will review and evaluate input and requests from national account staff for network related opportunities such as data application support, campus or in-building systems, wireless PBX, cell site locations on account facilities, etc.
 .    Manager will communicate pertinent information to the Sprint PCS national account group (new rate plans, network improvements, new features, etc.) by including the respective individuals on appropriate distribution lists.
 .    National Accounts Program management has the option to approve or decline
     Manager and Sprint PCS national account personnel's participation in local sales incentives or contests. Similarly, Sprint PCS will be able to include Manager and Sprint PCS national account personnel in any Sprint PCS sponsored contest/incentive program that it chooses to implement throughout the Sprint PCS national account organization.

Finance:
--------

If either Party desires, the Parties shall establish a separate national account cost center attributable to Manager's Service Areas.

Other:
------

 .    Subscriber documents and forms approved and implemented by Sprint PCS for the National Accounts Program will be the standard authorized documents and forms used by Manager (e.g., Sprint PCS National Account Term Agreement). The national pricing terms and conditions of the National Accounts Program shall, subject to applicable law, be as determined by Sprint PCS in its sole discretion.
 .    The Manager will accept and activate orders sold in other Sprint PCS markets without unnecessary duplication of administrative requirements *.
 .    Sprint PCS will develop methods and procedures to provide transfer of service between Manager Service Areas and Sprint PCS markets *. This process has not yet been developed but will be addressed at a future time. The methods and procedures, once created, may be modified or amended to address number portability or other regulatory requirements.
 .    Equipment returns shall be processed *.



                                  Exhibit 4.2

 .    Customer's proposals (including RFP responses) will be supported by Sprint
     PCS National Accounts Program with modifications based on Manager's local requirements and offerings.
 .    Manager will accept credit policies and approvals of Sprint PCS. The N credit class (pre-approved credit with special dunning treatment) which is implemented in Sprint PCS markets will be implemented in Manager Service areas.

                           Exhibit 4.2 -- Attachment I

                    Segmentation and Roles & Responsibilities


                                                           National Sales                      Area Sales

Customer Spend Level                                       *                                 *


Geographic Coverage Requirements                           *                                 *

Partner Requests                                           *                                 *


Customer Decision Making Process                           *                                 *



            Exhibit 4.2 -- Segmentation and Roles & Responsibilities

  Customer Decision              National Sales                     Area Sales              Compensation
  Making Scenario              (named account list)
1. Nat'l negotiations,            *                              *                             *
sold/buy centrally


2.  Nat'l negotiations,           *                              *                             *
sold/buy in Areas


3.  Nat'l interest/oppty,         *                              *                             *
sold to/buy in Areas


4.  Local negotiations,           *                              *                             *
sold/buy in Areas


The Methods and Procedures to Provide Transfer of Service Exhibit is current under development.

                                       G


                    4.3 Sprint PCS Roaming and Inter Service Area Program Requirements


                                  Exhibit 4.3

         Sprint PCS Roaming and Inter Service Area Program Requirements

The provisioning and maintenance of seamless national roaming and inter service area services in the fundamental business interest of Sprint PCS. This Exhibit accordingly sets forth the minimum standards and requirements for Manager to comply with the provisioning and maintenance of roaming and inter service area services in support of a seamless national roaming services network for Sprint PCS and each of its Managers. The provisioning and maintenance of seamless national roaming and inter service area services is contingent upon the development of a seamless national wireless service network between Sprint PCS and Manager as defined by Sprint PCS.

National Roaming Services
-------------------------

Manager will establish and maintain roaming services for its subscribers of the same quality and at the same standard of service as those provided to the subscribers of Sprint PCS. These services will include, but not be limited to, the implementation of the same preferred roamer list and system acquisition protocol as it may be developed, modified and amended from time to time by Sprint PCS.

Manager Requirements and Responsibilities
-----------------------------------------

In order to become and maintain its status as a Sprint PCS Manager, Manager shall meet the following requirements and responsibilities in connection with the development, maintenance and marketing of roaming services.

     . Manager shall establish and maintain an integrated network between Sprint PCS and each market and territory serviced by Manager sufficient to identify and measure the traffic of each roamer or Manager's network.

     . Manager agrees to participate in all Sprint PCS's roaming agreements where the Manager is included within the scope of that agreement.

     . Manager agrees to refer each additional prospective roaming arrangement or partner that may come to the attention of Manager to Sprint PCS for consideration and/or implementation by Sprint PCS.

     . Manager agrees to abide by and comply with the business processes of Sprint PCS pertaining to roaming products and services including but not limited to the following:

               .      Net settlements
               .      Clearinghouse services

                                  Exhibit 4.3

               .      SS7 gateway services
               .      Fraud products (i.e. CDR visibility)
               .      Trouble reporting management
               .      Customer Care policies and procedures
               .      Billing standards

     . Manager may, if it so desires, delivers enhanced roaming products and services that exceed the Sprint PCS minimum standards provided such enhanced roaming products and services do not impose additional requirements or risks on the network of Sprint PCS and Sprint PCS gives its prior written approval for the offering of such product and service enhancements. The approval of Sprint PCS hereunder shall not be unreasonably withheld.

     . Manager agrees that Sprint PCS shall be the centralized coordinating contact point for operational issues and processes for companies which have a roaming agreement with Sprint PCS or Manager. These operational issues and processes include, but are not limited to, the following:

          .    Line range updates
          .    Line number administration
          .    Trouble resolution
          .    Clearing reconciliation
          .    Message processing
          .    Roaming rates

     . Manager shall establish a single point of contact for all roaming related issues and concerns.

     . Manager shall be responsible for all direct costs related to establishing and maintaining seamless national roaming services between its subscribers and Sprint PCS's roaming partners.

Sprint PCS Support Services
---------------------------

Sprint PCS agrees to use commercially reasonable efforts to include manager markets in all roaming agreements negotiated by Sprint PCS and its other Managers.

Sprint PCS agrees to incorporate Manager into Sprint PCS internal methods and procedures to the extent necessary to support the provisioning and maintenance of roaming services in conformity with and pursuant to implementation of the Agreement and other standards and programs adopted between the Parties.

                                  Exhibit 4.3

     . Sprint PCS agrees to incorporate Manager into Sprint PCS internal methods and procedures to the extent necessary to support the provisioning and maintenance of roaming services in conformity with and pursuant to implementation of the Agreement and other standards and programs adopted between the Parties.

     . Sprint PCS agrees to review, evaluate and attempt to execute using commercial reasonable standards each additional prospective roaming arrangement or partner referred to it by Manager.

     . Sprint PCS agrees to notify Manager of material operational issues raised by Sprint PCS or by companies which have a roaming agreement with Sprint PCS or Manager.

     . Sprint PCS shall establish a single point of contact for all roaming related issues and concerns.

Inter Service Area Requirements
-------------------------------

The reciprocal fee per minute for Inter Service Area usage will be *.

If Manager elects to provide customer care and billing services rather than purchase the services from Sprint PCS, Manager and Sprint PCS will use commercially reasonable efforts to put in place the required systems interfaces to allow accurate identification of Inter Service Area settlement information. In the event a near term interface solution is not achievable in a reasonable time frame, Manager and Sprint PCS will use the processes and interfaces used to support traditional roaming agreements as an interim solution to allow for the capture and settlement of Inter Service Area Usage. Sprint PCS and Manager agree to put in place a traditional interface to allow for Inter Service Area usage settlement as soon as practically possible.

                                       H


                    7.2    Sprint PCS Technical Program
                           Requirements


                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements


The development of seamless national wireless service network constructed in conformance with the standards and requirements of Sprint PCS ("Technical Standards") is a fundamental business objective of Sprint PCS. Accordingly, Manager will construct and operate a network that will provide seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings. The Spring PCS Technical Standards are defined and detailed in certain design, construction and operational standards, specifications and requirements adopted by Sprint PCS (the "Standards Documents") as set forth in the following documents:

     1. Sprint Telecommunications Venture Nationwide PCS Network CDMA RF Design Specifications. (Hereinafter referred to as "Rev 8")
     2. Sprint Spectrum Engineering & Operations standards. (Hereinafter referred to as "SSEO")
     3. LATA Switching System Generic Requirements (from Bellcore). (Hereinafter referred to as "LSSGR")
     4. Spring PCS Standard Construction Documents for Cell Sites-Books 1 to 4 (dated June, 1997). (Hereinafter referred to as "Cell Site Construction Documents")
     5. Switch Building-Switch Center Facilities Guidelines (Dated December 31, 1996) (Hereinafter referred to as "Switch Site Construction Documents")
     6.   Approved Infrastructure Equipment and Vendor List
     7.   Approved Subscriber Equipment and Vendor List


In addition to complying with the Technical Standards for design, construction and operation of the network, including but not limited to transport, intelligent network, switching hardware/software, operational support systems and signaling protocols, Sprint PCS and Manager agree to comply with industry, and regulatory standards and requirements for design, operation and performance of the network, the approval and use of subscriber equipment and microwave relocation. Furthermore, Manager must coordinate with Sprint PCS on all activities related to FCC and FAA requirements and compliance, including but not limited to items such as tower height, tower lighting, and tower monitoring. Manager must comply with procedures and processes established by Sprint PCS with respect to FCC and FAA requirements and compliance.


                                   Exhibit 7.2

                    Sprint PCS Technical Program Requirements


------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
RF-ENGINEERING:
------------------------------------------------------------------------------------------------------------------
1.   Area Availability - *%                           Rev. 8 (Note #2)                  X                 X
------------------------------------------------------------------------------------------------------------------
2.   Grade of Service/Sector                               Rev. 8                       X                 X

     Blocking rate *% bh

     (Using the Grade of Service
     traffic model, the ratio of
     blocked call attempts to total
     call attempts during a typical
     Busy Hour (BH) on a per sector
     basis shall be less than 1%
     (Erlang B or approved alternate
     model)) Note #4
------------------------------------------------------------------------------------------------------------------
3.   FER (*% (within area of                              Rev. 8                       X                 X
     *% availability)
------------------------------------------------------------------------------------------------------------------
4.   Dropped Call (*%                                      Rev. 8                       X                 X

     (The percentage of Dropped Calls
     will be *% or less initially
     measured through call sampling
     during Optimization and post-launch
     as measured through Service
     Measurement captured statistics.
     In the initial Drive Test
     Optimization process, the number
     of effective calls shall be * or
     greater.) Note #4
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements


------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
5.   Total Call Origination/Termination                    Rev. 8                       X                 X
     Failures

     (*%

     (Call origination and termination
     attempts are defined as being
     successful when a "Probe
     Acknowledgement" message is
     received by the subscriber unit
     as logged on the RF Data Collection
     Unit. Call Origination/Termination
     failures are generated when the
     Probe sequence fails to reach the
     BTS or when a "Probe Acknowledgement"
     message is received by the subscriber
     unit as logged on the RF Data
     Collection Unit.) Note #4
------------------------------------------------------------------------------------------------------------------
6.   Loading/Pole Pt.                                      Rev. 8                       X                 X

     Objective Range - *% - *%
------------------------------------------------------------------------------------------------------------------
7.   Coverage per morphology                               Rev. 8                       X                 X
------------------------------------------------------------------------------------------------------------------
8.   Alternative In-Building Solutions               SSEO 3.015.13.004,                 X                 X
                                                     SSEO 3.014.06.001 &
                                                      SSEO 3.003.06.004
------------------------------------------------------------------------------------------------------------------
9.   Additional RF Solutions                                                            X                 X
     . Second Carrier                                SSEO 2.003.06.002 &
       Design/Implementation                          SSEO 3.003.13.007

     . Six Sector Deployment                         SSEO 3.003.13.007 &
                                                      SSEO 3.003.13.005
------------------------------------------------------------------------------------------------------------------
10.  Interference                                     SSEO 3.003.06.003                 X                 X
------------------------------------------------------------------------------------------------------------------
11.  BTS/CBSC Maintenance Procedures                 SSEO 2.003.03.004 &                X                 X
     BTS/CBSC Uptime - *%                             SSEO 2.003.03.005
------------------------------------------------------------------------------------------------------------------
SWITCH-ENGINEERING:
------------------------------------------------------------------------------------------------------------------
1.   Switch Uptime - *%                                Bellcore's LATA                  X                 X
                                                       Switching System
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements


------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------


2.   Planned/unplanned Downtime                        LSSGR (Note #3)                  X                 X
     Planned downtime for entire switching
     system is unacceptable.  New software
     loads or system reconfigurations should
     be completed without complete
     interruption of service.
------------------------------------------------------------------------------------------------------------------
3.   Tandem traffic = P.005 GOS                    Neal Wilkinson/Erlang B              X                 X
     End Office = P.01 GOS                            tables and LSSGR
------------------------------------------------------------------------------------------------------------------
4.   Switch maintenance Procedures                                                                        X
     . Lucent                                         SSEO 2.002.03.008
     . Nortel                                         SSEO 2.002.03.007
     . Network Operations                             SSEO 2.000.03.001
     . Motorola                                    Per SSEO when available
------------------------------------------------------------------------------------------------------------------
5.   Back UP Procedures:                                                                                  X
     . SPCS Nortel MSC                                SSEO 2.002.03.009
     . SPCS Lucent MSC                                SSEO 2.002.03.010
     . SPCS Motorola MSC                           Per SSEO when available
     . SPCS Office Lucent MSC                         SSEO 2.002.09.002
     . SPCS Office Nortel MSC                         SSEO 2.002.09.003
     . SPCS Office Motorola MSC                    Per SSEO when available
------------------------------------------------------------------------------------------------------------------
6.   Recommended Spares                                SPCS Guidelines                  X                 X
------------------------------------------------------------------------------------------------------------------
7.   Emergency Procedures:                                                              X                 X
     . Contact List                               Updated when implemented
     . General Disaster Recovery                      SSEO 2.000.04.015
     . Emerg. Recovery Procd. Nortel                  SSEO 2.002.04.002
     . Emerg. Recovery Procd. Lucent                  SSEO 2.002.04.003
     . Emerg. Recovery Procd. Motorola             Per SSEO when available
     . OSSC: Outage/Event Notify.                     SSEO 2.000.04.006
------------------------------------------------------------------------------------------------------------------
8.   Alarms:                                                                            X                 X
     . NOCC - Lucent Alarms                           SSEO 2.000.10.001
     . NOCC - Nortel Alarms                           SSEO 2.000.10.003
     . NOCC - Motorola Alarms                      Per SSEO when available
------------------------------------------------------------------------------------------------------------------
9.   Security:                                                                          X                 X
     . Elec. Surveillance                             SSEO 2.000.05.003
     . Enhanced 911                                   SSEO 3.000.09.001
     . Network Security                               SSEO 2.000.05.004
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements


------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
10.  Translations:                                                                      X                 X
     . Lucent Standards                               SSEO 0.002.09.001
     . Nortel Standards                               SSEO 0.002.09.002
     . Switch recorded Announcement                   SSEO 0.002.09.003
     . Motorola                                    Per SSEO when available
------------------------------------------------------------------------------------------------------------------
11.  Local Number Portability                         SSEO 1.027.07.007                 X                 X

     NOTE: Sprint PCS may establish a
     two switch supplier operating system
     and reserves the right to require the
     change-out of any current or future
     switch supplier (i.e. Motorola) at
     expense of affiliate for affiliates'
     markets.
------------------------------------------------------------------------------------------------------------------
TRANSPORT- ENGINEERING:
------------------------------------------------------------------------------------------------------------------
1.   Transmission:                                    SSEO 3.000.12.001                 X                 X
     . Loss = *                                               "
     . ERL = *                                                "
     . Backhaul delay = *                                     "
     . Differential delay = *                                 "
     . Line Coding = B8ZS                                     "
------------------------------------------------------------------------------------------------------------------
2.   Microwave:                                       SSEO 3.012.09.001                 X                 X
     . Availability = 99.999%/link
     . Protection (hot stand-by) for links of
          5 or more cell sites
------------------------------------------------------------------------------------------------------------------
3.   ATM Requirements                                 SSEO 2.016.06.001                 X                 X
------------------------------------------------------------------------------------------------------------------
4.   Digital Synchronization:                         SSEO 3.015.09.001                 X                 X
     .Each switch site will have GPS/BITS
         system installed
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements


------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                      Source Document             Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
ELECTRICAL - ENGINEERING:
------------------------------------------------------------------------------------------------------------------
1.   Backup Power:
     .Cell Sites                                                                        X                 X
        -fixed generator-aviation lights              SSEO 2.004.03.001
        -4 hrs minimum battery                        SSEO 3.004.12.001
        -Mobile generators                            SSEO 3.004.12.001
     .Switch Sites                                                                      X                 X
        -fixed generator for total MSC load
        -2 hrs minimum battery
------------------------------------------------------------------------------------------------------------------
2.   Switch DC Power Plant                            SSEO 3.004.06.002                 X                 X
------------------------------------------------------------------------------------------------------------------
3.   Grounding                                                                          X                 X
     .Cell Sites                                     SSEO 3.018.02.001 &
                                                      SSEO 3.018.02.002
     .Switch Sites                                    SSEO 3.018.02.003
------------------------------------------------------------------------------------------------------------------
4.   Surge Protection (TVSS)                                                            X                 X
     .Cell Sites                                     SSEO 2.003.003.001
     .Switch Sites                                    SSEO 2.002.03.005
------------------------------------------------------------------------------------------------------------------
5.   Preventive Maintenance                                                             X                 X
     .Cell Sites                                     SSEO 2.004.03.002 &
                                                      SSEO 2.018.03.002
     .Switch Sites                                   SSEO 2.004.03.003 &
                                                      SSEO 2.018.03.001
------------------------------------------------------------------------------------------------------------------
INTELLIGENT NETWORK (IN) - ENGINEERING:
------------------------------------------------------------------------------------------------------------------
1.   SS7 Interconnection                                                                X                 X
     .Switch Sites                                    SSEO 3.008.06.001
                                                      SSEO 3.008.10.001
                                                      SSEO 3.008.10.002
     .Translations                                    SSEO 0.008.09.001
------------------------------------------------------------------------------------------------------------------
2.   IN Deployment                                    SSEO 3.000.06.006                 X                 X
------------------------------------------------------------------------------------------------------------------
3.   Performance for SS-7 and IN Platforms           Standards Committee                X                 X
     (SCP, SSP, SN)                                 T1-Telecommunications
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements

------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
4.   Performance for AIN, Voice Mail, IWF,        Network Operations Forum
     Short message Service, Data                     SSEO 3.017.12.007,
                                                     SSEO 3.030.12.009,
                                                     SSEO 3.030.12.001,
                                                     SSEO 3.030.12.005,
                                                     SSEO 3.030.12.007 &
                                                      SSEO 3.030.12.010
------------------------------------------------------------------------------------------------------------------
OPERATIONAL SUPPORT SYSTEMS:
------------------------------------------------------------------------------------------------------------------
1.   Operator Services Performance                   Same as Sprint PCS                 X                 X
     - Answer time, etc.                             Internal Standards
------------------------------------------------------------------------------------------------------------------
2.   Directory Assistance                            Same as Sprint PCS                 X                 X
     - Answer time, etc.                             Internal Standards
------------------------------------------------------------------------------------------------------------------
SUBSCRIBER EQUIPMENT:
------------------------------------------------------------------------------------------------------------------
1.   Meet or exceed tests and                                                           X                 X
     specifications:                          .  FCC Certification
     . Handsets                               .  CDMA Dev. Group Cert.
                                                  (CDG)
                                              .  Vendor Design Verify
                                                  (DVT)
                                              .  Sprint PCS Design Verify.
                                                  Test
                                              .  CDG Stage 2
                                              .  CDG Stage 3
                                              .  Vendor Qual. Verify Test
                                              .  Vendor Manuf. Test
                                              .  Vendor Accessory Test
                                              .  Sprint PCS Accessory Test
                                              .  Sprint PCS User Interface
                                                  Test
                                              .  Feature Testing Sprint PCS
                                              .  Vendor Software Assurance
                                              .  Sprint PCS field testing-CPE
                                                 tech. Planning and Dev. Group
------------------------------------------------------------------------------------------------------------------
MICROWAVE RELOCATION:
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements

------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
1.   Ensure protection of 2 GHz Microwave            CFR47, Part 24.237;                X                 X
     Services by Prior Coordination                TIA Bulletin 10-F; and
     Notification process (PCN)                      CFR47, Part 101.69
                                                     Through Part 101.81
------------------------------------------------------------------------------------------------------------------
2.   No potential interference levels of PCS        TIA Technical Systems               X                 X
     base or mobile stations into 2 GHz                 Bulletin 10-F
     microwave incumbent user system
------------------------------------------------------------------------------------------------------------------
3.   Predicted PCs-to-microwave interference         CFR47, Part 101.69                 X                 X
     into GHz incumbent systems may require          through Part 101.81
     relocation of the incumbent to new
     bands if no spectrum sharing potential
     exists.
------------------------------------------------------------------------------------------------------------------
4.   Definitive microwave relocation                  SSEO 2.003.06.002                 X                 X
     agreements 30-60 days in advance of              SSEO 2.012.10.001
     Network Ready Dates
------------------------------------------------------------------------------------------------------------------
CONSTRUCTION STANDARDS:
------------------------------------------------------------------------------------------------------------------
     . Cell Sites                                SSLP Standard Construction             X                 X
                                                 Documents-Book 1-4, (dated
                                                         June, 1997)
------------------------------------------------------------------------------------------------------------------
     . Switch Building                             Building-Switch Center               X                 X
                                                    Guidelines-Ground UP
                                                   Construction of Precast
                                                  Concrete Buildings (dated
                                                     December 31, 1996)
------------------------------------------------------------------------------------------------------------------
NATIONAL OPERATIONS CONTROL CENTER (NOCC):
------------------------------------------------------------------------------------------------------------------
1.   24x7 Fault Management Surveillance of           Same as Sprint PCS                 X                 X
     network elements, trunks, & Services.           Internal Standards
     Includes Switches, cells, AIN
     platforms, SS7, IXC, LEC, OS, DA, 911 &
     environmental conditions
------------------------------------------------------------------------------------------------------------------
2.   24x7 Trouble Management for customer            Same as Sprint PCS                 X                 X
     delivered service troubles                      Internal Standards
------------------------------------------------------------------------------------------------------------------
3.   FAA Compliance                                  Same as Sprint PCS                 X                 X
                                                     Internal Standards
------------------------------------------------------------------------------------------------------------------

                                  Exhibit 7.2

                   Sprint PCS Technical Program Requirements

------------------------------------------------------------------------------------------------------------------
                  Standard/                              Definition/                 Initial          Recurring
             Minimum Requirement                       Source Document            Certification      Verification
------------------------------------------------------------------------------------------------------------------
                                                                                    (Note #1)         (Note #1)
------------------------------------------------------------------------------------------------------------------
ROAMING:
------------------------------------------------------------------------------------------------------------------
1.   Network datafill procedures, Sprint PCS         SSEO 2.029.03.001,                 X                 X
     IS-41 implementation, manual roaming            SSEO 3,029.12.001,
     plan, inbound/outbound trouble                 SSEO 2.029.04.002 &
     reporting procedures, etc.                       SSEO 2.029.04.001
------------------------------------------------------------------------------------------------------------------

Note #1:
      . Initial Certification - A two phase procedure performed by Sprint PCS to ensure the system in Network Ready.
         1. Review and Verify that system design and construction meets Sprint PCs's technical standards and requirements.
         2. Successfully completes the Operational Acceptance Checklist (OPAC). . Recurring Verification - A Sprint PCS OPAC checklist shall be completed under methods and procedures adopted by Sprint PCS a minimum of every 6 months after Network Ready Date.

Note #2:
     .   Revision 8 - National PCS Network CDMA RF Design Specifications
         (Rev.8).

Note #3:
     .   Lata Switching System Generic Requirements (BellCore).

Note #4:
     . Standard definitions are more current and take precedence over definitions in Rev. 8.

                                       J


                    11.8    Closing Terms and Conditions


                                 Exhibit 11.8

                         Closing Terms and Conditions

1    CLOSING TERMS AND CONDITIONS

     1.1 Definitions and Interpretative Rules for this Exhibit. For purposes of this exhibit:

          1.1.1 The following capitalized words and phrases used in this exhibit have the following meanings:

                         "Buyer" means Sprint PCS or a Related Party designated
                  by Sprint PCS, if Sprint PCS is purchasing the Operating Assets, or Manager or a Related Party designated by Manager, if Manager is purchasing the Disaggregated License.

                         "Closing" means the consummation of the transactions
                  contemplated by this exhibit.

                         "Closing Date" means the date scheduled for the
                  Closing under the terms of the applicable Section of the Management Agreement, except as otherwise mutually agreed by Buyer and Seller or as extended as otherwise provided in this exhibit or the Management Agreement.

                         "Management Agreement" means that certain Sprint PCS
                  Management Agreement to which this exhibit is attached, as amended from time to time.

                         "Operating Assets" means Manager's assets, property,
                  rights, contracts and privileges set forth in Section 11.7.2, which constitute all of the operating assets used or usable in, and that are necessary for, the operation of Manager's business in the Service Area as conducted prior to the Closing Date.

                         "Option Rights" means any right to purchase or right
                  to sell the Operating Assets or a Disaggregated License granted to Manager or Sprint PCS, as the case may be, that may be exercised under the terms of the Management Agreement in accordance with the terms of this exhibit.

                         "Property" means all of the Operating Assets, when
                  they are the subject of the purchase, or the Disaggregated License, when it is the subject of the purchase.



                         "Seller" means Sprint PCS, if Sprint PCS is selling the
                  Disaggregated License, or Manager, if Manager is selling the Operating Assets.

          1.1.2 Capitalized words and phrases used but not defined in this exhibit have the meanings ascribed to them in the Management Agreement.

          1.1.3 References in this exhibit to a "Section" mean that Section of the Management Agreement unless otherwise noted. Any reference to purchase or sale rights pursuant to a put or call option in the Management Agreement will be upon the terms and conditions of this exhibit, regardless of whether the operative Section is specified in this exhibit.

     1.2 Exercise of Option Rights. Buyer and Seller will exercise their Option Rights by delivering a written statement (the "Purchase Notice") to the other as follows:

          1.2.1 Manager will exercise its Option Rights by delivering to Sprint PCS a Purchase Notice setting forth that the Manager is exercising either Manager's put right for the Operating Assets or Manager's purchase right for the Disaggregated License.

          1.2.2 Sprint PCS will exercise its Option Rights by delivering to Manager a Purchase Notice setting forth that Sprint PCS is exercising either Sprint PCS's purchase right for the Operating Assets or Sprint PCS's put right for the Disaggregated License.

          1.2.3 Manager will provide to Sprint PCS as complete a list as is practicable of the Operating Assets, including a list of cell sites, (i) with the Purchase Notice if given by Manager in exercising its put right, or (ii) within 30 days after receiving a Purchase Notice if given by Sprint PCS in exercising its purchase right.

          1.2.4 Sprint PCS will provide to Manager a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Sprint PCS in exercising its put right. Manager will provide to Sprint PCS a detailed statement describing the geographic coverage area and spectrum of the proposed Disaggregated License with the Purchase Notice if given by Manager in exercising its purchase right. In either case, the geographic area and spectrum of the proposed Disaggregated License will not be less or more, as applicable, than that provided for under the operative Section. In any event, Manager must purchase spectrum sufficient to operate one duplex CDMA carrier, including required guard bands, within the Sprint PCS Spectrum. Sprint PCS makes no warranty or representation with respect to use of spectrum under a Disaggregated License for any purpose other than that contemplated by the Management Agreement.

     1.3 Property Taxes. Seller will pay all taxes, general and special, and all assessments, that are a lien on the Property .and can be paid on or before the Closing Date unless otherwise agreed by the parties, except that all general state, county, school and municipal taxes (exclusive of rebates, penalties or interest) for the year of sale will be prorated between Seller and Buyer, on the basis of the current year assessments as of the Closing Date. If the amount of any tax to be prorated cannot be ascertained, proration will be computed on the amount of such tax for the preceding year, and when the actual amount of the tax becomes available, Buyer or Seller, as the case may be, will pay the other the amount by which the obligation for taxes is greater than the amount obtained by basing prorations on the previous year.

     1.4 Sales and Transfer Taxes. Seller will be liable for and will hold Buyer harmless against all sales and use taxes, transfer taxes, documentary stamps and similar taxes arising from the operation of the Property prior to the Closing or the sale of the Property to Buyer pursuant to this exhibit, except that:

          1.4.1 Manager is liable for all sales taxes attributable to the services provided to end users of the Sprint PCS Products and Services, and

          1.4.2 Manager is liable for all sales taxes for handsets and accessories and other tangible personal property sold by Manager to end users of the Sprint PCS Products and Services.

     Seller agrees to deliver a letter from the states in which the Property is located acknowledging that all sales taxes imposed in connection with the operation of the Property have been paid in full. Manager will deliver to Sprint PCS a letter from each state in which the Service Area is located acknowledging that all sales taxes imposed in connection with the activities in 1.4.1 and
1.4.2 above and due prior to the Closing Date have been paid in full.

     1.5 Utilities. Seller and Buyer will exercise their best efforts to cause all providers of utility services to the Property to bill Seller for all costs incurred up to the Closing Date and to bill Buyer for all costs incurred after the Closing Date. To the extent necessary, utility charges will be prorated as of the Closing Date.

     1.6 Other Expenses. Escrow or Closing charges by the Title Company (as defined below) will be shared equally by Seller and Buyer. All expenses not otherwise provided for in this exhibit or the Management Agreement will be paid by the party incurring the expense.


     1.7 Title Insurance. This paragraph 1.7 will apply if the Property includes any real property (including leasehold interests) ("Real Property").

          1.7.1 Seller will, at the shared cost and expense of Seller and Buyer, furnish Buyer an American Land Title Association Owner's Title Insurance Policy Form B-1970 (Amended 10-17-
                  1970) insuring Buyer's title to any Real Property as of the Closing Date. Such insurance must be in the amount of the purchase price allocable to such Real Property and from a title company authorized to issue title insurance in the state in which the Real Property is located (the "Title Company"). The policy will not contain any "standard" or "printed" exceptions, and Seller will provide and attach such endorsements and reinsurance agreements as Buyer may require.

          1.7.2 Within 10 days after the date of a Purchase Notice that includes Real Property, Seller will deliver to Buyer a commitment for the policy (the "Commitment"), together with legible copies of all documents referenced in the schedules to the Commitment. If the Commitment discloses defects or other matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections within 20 days after Buyer receives the Commitment, copies of the documents referenced in the schedules to the Commitment and the survey required by paragraph 1.8. Seller will remedy any matters to which Buyer objects and will on or before the Closing Date deliver to Buyer and to Buyer's counsel a revised Commitment reflecting that the remedy has been or will be effected. Seller will have the option of establishing and utilizing an escrow account to finance the remedy of any non-material defects or matters to which Buyer has objected and that Seller is unable to remedy prior to the Closing Date.

          1.7.3 If Seller is unable to deliver the policy of title insurance at Closing as required by paragraph 1.7.1, Buyer may:

                  1.7.3.1 accept the most conforming policy of title insurance as Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or

                  1.7.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative site for the cell site, switch or critical network element, or

                  1.7.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements cannot be reasonably made (e.g., sublease of site), then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

     1.8 Survey. This paragraph 1.8 will apply if the Property includes any Real Property.

          1.8.1 Within 20 days after the Purchase Notice, Seller will, at the shared expense of Seller and Buyer, deliver to Buyer a current "as-built" survey of the Real Property certified to Buyer and the Title Company, prepared in accordance with the Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, amended 1988 ("Minimum Standards"), meeting the accuracy requirements of a Class A Survey as defined in Tables 1 and 2 of the Minimum Standards, showing items numbered 1,2, 3,4, 5, 6, 7, 8, 9, 10, 11, 12 and 15 of the Additional Survey Requirements to the Minimum Standards, and containing such other matters and certifications as are required by the Title Company to issue its policy of title insurance as required by paragraph 1.7 or as is required by Buyer or Buyer's counsel.

          1.8.2 If the survey discloses matters that are objectionable to Buyer, Buyer will advise Seller of Buyer's objections to the survey by written notice to Seller within 7 days after Buyer and Buyer's counsel receive copies of the survey, the Commitment and the documents referenced in the schedules to the Commitment. Seller will remedy any matters to which Buyer objects and will, on or before the Closing Date, deliver to Buyer and to Buyer's counsel a revised survey reflecting that the remedy has been effected.

          1.8.3 If Seller is unable to deliver the survey as required by this paragraph 1.8, Buyer may:

                  1.8.3.1 accept the most conforming survey that Seller is able to deliver, including the commitment of Seller to establish and utilize an escrow account to remedy non-material defects or matters after the Closing Date, or


                  1.8.3.2 eliminate from the purchase that portion of the Real Property that is subject to an incurable defect or other objectionable matter and reduce the purchase price by the amount allocated to such Real Property. If the Real Property has a cell site or switch or other critical network element on the Real Property and Buyer elects this approach, then the Closing Date will be delayed a reasonable amount of time to permit Buyer to find an alternative site for the cell site, switch or critical network element, or

                  1.8.3.3 if the Real Property involves a network element so critical to the operation of the Service Area Network that loss of the network element renders the use of the Service Area Network impossible or economically unacceptable (e.g., loss of a switch site) and alternative arrangements cannot be reasonably made (e.g., sublease of site), then Buyer may elect to terminate its purchase obligation. Upon such termination, each party will have any other rights it may have under the Management Agreement.

     1.9 Seller's Representations, Warranties and Agreements. At the Closing, Seller will be deemed to represent, warrant and agree to Buyer as follows:

          1.9.1 Entity Authority. Seller is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. Seller has full power and authority to execute and deliver all documents, agreements and instruments contemplated by this exhibit (the "Transaction Documents") and to perform its obligations thereunder. All necessary corporate action and other proceedings required to be taken by or on behalf of Seller or its shareholders, members or partners (as the case may be) to authorize Seller to enter into the Transaction Documents and consummate the transactions contemplated thereby in accordance with the terms thereof have been duly and properly taken.

          1.9.2 Enforceability; No Conflict. The Transaction Documents are the legal, valid and binding obligation of Seller, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions therein contemplated will violate or result in a breach of or constitute a default under any covenant or agreement to which Seller is a party or by which Seller is bound, or under any judgment, order, decree, rule or regulation to which Seller is subject, or under Seller's organizational documents.

          1.9.3 Contracts. There are no leases, contracts, agreements or commitments affecting the Property, or conveying or transferring any interest in the Property, or affecting the use of the Property that extend beyond the Closing Date, except for the items that have been identified as included in the Property (e.g., cell site leases, collocation agreements) (the "Assumed Contracts"). Except for the Assumed Contracts, Buyer will not be responsible for any contracts, agreements or commitments of Seller. All of the Assumed Contracts are valid and in full force and effect, and constitute the legal, valid and binding obligations of Seller and are enforceable against the other parties thereto. There are no defaults by any party to the Assumed Contracts or actions or omissions that could constitute such default. From the date of the Purchase Notice to and including the Closing Date, Seller will not, without the prior written consent of Buyer in each instance, enter into any contracts, agreements or commitments with respect to the Property that will survive the Closing.

          1.9.4 Compliance with Laws. Seller presently has all licenses, permits and other authorizations from federal, state and local authorities necessary to conduct the business presently conducted by Seller using the Property, and Seller has not received any notice to the contrary. Seller has no knowledge of any violation by Seller or the Property of any law, order, regulation, restriction or requirement relating to the Property or its occupancy or operation except as disclosed in writing to Buyer.

          1.9.5 Litigation. Seller is not engaged in or party to, or threatened with or affected by, any legal action or other proceeding before any court or administrative agency, and there are no outstanding orders, judgments, consents decrees, stipulations or similar obligations by or with any court or administrative agency, affecting the Property or Seller's ability to perform the Transaction Documents, except as disclosed in writing to Buyer.

          1.9.6 Title and Condition of Property. Seller has good and merchantable ownership, right, title and interest in and to all of the Property, and at the Closing Seller will transfer the Property to Buyer free and clear of all liens and encumbrances, except incumbent microwave paths. All inventory included within the Property purchased by Buyer hereunder will have been paid for in full by Seller prior to the Closing, and there will be no amounts in dispute with regard to such payments. Seller will deliver the Property, including the improvements and personalty located on the

                  Property, to Buyer at Closing in the same condition and repair as on the date of the Purchase Notice, subject only to normal wear and tear.

          1.9.7 Operation of Property Pending Closing. From the date of the Purchase Notice through the Closing, Seller will conduct Seller's business operations using the Property diligently in substantially the same manner as theretofore conducted and in accordance with the Management Agreement. From the date of the Purchase Notice through the Closing, Seller will not do or permit the occurrence of any act with respect to the Property that, if done or permitted to occur on or prior to the date of the Purchase Notice, would constitute a breach of the representations, warranties and agreements made by Seller in this exhibit, or sell, transfer, donate, pledge or otherwise dispose of or encumber any of the Property other than inventory to be sold or used in the ordinary course of Seller's business and consistent with Seller's past practices.

          1.9.8 Hazardous Materials. There is no condition of the Property or of any substance located on, in, under or near the Property (including but not limited to any asbestos or any hazardous substance) that could lead to liability of the owner of the Property for damages or clean-up costs under any federal, state or local statute or common law except as disclosed in writing to Buyer.

          1.9.9 FIRPTA Compliance. Seller is not a foreign investor and is not subject to the Foreign Investors and Real Property Tax Act. Seller will execute a statement or affidavit to that effect tendered at Closing.

          1.9.10 Utilities. All utilities relevant to the then current use of any part of the Property (including for a switch site water, gas, sewer, electricity, trash removal and telephone service, and including for a cell site electricity and telephone service) are available to such Property in sufficient quantities to adequately service such Property's needs.

          1.9.11 Survival of Representations and Warranties. The representations and warranties of the parties contained in the Transaction Documents will survive the Closing and will continue in effect for a period five (5) years. A waiver of any misrepresentation or breach of any warranty will not constitute a waiver of any other misrepresentation or breach of any other warranty under the Transaction Documents.

     1.10 Indemnification. The indemnification obligations of Sprint PCS and Manager contained in the Management Agreement will apply to breaches of the Transaction Documents.


     1.11 Pre-Closing Deliveries. Seller will, within 30 days after the date of the Purchase Notice, deliver to Buyer the following:

           1.11.1 A list of all leases, collocation agreements, service contracts, warranties and other contracts, agreements, warranties, and other contracts, agreements and commitments affecting the Property or its ownership, management or operation.

           1.11.2 True and complete copies of all certificates of occupancy, licenses and permits required by law and issued by all governmental authorities having jurisdiction of the Property or its operation.

           1.11.3 True and complete copies of any plans, specifications, surveys, architectural drawings or renderings, physical condition, environmental or other reports pertaining to the Property that are in Seller's possession or control.

     1.12 Review Period. For a period extending from the date of the Purchase Notice through the Closing Date ("Review Period"), Buyer will have the right to conduct a full due diligence review of the Property, including the following:

           1.12.1 Review the documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical inspections of the Property and of all books and records regarding the Property that are in Seller's possession or within Seller's control.

           1.12.2 Conduct such environmental audits of and with respect to the Property as Buyer deems appropriate. Seller agrees that Buyer, Buyer's employees, agents and contractors will have access to the Property at reasonable times for purposes of conducting the audits, and will have the right to conduct the testing, including core drilling and soil sampling as Buyer's consultants deem necessary for purposes of the audits.

           1.12.3 Make the engineering inspections of the improvements located on the Property as Buyer deems appropriate, including reasonable inspections as may be necessary to determine the structural integrity of the improvements.

           1.12.4 Make the mechanical inspections of the improvements located on the Property as Buyer deems appropriate, including, but not limited to, inspections of the electrical, plumbing, heating, ventilating and air conditioning systems used in connection with the improvements.


           1.12.5 Review the personal property records of the county and the state in which the Property is located to determining that all personal property security interests that have attached against the Property have been removed.

           Seller agrees to make the Property and books and records available to Buyer and its agents, employees and contractors during the Review Period for the inspections. If Seller fails to deliver within the required time, the documents and materials required to be submitted to Buyer in this paragraph, the Review Period will be extended by the number of days between the required date and the actual date of the delivery.

     1.13 Due Diligence Results. Buyer may by written notice to Seller within the Review Period terminate the purchase obligations under this exhibit, and upon the termination, each party will have any other rights or obligations under the Management Agreement if, in Buyer's sole discretion, based upon the results of Buyer's review, inspections, or requests, or for any other reason, Buyer determines that:

           1.13.1  substantially all of the Property is not owned by Seller; or

           1.13.2 the Property is encumbered with liens that cannot be released by Seller and that if Buyer were to take the Property subject to the liens, the cost of releasing the liens would increase the anticipated cost of running the business for the next 5 years by 10% or more. In determining the liens to which the Property is subject, liens consented to by Buyer during the term of the Management Agreement will not be considered; or

           1.13.3 there is a problem with the business of such a magnitude that no reasonable business person would purchase a business with such a problem.

           If Buyer does not terminate the purchase obligation by giving notice within the Review Period, the purchase obligation will remain in full force and effect in accordance with its terms.

     1.14 Seller's Indebtedness. If Buyer wishes to assume any of Seller's indebtedness in connection with the purchase of the property, Seller agrees to cooperate with and assist Buyer in obtaining the creditor's consent to such assignment.

     1.15 Closing. The Closing will occur at the executive offices of Seller at 10:00 a.m. local time on the Closing Date. At the Closing, the parties will deliver the following items:

           1.15.1  Buyer's Deliveries. Buyer will deliver to Seller:


               1.15.1.1 Cash equal to the purchase price, payable by wire transfer to Seller's account, minus the amount paid by Buyer to eliminate any liens, minus the amount of any indebtedness of Seller assumed or paid by Buyer, and minus any other amounts paid by Buyer on behalf of Seller in connection with the consummation of the transactions contemplated by this exhibit.

               1.15.1.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Buyer.

               1.15.1.3 A Good Standing Certificate of recent date issued by Buyer's jurisdiction of organization.

               1.15.1.4 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this exhibit.

       1.15.2  Seller's Deliveries. Seller will deliver to Buyer:


               1.15.2.1 Duly executed deeds, assignments, instruments of transfer, required consents and any other documents, in recordable form where necessary, that Buyer reasonably believes are necessary to evidence and convey the Property to Buyer and to effect the assignment to Buyer of any indebtedness that Buyer wishes to assume.

               1.15.2.2 An Assignment and Assumption Agreement for the Assumed Contracts, executed by Seller.

               1.15.2.3 Possession of the Property to Buyer as of the Closing Date.

               1.15.2.4 Evidence of lien releases, tax clearance letters and other documents required by this exhibit.

               1.15.2.5 A Good Standing Certificate of recent date issued by Seller's jurisdiction of organization.

               1.15.2.6 Such other documents in such form as Seller and Seller's counsel may reasonably require to consummate the transactions contemplated by this Agreement, including, without limitation, any bills of sale, assignments and other instruments of transfer (including any necessary consents thereto) in such forms as approved by Buyer and Buyer's counsel, as shall be necessary or appropriate to convey, transfer and assign to Buyer good and merchantable ownership, right, title and interest in and to all the Property free and clear of all liens and encumbrances.

                         Notwithstanding the foregoing, to the extent that the Closing involves the assignment of any rights in or to the License, the FCC's prior consent by "Final Order" to such assignment is a condition to the Closing and the obligations set forth in this exhibit will continue to be a binding obligation of Sprint PCS and Manager until such Final Order is received.

     1.16 Noncompete. This paragraph 1.16 will apply if Sprint PCS purchases the Operating Assets:

             1.16.1 For three (3) years after the Closing Date, Manager and its Related Parties will not, directly or indirectly, compete with Sprint PCS and its Related Parties in the Service Area.

             1.16.2 For purposes of this paragraph 1.16, "compete" means engaging in any business that offers products and services that are similar to or competitive with the Sprint PCS Products and Services. Manager and its Related Parties will be deemed to be engaging in a competing business in violation of this paragraph regardless of whether Manager and its Related Parties are acting (i) individually or jointly or on behalf of or in concert with any other individual or entity, or (ii) as a proprietor, partner, shareholder, member, director, officer, employee, agent or consultant, or is acting in any other capacity or manner whatsoever, for any individual or entity that competes with Sprint PCS and its Related Parties.

             1.16.3 The parties acknowledge and agree that the noncompetition covenant contained in this paragraph 1.16 is reasonable in duration and geographic scope and protects a valid business interest of Sprint PCS and its Related Parties.

             1.16.4 The parties recognize that irreparable damage will result to Sprint PCS and its Related Parties from any violation of this paragraph 1.16 and that the extent of such damage would be difficult if not impossible to calculate. Accordingly, the parties expressly agree that, in addition to any and all other remedies available to Sprint PCS and its Related Parties for any such violation, they will have the remedies of restraining order and injunction, and any such other equitable relief as may be declared or issued by a court to enforce the provisions of paragraph 1.15, without posting any bond that might be required, and Manager will not claim in any such equitable proceedings that a remedy at law is available to Sprint PCS and its Related Parties. The existence of any claim or cause of action by Manager against Sprint PCS, whether predicated on the Management Agreement or otherwise, is not a defense to Sprint PCS' enforcement of paragraph 1.15.

             1.16.5 Notwithstanding anything contained herein to the contrary, and if and only if a provision of this type contained in this subparagraph is enforceable in the jurisdiction in question, if any one or more of the provisions contained in paragraph 1.15 is for any reason held to be excessively broad as to duration, geographical scope, activity or subject, such provision will be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law in such jurisdiction as it then appears.

                                       K


                    12.3    Insurance Requirements


                                  Exhibit 12.3
                        Sprint PCS Insurance Requirements


 .    Workers' Compensation Insurance. Manager will acquire and maintain at its expense adequate insurance to cover any claim which may arise for workers' compensation, as such compensation is provided for under any workers' compensation or similar law in effect in the jurisdiction where any work is performed. The minimum employer's liability limit of such insurance will be not less than $500,000 per accident or disease.

 .    Commercial General Liability Insurance. Manager will acquire and maintain at its expense adequate commercial general liability insurance, including coverage for contractual liability and products/completed operations liability, with a limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, property damage and personal injury liability, with contractual exclusion deleted, and with Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds. Such insurance must contain an express provision, as evidenced on the below referenced certificate of insurance, that the contractual liability coverage contains no exclusion for any work performed on or near a railroad right-of-way.

 .    Business Automobile Insurance. Manager will acquire and maintain at its expense adequate business automobile insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile. Such insurance will have a limit of not less than $1,000,000 combined single limit per accident for bodily injury and property damage liability and will name Sprint PCS and Sprint PCS' directors, officers, employees, agents, contractors, subcontractors and/or representatives as additional insureds.

 .    Umbrella Excess Liability Insurance. Manger will acquire and maintain at its expense adequate umbrella excess liability insurance with a limit of not less than $5,000,000 combined single limit in excess of the above-referenced employers' liability insurance, commercial general liability insurance and business auto liability insurance.

 .    "All Risk" Property Insurance. Manager will acquire and maintain at its expense adequate "all risk" property insurance covering not less than the full replacement cost of Manager's and all contractor's and subcontractor's, if any, real and/or personal property at risk due to the Management Agreement during the course of the Management Agreement.

                                  ADDENDUM I
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT


Manager:         Illinois PCS, LLC

Service Area:    Bloomington, IL                           BTA # 46
                 Champaign-Urbana, IL                      BTA # 71
                 Clinton, IA-Sterling, IL                  BTA # 86
                 Danville, IL                              BTA #103
                 Davenport, IA-Moline, IL                  BTA #105
                 Decatur-Effingham, IL                     BTA #109
                 Galesburg, IL                             BTA #161
                 Jacksonville, IL                          BTA #213
                 Kankakee, IL                              BTA #225
                 LaSalle-Peru-Ottawa-Streator, IL          BTA #243
                 Mattoon, IL                               BTA #286
                 Mt. Vernon-Centralia, IL                  BTA #308
                 Peoria, IL                                BTA #344
                 St. Louis, MO (Macoupin County, IL only)  BTA #394
                 Springfield, IL                           BTA #426

     This Addendum contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement (the "Management Agreement") entered into contemporaneously with and by the same parties as this Addendum. The terms and provisions of the Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

     The Management Agreement is modified as follows:

     1. Exclusivity of Service Area. The first sentence of Section 2.3 is amended by amending the phrase "will own, operate, build or manage another wireless mobility communications network" to read as follows: "will directly or indirectly own, operate, build or manage another wireless mobility communications network or sell Sprint PCS Products and Services".

     2.   Coverage Enhancement.  The following language is added to Section 2.5:

     Sprint PCS hereby confirms that Manager will be required to build-out New Coverage in the Service Area under this Section 2.5 only to the extent that each cell will provide radio frequency coverage for a minimum of * covered pops per cell site and provide for coverage of all interstate and major highways. *.

     The following cities (i) have been identified as meeting this build-out requirement of greater than * pops per cell site as of the signing of this Agreement, (ii) are the only cities in the Service Area * that meet this build-out requirement, and (iii) *:

          City                Pops Covered      BTA
          ----                ------------      ---

          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *
          *                   *                 *

     This is also to confirm that the highway coverage to be built by Manager as provided for in Exhibit 2.1 of the Management Agreement meets the interstate and major highway coverage requirements as required under this
     Section 2.5.

     3. IXC Services. The first sentence of Section 3.4 is deleted and, in its place, the following is inserted:

     Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates, except that Manager may purchase long distance telephony services that utilize the networks of one or more of AT&T or MCI/WorldCom (or their successors) if Sprint fails to exercise a right of last offer within 30 days after Manager gives Sprint a copy of the wholesale rate proposal. Manager may also purchase long distance telephony services that utilize the network of another inter-exchange carrier (IXC) (or its successors) (alone or in conjunction with AT&T or MCI/WorldCom networks) under the circumstances described in the preceding sentence, so long as such IXC (or its successors) substantially meets Sprint's network reliability and voice quality standards in force at the time Sprint receives the proposal. Manager agrees it will not submit a wholesale rate proposal to Sprint more often than once during any twelve month period.

     4. Taxes and Fees. The following Section 10.4(d) is added to the Management Agreement:

     (d) Taxes. It is the intention of Sprint PCS and Manager that taxes and fees imposed by federal, state and local governments and their agencies upon customer service revenues (for example, sales and use taxes, gross receipts taxes, telecommunication surcharges, utility fees, right-of way fees which are not charged on property value or property cost and universal service fees) be passed through to customers in their entirety and be excluded from Collected Revenues under Section 10.4(b)(v) of the Sprint PCS Management Agreement. In the event that any such taxes or fees assessed on services provided to customers are not passed through to customers, Sprint PCS and Manager will bear the cost of such taxes and fees in a ratio of 8% and 92%, respectively.

     5.   Regulatory Notices (Response Period).  In the first sentence of
Section 16.4, the phrase "2 Business Days" is replaced by the phrase "5 Business Days".

     6. Regulatory Notices (Costs). The following two sentences replace the last sentence of Section 16.4:

     If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS. Sprint PCS will bear the cost of responding to any such communications and complaints unless (i) such response is primarily the result of Manager's acts or omissions that constitute negligence, willful misconduct, or breach of any provision of this agreement (in which case Manager will pay the costs of Sprint PCS' response), or (ii) Manager's response is not requested by Sprint PCS.

     7. Number Portability. The following sentence replaces the second sentence of Section 17.17:

     To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area, in a manner that preserves the economic benefits of this Agreement to each party.

     8. Subsequent Acquisition of Additional Spectrum. In BTAs where Sprint PCS owns 10MHz of spectrum or less, if Sprint PCS acquires additional spectrum in the entirety of those BTAs in the Service Area, then Sprint PCS may amend the Service Area Exhibit to the Management Agreement, in its sole discretion, to add
--------------------
such newly acquired spectrum to said Exhibit. Such additional spectrum will,
                                     -------
upon inclusion in the Service Area Exhibit, become part of the License, as such
                      --------------------
term is defined in the Schedule of Definitions. If additional spectrum is included in the Service Area Exhibit and the License is then for 20MHz or more
                --------------------
of PCS spectrum in the Service Area, then the word "executed" is replaced by the word "terminated" in the first sentence of each of Sections 11.2.1.2 and 11.5.2 of the Management Agreement. Further, Sprint PCS and Manager may exercise any and all rights under the Management Agreement, and in particular Section
11.2.2.2 and 11.6.2 thereof, that are available to the parties when a Disaggregated License is sold to Manager. If the stipulations of this paragraph are met then the reference in Section 11.5.1 to 80% will remain 80% (i.e., the change from 80% to *% pursuant to paragraph 9 of this Addendum is amended).

     9. Manager's Put Right. The reference in Section 11.5.1 to 80% is changed to *%, except as provided in paragraph 8 of this Addendum.

     10. Financing Arrangements. Sprint PCS agrees to propose modifications to the Management Agreement, and perhaps to the Schedule of Definitions, the Services Agreement, the Sprint Trademark and Service Mark License Agreement, and the Sprint Spectrum Trademark and Service Mark License Agreement, that will enhance Manager's ability to obtain financing for the Service Area Network. Sprint PCS will not be required to offer the Manager subsequent modifications offered or agreed to with Other Managers subsequent to the initial set of modifications.

     11. Federal Contractor Compliance. A new Section 17.28, the text of which is attached to this Addendum as Exhibit A, is added to the agreement.
                                ---------

     12. Year 2000 Compliance. The following Section 17.29 is added to the agreement:

          Section 17.29 Year 2000 Compliance. Sprint PCS and Manager each separately represents and warrants that any system or equipment acquired, operated or designated by it for use in the Service Area Network or for use to support the Service Area Network, including (without limitation) billing, ordering and customer service systems, will be capable of correctly processing and receiving date data, as well as properly exchanging date data with all products (for example, hardware, software and firmware) with which the Service Area Network is designed to be used, and will not malfunction or fail to function due to an ability to process correctly date data in conformance with Sprint PCS requirements for "Year 2000 Compliance." If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by Manager (including systems or equipment of third party vendors and subcontractors selected by Manager rather than by Sprint PCS) Manager will, at its own expense, make the repairs, replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network. If the Service Area Network or any system used to support the Service Area Network fails to operate as warranted due to defects or failures in any system or equipment selected by Sprint PCS (including systems or equipment of third party vendors and subcontractors which Sprint PCS selects and requires Manager to use), Sprint PCS will, at its own expense, make the repairs replacements or upgrades necessary to correct the failure and provide a Year 2000 Compliant Service Area Network.

          "Year 2000 Compliance" means the functions, calculations, and other computing processes of the Service Area Network (collectively "Processes") which perform and otherwise process, date arithmetic, display, print or pass date/time data in a consistent manner, regardless of the date in time on which the Processes are actually performed or the dates used in such data or the nature of the date/time data input, whether before, during or after January 1, 2000 and whether or not the date/time data is affected by leap years. To the extent any part of the Service Area Network is intended to be used in combination with other software, hardware or firmware, it will properly exchange date/time data with such software, hardware or firmware. The Service Area Network will accept and respond to two-digit year-date input, correcting or supplementing as necessary, and store, print, display or pass date/time data in a manner that is unambiguous as to century. No date/time data will cause any part of the Service Area Network to perform an abnormally ending routine or function within the Processes or generate incorrect final values or invalid results.

     13. Inter Service Area Fees. In Exhibit 4.3, the first sentence under the heading Inter Service Area Requirements is amended to read as follows: "The reciprocal fee per minute for Inter Service Area usage will be $0.20 through December 31, 2001, but thereafter is subject to amendment pursuant to Section
9.2 of the Management Agreement."

     14. Change regarding Payment Fees in Service Agreement. The second sentence of Section 3.1 of the Services Agreement is deleted in its entirety and replaced by the following two sentences: "Except with respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers of the Service Area Network will be determined based on the number of subscribers as of the 15th day of the month for which the charge is being calculated. With respect to fees paid for billing-related services, the monthly charge for any fees based on the number of subscribers will be based on the number of gross activations in the month for which the charge is being calculated plus the number of subscribers of the Service Area Network on the last day of the prior calendar month.

                                                                       Exhibit A
                                                                       ---------

     Section 17.28. Federal Contractor Compliance. (1) The Manager will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Manager will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following:
Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Manager agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause.

     (2) The Manager will, in all solicitations or advertisements for employees placed by or on behalf of the Manager, state that all qualified applicants will receive considerations for employment without regard to race, color, religion, sex, or national origin.

     (3) The Manager will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of the Manager's commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     (4) The Manager will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     (5) The Manager will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

     (6) In the event of the Manager's noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and the Manager may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

     (7) The Manager will include the portion of the sentence immediately preceding paragraph (1) and the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The Manager will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance. Provided, however, that in the event a Manager becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency the Manager may request the United States to enter into such litigation to protect the interests of the United States.

     (8) In consideration of contracts with Sprint PCS, the Manger agrees to execute the Certificate of Compliance attached hereto as Attachment I and
                                                         ------------
further agrees that this certification shall be part of each contract between Sprint PCS and Manager. The Manager will include Attachment I in every
                                                 ------------
subcontract or purchase order, so that such provisions will be binding upon each subcontractor.





                                                                    Attachment I
                                                                    ------------

                         CERTIFICATE OF COMPLIANCE WITH
                              FEDERAL REGULATIONS
                              -------------------

In consideration of contracts with SPRINT SPECTRUM L.P., the undersigned "contractor", "vendor" or "consultant" agrees to the following and further agrees that this Certification shall be a part of each purchase order, supply agreement, or contract between SPRINT SPECTRUM L.P. and the undersigned.

1.   Equal Opportunity
     -----------------
     Executive Order 11246 is herein incorporated by reference.

2.   Affirmative Action Compliance
     -----------------------------
     If undersigned contract has 50 or more employees and if this contract is for $50,000 or more, Contractor shall develop a written Affirmative Action Compliance Program for each of its establishments, as required by rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2).

3.   Affirmative Action for Special Disabled and Vietnam Era Veterans
     ----------------------------------------------------------------
     If this contract exceeds $10,000, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because the person is a special disabled or Vietnam Veteran and complies with the rules, regulations and relevant orders of the Secretary of Labor issued pursuant to the Vietnam Veterans Readjustment Assistance Act of 1972, as amended.

     Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Special Disabled and Vietnam Era Veterans required by the rules and regulations of the Secretary of Labor (41 CFR 60-250).

4.   Affirmative Action for Handicapped Workers
     ------------------------------------------
     If this contract exceeds $2,500, the undersigned Contractor certifies that the Contractor does not discriminate against any employee or applicant because of physical or mental handicap and complies with the rules, regulations and relevant orders of the Secretary of Labor issued under the Rehabilitation Act of 1973, as amended.

     Contractor hereby represents that it has developed and has on file, at each establishment, affirmative action programs for Handicapped Workers required by the rules and regulations of the Secretary of Labor (41 CFR 60-741).



1-21-99
Addendum

Certificate of Compliance 80100 1617C




5.   Employer Information Report (EEO-1 Standard Form 100)
     ---------------------------
     If undersigned Contractor has 50 or more employees and if this contract is for $10,000 or more, Contractor shall complete and file government Standard Form 100, Equal Employment Opportunity Employer Information Report EEO-1, in accordance with instructions contained therein.

6.   Compliance Review
     -----------------
     The undersigned Contractor certifies that it has not been subject to a Government equal opportunity compliance review. If the Contractor has been reviewed, that review occurred on ____________ (date).

7.   Utilization of Small Businesses, Small Disadvantaged Businesses, and Women-
     --------------------------------------------------------------------------
     Owned Small Business
     --------------------
     It is the policy of SPRINT SPECTRUM L.P., consistent with Federal Acquisition Regulations (FAR 52.219-8 and FAR 52.219-13), that small business concerns, small business concerns owned and controlled by socially and economically disadvantaged individuals, and women-owned businesses shall have the maximum practicable opportunity to participate in performing subcontracts under Government contracts for which SPRINT SPECTRUM L.P. is the Government's Prime Contractor. SPRINT SPECTRUM L.P. awards contracts to small businesses to the fullest extent consistent with efficient prime contract performance. The Contractor agrees to use its best efforts to carry out this policy in the award of its subcontract to the fullest extent consistent with the efficient performance of this contract.

     Contractor hereby represents that it ___ is ___ is not a small business, ___ is ___ is not a small business owned and controlled by socially and economically disadvantaged individuals, and ___ is ___ is not a small business controlled and operated as a women-owned small business as defined by the regulations implementing the Small Business Act.

     If the answer to any of the above is in the affirmative, Contractor will complete SPRINT SPECTRUM L.P. Small/Minority/Women Owned Business Self Certification Form. This form is available from Mr. Ron Gier, Sprint PCS, 4900 Main Street, Kansas City, Missouri 64112.

8.   Certification of Nonsegregated Facilities
     -----------------------------------------
     If this contract is expected to exceed $10,000, the undersigned Contractor certifies as follows:

     The Contractor certifies that the Contractor does not or will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location, under its control, where segregated facilities are maintained. The Contractor agrees that a breach of this Certification is a violation of the Equal Opportunity provision of this contract. As used in this



1-21-99
Addendum

Certificate of Compliance 80100 1617C





     Certification, the term "segregated facilities" means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Contractor further agrees that (except where it has obtained identical certifications from proposed subcontracts for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity Clause; and that it will retain such certification in its files.

9.   Clean Air and Water
     -------------------
     The undersigned Contractor certifies that any facility to be used in the performance of this contract ___ is ___ is not listed on the Environmental Protection Agency List of Violating Facilities.

     The undersigned Contractor agrees to immediately notify SPRINT SPECTRUM L.P., immediately upon the receipt of any communication from the Administrator or a designee of the Environmental Protection Agency indicating that any facility that the Contractor proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities. SPRINT SPECTRUM L.P. includes this certification and agreement pursuant to FAR 52-223-1(c) which requires including such paragraph (c) in every nonexempt subcontract.



                                         Contractor:

                                         -------------------------------------
                                         Company Name


                                         -------------------------------------
                                         Address


                                         -------------------------------------
                                         City               State          Zip

                                         By
                                            ----------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

1-21-99
Addendum

Certificate of Compliance 80100 1617C

                                  ADDENDUM II
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT


Manager:  ILLINOIS PCS, L.L.C.

Service Area BTAs:    Bloomington, IL                           BTA#  46
                      Champaign-Urbana, IL                      BTA#  71
                      Clinton, IA-Sterling, IL                  BTA# 866
                      Danville, IL                              BTA# 103
                      Davenport, IA-Moline, IL                  BTA# 105
                      Decatur-Effingham, IL                     BTA# 109
                      Galesburg, IL                             BTA# 161
                      Jacksonville, IL                          BTA# 213
                      Kankakee, IL                              BTA# 225
                      LaSalle-Peru-Ottawa-Streator, IL          BTA# 243
                      Mattoon, IL                               BTA# 286
                      Mt. Vernon-Centralia, IL                  BTA# 308
                      Peoria, IL                                BTA# 344
                      St. Louis, MO (Macoupin County, IL only)  BTA# 394
                      Springfield, IL                           BTA# 426

          This Addendum II ("this Addendum"), dated as of August 3, 1999, contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement entered into as of January 26, 1999, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of January 26, 1999 (the Management Agreement, as amended by Addendum I, being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

          Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

          The Management Agreement is modified as follows:

          1. Use of Loan Proceeds. Sprint PCS is entering into that certain Consent and Agreement with Nortel Networks Inc. ("Nortel") (which Consent and Agreement, as amended and modified from time to time, is referred to as the "Consent and Agreement") to enable Manager to obtain loans from Nortel and its successors and assigns (collectively, the "Lenders"). Manager agrees that it will not use the proceeds from any loan made to Manager to which the Consent and Agreement relates or from any other loan or extension of credit to which the Consent and Agreement relates for any purpose other than (a) to construct and operate the wireless service within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement, or (b) as expressly permitted under Section 2.10 of the Credit Agreement between Nortel, Manager and certain other entities dated as of May 14, 1999 (the "Credit Agreement"), as in effect as of the date of execution thereof (a copy of which is attached to this Addendum as Exhibit
                                                                        -------
     A) without giving effect to any subsequent amendment, modification or
     -
     waiver of any term, condition, definition or other provision of the Credit Agreement or to any course of dealing between Nortel and Manager that now exists or may hereafter be established allowing a use of loan proceeds not allowed under in Sections 2.10 of the Credit Agreement as in effect as of the date hereof.

          2. Consent and Agreement Not Assignable. Except as expressly required or permitted in the Consent and Agreement, Manager may not assign the Consent and Agreement.

          3. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice Sprint PCS receives from the administrative Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

          4. No Default Under Credit Agreement or Management Agreement. Manager warrants and represents that as of the date hereof, no Default or Event of Default under the Credit Agreement has occurred, and no Event of Termination under the Management Agreement or event that if not cured, or it notice were to be provided, would constitute an Event of Termination under the Management Agreement, has occurred.

          5. No Known Breach Under Management Agreement. Sprint PCS warrants and represents that, to the knowledge of its officers, as of the date hereof, no Event of Termination under the Management Agreement has occurred.

          6. Sharing Confidential Information with Lenders. Section 12.2(b)(vii) of the Management Agreement is amended by inserting the words "or has provided" between the words "is considering providing" and "financing."


           [The remainder of this page is intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum II to be executed by their respective authorized officers as of the date and year first above written.

                                        SPRINT SPECTRUM L.P.


                                        By:  /s/ Andrew Sukawaty
                                             ----------------------------------
                                             Name:  Andrew Sukawaty
                                                  -----------------------------
                                             Title: President
                                                   ----------------------------


                                        WIRELESSCO, L.P.


                                        By:  /s/ Andrew Sukawaty
                                             ----------------------------------
                                             Name:  Andrew Sukawaty
                                                  -----------------------------
                                             Title: CEO
                                                   ----------------------------


                                        SPRINT COMMUNICATIONS COMPANY, L.P.


                                        By:  /s/ Thomas E. Weigman
                                             ----------------------------------
                                             Thomas E. Weigman
                                             Senior Vice President, Consumer
                                             Market Strategy and Communications


                                        SPRINTCOM, INC.


                                        By:  /s/ Andrew Sukawaty
                                             ----------------------------------
                                             Name:  Andrew Sukawaty
                                                  -----------------------------
                                             Title: President
                                                   ----------------------------


                                        ILLINOIS PCS, L.L.C.


                                        By:  /s/ Timothy Yager
                                             ----------------------------------
                                             Name: Timothy Yager
                                                  -----------------------------
                                             Title: President & CEO
                                                   ----------------------------

                                                                  EXECUTION COPY
                                                                  --------------


                       AMENDED AND RESTATED ADDENDUM III
                                      TO
                        SPRINT PCS MANAGEMENT AGREEMENT

                           Dated as of March 8, 2000


Affiliate:                                        Illinois PCS, LLC

New Service Area:

  Nebraska        Omaha, NE (partial)*           BTA No. 332
  --------
                  Lincoln, NE (partial)*         BTA No. 256
                  Hastings, NE                   BTA No. 185
                  Norfolk, NE                    BTA No. 323
                  Grand Island - Kearney, NE     BTA No. 167
  Iowa            Fort Dodge, IA                 BTA No. 150
  ----
                  Waterloo-Cedar Falls, IA       BTA No. 462
                  Dubuque, IA                    BTA No. 118
                  Burlington, IA                 BTA No.  61
                  Ottumwa, IA                    BTA No. 337
                  Des Moines, IA (partial)*      BTA No. 111
                  Marshalltown, IA               BTA No. 283
                  Mason City, IA                 BTA No. 285
  Michigan        Traverse City, MI              BTA No. 446
  --------
                  Saginaw-Bay City, MI           BTA No. 390
                  Muskegon, MI                   BTA No. 310
                  Grand Rapids, MI               BTA No. 169
                  Mount Pleasant, MI             BTA No. 307
                  Lansing, MI (partial)*         BTA No. 241
                  Battle Creek, MI (partial)*    BTA No.  33

     This Amended and Restated Addendum III, dated as of March 8, 2000, contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of January 22, 1999, as amended by that certain Addendum I to Sprint PCS Management Agreement dated January 22, 1999, and Addendum II to Sprint PCS Management Agreement dated as of August 3, 1999 (such agreement, as amended being the "Management Agreement"). This Amended and Restated Addendum III replaces and supersedes the previous Addendum III executed by the parties on February 4, 2000, which is hereby made void and of no force and effect.

     The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

     Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references in this Addendum are to Sections and Exhibits of the Management Agreement unless otherwise noted.

     1. Expansion of Service Area. Sprint PCS and Manager agree that Manager will develop the BTAs set forth above in addition to the prior committed build out of Manager in the following BTAs:

                    Bloomington, IL (BTA #46)
                    Champaign-Urbana, IL (BTA #71)
                    Clinton, IA-Sterling, IL (BTA #86)
                    Danville, IL (BTA #103)
                    Davenport, IA-Moline, IL (BTA #105)
                    Decatur-Effingham, IL (BTA #109)
                    Galesburg, IL (BTA #161)
                    Jacksonville, IL (BTA #213)
                    Kankakee, IL (BTA #225)
                    LaSalle-Peru-Ottawa-Streator, IL (BTA #243)
                    Mattoon, IL (BTA #286)
                    Mt. Vernon-Centralia, IL (BTA #308)
                    Peoria, IL (BTA #344)
                    Springfield, IL (BTA #426)
                    St Louis (BTA #394 Macoupin County, IL only)

(the combined new areas being called the "New Service Area" and the prior committed build out being called the "Original Service Area"). Manager and Sprint PCS agree that, subject to certain financing conditions as set forth below in Section 2 of this Addendum, the Service Area is expanded to include all, but not less than all, of the New Service Area.

     As consideration for having its Service Area expanded to include the New Service Area, Manager agrees that, on the earlier to occur of (i) the date on which Manager, or if Manager is not the issuer, Manager's parent company that is issuing public equity (either Manager or such issuing entity being referred to as the "Issuer"), closes its initial public offering ("IPO"), (ii) the date on which the Issuer completes a private placement of equity in an amount equal to at least $70,000,000 ("Private Placement"), or (iii) the "Financing Date", as defined in Section 2(c) below, the Issuer will grant to Sprint Spectrum L.P., or any of its designees controlled by, or under common control with, Sprint Spectrum L.P., the right to acquire the number of shares of common stock that represent two percent (2%) of the value of the Issuer, pursuant to a warrant agreement substantially in the form of the warrant agreement attached hereto as Exhibit A. In the
---------
case of an IPO of the Issuer's sole outstanding class of equity, the warrant shares will represent two percent (2%) of the outstanding shares of the Issuer at the time of the IPO. The purchase price for the shares under the warrant agreement will be equal to 90% of the value of such shares. In the event of an IPO or a Private Placement the value of the shares will be equal to the issuance price of the shares. The value of the shares will be determined by the appraisal process set forth on Exhibit B if the warrant agreement is entered into prior to
                     ---------
an IPO or Private Placement.

     2. Financing. (a) The word "and" is inserted between the words "thereto" and "before" in the last sentence of Section 1.7.

 (b) A revised and amended Exhibit 1.7, in the form attached to this Addendum,
                           -----------
is approved by Sprint PCS and Manager and is expressly made a part of the Management Agreement.

 (c) The parties agree that the Manager's closing of the financing described in amended Exhibit 1.7 (the "New Service Area Financing") by July 15, 2000 (the
        -----------
"Financing Date") is a material term of this Addendum to the Management Agreement and that upon Manager's failure to obtain the New Service Area Financing by the Financing Date Sprint PCS may declare Manager to be in breach of the Management Agreement pursuant to Section 11.3.6 thereof; provided,
                                                                --------
however, that if, as of the Financing Date, Manager has financing sufficient to
-------
complete the build-out of the Original Service Area, Sprint PCS may not use such breach as a basis to terminate the Management Agreement with respect to the Original Service Area. The parties further agree that, except for any modification to the Service Area, the terms of this Addendum will survive any termination with respect to the New Service Area. If Sprint PCS terminates Manager's right to build out the New Service Area, then Sprint PCS will not be entitled to any warrants under the warrant agreement described in paragraph 1.

     3. Build-out Plan. A revised and amended Build-out Plan is incorporated into Exhibit 2.1, in the form attached to this Addendum, and such revised and
     -----------
amended Build-out Plan is approved by Sprint PCS and Manager and is expressly made a part of the Management Agreement.

     4. Purchase of Assets. The purchase of certain assets (the "Assets") from Sprint PCS by Manager is provided for under and pursuant to the terms of the Asset Purchase Agreement substantially in the form attached as Exhibit C and
                                                                   ---------
incorporated herein by this reference (the "Asset Purchase Agreement"). The Assets to be purchased are listed on Exhibit A to the Asset Purchase Agreement.
                                     ---------
The parties recognize and acknowledge that a due diligence investigation will be undertaken and completed by Manager as provided for under the terms of the Asset Purchase Agreement prior to its determination of whether to make the asset purchase contemplated under the Asset Purchase Agreement. If Manager does not purchase the Assets pursuant to the terms of the Asset Purchase Agreement, then the BTAs in which those Assets that are not transferred are located will be excluded from the New Service Area. Manager shall be responsible for obtaining any required consents and releases of the various landlords for any leases acquired or assumed by Manager in connection with the purchase of the Assets.

Sprint PCS will use commercially reasonable efforts to facilitate these transfers. The purchase price for the Assets is set forth in the Asset Purchase Agreement.

     5. Manager's Option -- In addition to the New Service Area, Manager shall have the option (the "Option"), exercisable in its sole discretion and pursuant to the terms and conditions of this Section 5, to add to the Service Area both of the following BTAs (herein, the "Optional Service Area"):

                  Cedar Rapids, IA              BTA No. 70
                  Iowa City, IA                 BTA No. 205

     The Option may be exercised by Manager at any time on or prior to January 31, 2001 (after which date the Option shall automatically expire unless previously extended by mutual agreement of the parties) by executing the Option Exercise Notice attached as Exhibit D-1 and the Asset Purchase Agreement
                            -----------
relating to the purchase of certain assets (the "Optional Service Area Assets") from Sprint PCS by Manager in the Optional Service Area, substantially in the form attached as Exhibit D-1 (the "Option Asset Purchase Agreement"), and
                 -----------
delivering the same to Sprint PCS by hand delivery or facsimile. The Option will automatically expire if Manager loses the right to manage the New Service Area. If Manager exercises the Option, Manager must add both the Cedar Rapids and Iowa City BTAs. Upon receipt of the Option Exercise Notice and the Option Asset Purchase Agreement executed by Manager, the Service Area shall be deemed to have been expanded to include the Optional Service Area, and Sprint PCS shall immediately countersign the Option Asset Purchase Agreement and deliver an original counterpart thereof to Manager. The Optional Service Area Assets to be purchased if the Option is exercised are listed on Exhibit A to the Option Asset
                                                   ---------
Purchase Agreement, as the same may be updated by the parties promptly following its execution to reflect changes and additions to such assets from the date hereof to the date of its execution. In the event of any such additions, the purchase price to be paid for the Optional Service Area Assets will increase as determined in accordance with Exhibit C to the Option Asset Purchase Agreement. The parties recognize and acknowledge that if the Option is exercised, a due diligence investigation will be undertaken and completed by Manager as provided for under the terms of the Option Asset Purchase Agreement prior to its determination of whether to make the asset purchase contemplated under such Option Asset Purchase Agreement. If Manager exercises the Option but does not purchase the Optional Service Area Assets pursuant to the terms of the Option Asset Purchase Agreement, then the BTAs in the Optional Service Area will be excluded from the Service Area. Manager shall be responsible for obtaining any required consents and releases of the various landlords for any leases acquired or to be assumed by Manager in connection with the purchase of the Optional Service Area Assets. Sprint PCS agrees that if the Option is exercised, it will use commercially reasonable efforts to facilitate these transfers.

     Unless and until the Option is exercised, Exhibit 2.1 attached hereto shall
                                               -----------
be deemed not to contain any reference to the BTAs that comprise the Optional Service Area. Upon such exercise, Exhibit 2.1 will be deemed to have been amended at that time to include the references therein to the BTAs that comprise the Optional Service Area. If the Option is exercised and the

Option Asset Purchase Agreement is executed, the purchase price for the Optional Service Area Assets (including the right to provide Sprint PCS Services to Sprint PCS subscribers in the Optional Service Area at Closing) will be as set forth in the Option Asset Purchase Agreement. In addition, upon the closing of the Option Asset Purchase Agreement (if executed), Manager agrees to offer employment to all Sprint Spectrum employees working in the BTAs that comprise the Optional Service Area on comparable terms.

     For each subscriber in the Optional Service Area who receives Sprint PCS Products and Service using a Sprint PCS handset which is under warranty on the Closing Date under the Option Asset Purchase Agreement, each such handset shall be subject to the underlying handset purchase agreement and warranties of Sprint PCS insofar as provided for in such agreements. From and after such Closing Date, the cost and risk of loss from defective handsets and warranty exchanges for any subscribers shall be borne by Manager.

     6. Fixed Wireless Local Loop. As of the date of this Addendum, there are no geographic areas within the New Service Area or the Optional Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier.

     7. Build-Out of Des Moines and Omaha MTAs. Manager's obligation to complete the network build-out as described in Exhibit 2.1 for the Des Moines and Omaha MTAs is material to Sprint PCS' compliance with the 10-year minimum pops coverage requirement under the License for such MTAs, as required by the FCC and, therefore, is a material term of the Management Agreement.

     8. Expedite Fees. If Sprint PCS and Manager agree to pay additional fees to a third party for any efforts associated with expediting completion of any portion of Manager's Build Out Plan or Switch Integration to meet a Network Ready Date (the "NRD") including, but not limited to, payment of expedited fees for microwave relocation, and the NRD is later extended due to Manager action or lack of action, then Manager will have full responsibility for the payment of such fees.

     9. Long-Distance Pricing. (a) The first sentence of Section 3.4 is deleted in its entirety and replaced by the following language:

     Manager must purchase long-distance telephony services from Sprint through Sprint PCS both (i) to provide long-distance telephony service to users of the Sprint PCS Network and (ii) to connect the Service Area Network with the national platforms used by Sprint PCS to provide services to Manager under the agreement and/or the Services Agreement. Sprint will bill Sprint PCS for such services rendered to Sprint PCS, Manager and all Other Managers, and in turn, Sprint PCS will bill Manager for the services used by Manager. Manager will be charged the same price for such long-distance service as Sprint PCS is charged by Sprint (excluding interservice area long-distance travel rates) plus an additional administrative fee to cover Sprint PCS' processing costs.

     (b)  The following sentence is added as a second paragraph in Section 3.4:
"Manager may not resell the long-distance telephony services acquired from Sprint under this Section 3.4."

     10. Voluntary Resale of Products and Services. Section 3.5.2 is modified by amending the second sentence of the second paragraph in its entirety to read as follows: "If Manager wants handsets of subscribers of resellers with NPA-NXXs of Manager to be activated, Manager must agree to comply with the terms of the program, including its pricing provisions."

     11. Right of Last Offer. Section 3.7 is modified by adding the following language: "(other than backhaul services relating to national platform and IT application connections, which Manager must purchase from Sprint)" both between
(i) "Service Area Network" and "if Manager decides to use" in the first sentence of the first paragraph and (ii) "for these services" and "and the agreement was not made" in the first sentence of the second paragraph.

     12. Non-termination of Agreement. The following language is added at the end of Section 11.5.3 and Section 11.6.4: "but such action does not terminate this agreement."

     13.  Announced Transactions.  Section 17.24 is deleted in its entirety.

     14. Additional Terms and Provisions. The phrase "the Addendum also describes" is deleted from the second sentence of Section 17.25, and the following language is inserted at the end of that second sentence: "have been disclosed verbally or in writing to Sprint PCS, and photocopies of any such written agreements will be delivered to Sprint PCS upon its request".

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first above written.

                              Illinois PCS, LLC


                              By: /s/ Timothy M. Yager
                                 --------------------------
                              Name:   Timothy M. Yager
                              Title:    President and CEO


                              WirelessCo, L.P.


                              By: /s/ Bernard A. Bianchino
                                 --------------------------
                                  Bernard A. Bianchino
                                      Chief Business Development Officer


                              Sprint Spectrum L.P.


                              By: /s/ Bernard A. Bianchino
                                 --------------------------
                                  Bernard A. Bianchino
                                      Chief Business Development Officer


                              Sprint Communications Company,  L.P.


                              By: /s/ Don A. Jensen
                                 --------------------------
                              Don A. Jensen
                              Vice President - Law

                                  Exhibit 1.7

                    Build-Out and Working Capital Financing

The Network Build Out and Working Capital requirements will be funded as follows:

Total Projected Funding Requirements $ 300,000,000
--------------------------------------------------

Sources of Funding:
------------------
Equity $ 120,000,000
--------------------

Participant                         Amt provided          Projected Funding Date
-----------                         ------------          ----------------------
Existing Partners                   $30,000,000
New Equity                          $90,000,000                  7/15/2000

Debt $ 180,000,000
------------------

Institution/Source         Type of Debt        Amt provided   Proj. Funding Date
------------------         ------------        ------------   ------------------
Nortel Networks            Term                $180,000,000           7/15/2000


Terms* of Funding:
-----------------

The credit facility will allow advances over 3 years. The facility will be interest only for 3 years with repayment over the next 5 years.

Security for Debt Financing is the stock of IL PCS.

The equity provided by existing partners has been committed to IL PCS since December 1999.

The new equity will come from private or public placement.

*The precise terms and ratios of equity and debt are subject to the precise build plan, build schedule agreed to and the changing equity and debt markets and may be modified as the transaction financing matures.

[*] IMPORTANT NOTE: A detailed description of the coverage for each BTA listed below has been omitted for confidentiality reasons.

                                  Exhibit 2.1
                           Illinois PCS Addendum III

Limited Service Areas
---------------------

Manager has partial responsibility, or Limited Service Area, in selected BTAs in the Service Area. The Manager's Limited Service Area BTAs are defined below. In all areas where it is noted that Manager will meet Sprint PCS current or planned coverage, Manager will work with Sprint PCS RF staff to determine the exact location of Manager's sites in order to provide contiguous coverage with Sprint PCS.

Des Moines, IA BTA 111
*

Omaha, NE BTA 332
*

Lincoln, NE BTA 256
*

Battle Creek, MI BTA 33
*

Lansing, MI BTA 241
*

Phase I - To be completed by *
------------------------------

Grand Rapids BTA 169
*

Muskegon BTA 310
*

Saginaw-Bay City BTA 390
*

Lansing BTA 241
*

Battle Creek BTA 33
*

Cedar Rapids BTA 70 X
*

Iowa City BTA 205 X
*

Phase II - To be completed by *
-------------------------------

Grand Rapids BTA 169
*

Traverse City BTA 446
*

Saginaw-Bay City BTA 390
*

Mount Pleasant BTA 307
*

Cedar Rapids BTA 70 X
*

Waterloo-Cedar Falls BTA 462
*

Dubuque BTA 118
*

Phase III - To be completed by *
--------------------------------

Iowa City BTA 205 X
*

Burlington BTA 61
*

Ottumwa BTA 337
*

Des Moines BTA 111
*

Marshalltown BTA 283
*

Phase IV - To be completed by *
-------------------------------

Norfolk BTA 323
*

Omaha BTA 332
*

Des Moines BTA 111
*

Mason City BTA 285
*

Fort Dodge BTA 150
*

Phase V - To be completed no later than *
-----------------------------------------

Mason City BTA 285
*

Fort Dodge BTA 150
*

Des Moines BTA 111
*

Lincoln BTA 256
*

Grand Island-Kearney BTA 167
*

Hastings BTA 185
*

Des Moines MTA
*

Lansing BTA 241
*

X  To be completed by * if related asset purchase agreement closes after *.

                                                                       EXHIBIT A
                                                                       ---------

EXCEPT AS PROVIDED IN SECTION 8(b) HEREOF, THIS WARRANT MAY NOT BE TRANSFERRED. THE SHARES OF COMMON STOCK ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT.

                                 [ISSUER NAME]

                                                             For the purchase of
                                                           ___________ shares of
                                                                    Common Stock

                           WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                  [ISSUER NAME]
                           (A ___________ Corporation)

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON ______________, 2007.

     [ISSUER NAME], a ___________ corporation (the "Company") hereby certifies that SPRINT SPECTRUM L.P., a Delaware limited partnership (together with its permitted assign8, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time on or after the earlier of July 15, 2001 or one year from the Financing Date and on or before the earlier of July 15, 2007 or seven years from the Financing Date, at not later than 5:00 p.m. (Eastern Standard Time), ___________ shares of Common Stock, $____ par value, of the Company ("Common Stock"), at a purchase price of $____ per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price", respectively.

1.   Exercise.

     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by such Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, by bank or certified check in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

     (b) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(c) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (c) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:


          (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional shares to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsection 1(a) above.

2.   Adjustments.

     (a) If the outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercisable of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the

Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), or any consolidation or merger of the Company with or into another corporation, or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof (to the extent, if any, still exercisable) the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) In any case in which this Section 2 shall require that any adjustment in the number of shares of Warrant Stock or other property for which this Warrant may be exercised be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the Registered Holder the amount of Warrant Stock and other property, if any, issuable upon exercise of this Warrant after such record date that is over and above the Warrant Stock and other property, if any, issuable upon exercise of this Warrant as in effect prior to such adjustment; provided that upon request the Company shall deliver to the Registered Holder a due bill or other appropriate instrument evidencing the Registered Holder's right to receive such additional shares or property upon the occurrence of the event requiring such adjustment.

     (d) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property for which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or 2(b) above.

3.   Fractional Shares.

     The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Stock on the [MARKET OR EXCHANGE ON WHICH COMPANY STOCK CURRENTLY TRADES] or the closing market price of the Warrant Stock on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

4.   Limitation on Sales; Registration.

     (a) The Registered Holder, and each subsequent holder of this Warrant, if any, acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or
(ii) an opinion of counsel, satisfactory to the Company and the Registered Holder, that such registration and qualification are not required. Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of a legend to such effect on the certificate(s) representing the Warrant Stock. In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

     (b) Upon the exercise of this Warrant in full, if the Company is then eligible to register Common Stock under the Act on Form S-3, the Company shall, as soon as practicable thereafter but in no event later than 45 days following such exercise, file a registration statement on Form S-3 covering the Warrant Stock issuable upon such exercise (a "Sprint Registration Statement") and, after such filing, the Company shall use reasonable efforts to cause such Sprint Registration Statement to become effective and to maintain the effectiveness thereof for a period of one (1) year, or until such earlier date as such Warrant Stock may be transferred without registration under the Act; provided that (i) the effectiveness of the Sprint Registration Statement may be terminated earlier if and to the extent that all of the Warrant Stock shall have been disposed of by the holder or holders thereof and (ii) the Company's obligation under this
Section 4(b) to file a Sprint Registration Statement as soon as practicable and to use reasonable efforts to cause such Sprint Registration Statement to become effective shall be suspended in the event and during such period as certain circumstances exist (such circumstances being hereinafter referred to as a "Suspension Event") which would make it impractical or inadvisable in the Company's good faith opinion to file a Sprint Registration Statement, but such suspension shall only continue until (y) such event is no longer continuing or
(z) ninety (90) days after the commencement of such suspension, whichever is earlier. A Suspension Event shall include, but shall not be limited to, (1) an underwritten primary offering by the Company if the Company is advised in writing by the managing underwriter of such underwritten offering that, in its good faith judgment, the sale of securities under a Sprint Registration Statement would interfere with the successful marketing of the securities to be offered under such primary offering; (2) pending negotiation relating to, or existence of any other event, fact or circumstances which would require disclosure by the Company in the Sprint Registration Statement of information regarding the Company or its business, business plans, financial condition or results of operations which has not previously been disclosed by the Company in a report filed under the Securities Exchange Act of 1934, as amended, or by public announcement; or (3) if the holder or holders of Warrant Stock on whose behalf the Sprint Registration Statement is being prepared fails to cooperate with the Company and to furnish to the Company all information in connection with the preparation of the Sprint Registration Statement as the Company may reasonably request.

     (c) All fees and expenses incurred by the Company in connection with the performance of its obligation to register the Warrant Stock pursuant to subsection 4(b) shall be borne by the Company; provided that, in the event of any underwritten offering of such Warrant Stock, all underwriting discounts and selling commissions, if any, fees and expenses of the holder or holders thereof or of its or their counsel, and transfer taxes applicable to the sale of such Warrant Stock, shall be borne by such holder or holders.

     (d) The Company shall provide timely notice to [MARKET ON WHICH
COMPANY STOCK TRADES] of its intent to issue Warrant Stock to the Registered Holder upon the exercise of this Warrant, and shall comply in full with any and all requirements of [MARKET ON WHICH COMPANY STOCK TRADES] applicable to the issuance, listing and trading of such shares of Warrant Stock subsequent to such issuance.

     (e) The Registered Holder agrees, and each other holder of Warrant
Stock agrees, if requested by the Company or the representative of the underwriters underwriting an offering of Common Stock (or other securities of the Company) from time to time, not to sell or otherwise transfer or dispose of any Warrant Stock then held by the Registered Holder or such other holder during such period of time following the effective date of any registration statement of the Company (other than the Sprint Registration Statement) filed under the Act for the period of time with respect to which a majority of the executive officers of the Company agree not to sell shares of Common Stock (or other securities of the Company). Such agreement shall be in writing in a form satisfactory to the Company and such representative. The Company may impose stop-transfer instructions with respect to the Warrant Stock subject to the foregoing restriction until the end of such period.

5.   Notices of Record Date, Etc.

     In the event that:

     (a) the Company shall set a record date for the purpose of entitling or enabling the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) to receive any dividend or other distribution (other than a dividend payable solely in Common Stock or out of funds legally available therefor), or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

     (b) there shall occur any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

     (c) there shall occur any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying as the case may be, (i) the record date for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the effective date of such reorganization, reclassification, consolidation, merger or transfer or
(iii) the date of such dissolution, liquidation or winding-up is to take place, and also specifying, if applicable, the date and time as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such organization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to so mail such notice shall affect the legality or validity of any such action.

6.   Reservation of Stock.

     The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

7.   Replacement of Warrants.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

8.   Transfers, Etc.

     (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. The Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

     (b) This Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder, provided that this Warrant may be transferred to, and may be exercisable by, any company that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Registered Holder. Subject to the foregoing, this Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process without the prior written consent of the Company. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted hereunder contrary to the provisions of this Section 8, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

     (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

9.   Mailing of Notices, Etc.

     All notices and other communications from the Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at _________________________, _________________, _________________,
or such other address as the Company shall so notify the Registered Holder.

10.  No Rights as Stockholder.

     Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11.  Change or Waiver.

     Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

12.  Headings.

     The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

13.  Governing Law.

     This Warrant will be governed by and construed in accordance with the laws of the State of______________________.

                                           [ISSUER NAME]


                                           By:________________________________
Dated:________________________                 Name:__________________________
                                               Title:_________________________

                                   EXHIBIT I

                                 PURCHASE FORM

To:  [ISSUER NAME]
     _________________________
     _________________________

     The undersigned pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ____________ shares of Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned understands and acknowledges the terms and restrictions on the right to transfer or dispose of the Common Stock set forth in Sections 4 and 9 of the attached Warrant, which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

                                 [REGISTERED HOLDER or its permitted assignee]



                                 By:__________________________________________
                                     Name:____________________________________
                                     Title:___________________________________


                                           Dated:_____________________________

                                                                       EXHIBIT B
                                                                       ---------

         Method for Determining Equity Value Prior to an IPO by Issuer
         -------------------------------------------------------------

(i) Each party engages an nationally recognized investment bank to provide a valuation at the Issuer's fair market value.

(ii) If the higher valuation is equal to or less than 110% of the lower valuation, the mean of the two valuations is used.

(iii) If the higher valuation is greater than 110% of the lower valuation, and the selling party's valuation is the lower valuation, the mean of the two valuations is used.

(iv) If the higher valuation is greater than 110% of the lower valuation, and the acquiring party's valuation is the lower valuation, the respective investment banks engaged by the parties, will agree upon a third independent investment bank to provide a third valuation.

(v) If the third valuation falls outside of the two initial valuations, the initial valuation closest to the third valuation is used.

(vi) If the third valuation falls within the initial valuation range and is within 5% of the mean of the initial valuations, the third valuation is used.

(vii) If the third valuation falls within the initial valuation range, but is not within 5% of the mean of the initial valuations, the mean of the third valuation and the nearest initial valuation is taken.

                                                                       EXHIBIT C
                                                                       ---------

                           ASSET PURCHASE AGREEMENT
                           ------------------------

                                  (Michigan)

         This Asset Purchase Agreement (the "Agreement") is made and entered into as of March __, 2000, by SPRINT SPECTRUM L.P. and its subsidiaries SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., all of which are Delaware limited partnerships (together "Seller"), and Illinois PCS, LLC, an Illinois limited liability company ("Buyer").

Recitals
--------

         I. Seller owns or leases that equipment and property of Seller located in the following BTAs and identified on attached Exhibit A (the "Michigan
                                                 ---------
Assets"):

                  Saginaw-Bay City, MI      BTA No. 390
                  Muskegon, MI              BTA No. 310
                  Grand Rapids, MI          BTA No. 169

         II. Buyer and Seller have entered into that certain Amended and Restated Addendum III dated March 8, 2000 to the Sprint PCS Management Agreement dated January 22, 1999 (the "Management Agreement"), to which this Agreement is made an exhibit upon its execution by the parties and that provides, among other things, that Buyer will purchase and Seller will sell the Assets, upon the terms and conditions set forth in this Agreement.

                                   Agreements
                                   ----------

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

         1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in the Assets, free and clear from all liens created by the Seller other than those arising from the Assumed Liabilities (as defined below). The consummation of this transaction (the "Closing") will occur, subject to the terms and conditions of this Agreement, on or before July 15, 2000 (the "Closing Date"), on a date specified in writing by Buyer not less than 30 days in advance.

         2. Purchase Price. The purchase price of the Assets (the "Purchase Price") will be equal to the amount set forth on the attached Exhibit B.
                                                              ---------

         The parties agree that, on or before the Closing Date, and insofar as it has not been calculated as part of the Purchase Price, they shall determine an allocation of the Purchase Price among the Assets, which allocation will be the result of arms-length negotiations between the parties as to the price of each item or category of items including in the Assets, and neither party will make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

         3. Review Period. For a period extending for thirty (30) days after this Agreement has been executed by both parties ("Review Period"), Buyer may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate. If, in Buyer's reasonable discretion, based upon the results of Buyer's inspections, Buyer determines that the Assets are unsatisfactory to Buyer, Buyer may by written notice to Seller within the Review Period, terminate this Agreement, and upon such termination, neither party will have any further rights or obligations under this Agreement. Any termination notice provided to Seller must contain a specific description of the condition on which Buyer bases such termination. If Buyer does not terminate this Agreement by such notice within the Review Period, this Agreement will remain in full force and effect in accordance with its terms. Buyer may not elect to purchase less than all of the Assets.

         4. Assumption of Liabilities. Buyer agrees to assume the liabilities, debts, expenses and obligations of Seller that relate to the Assets with respect to the period from and after the Closing Date and that are set forth on Exhibit
                                                                        -------
C (the "Assumed Liabilities"), and to pay and perform the Assumed Liabilities
-
when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities. Other than the Assumed Liabilities, Buyer assumes no liabilities whatsoever relating to the Assets or the business and operations of Seller.

         5. Condition of Assets. It is understood and agreed that Seller is not making, and Seller specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties or representations as to matters of title (except that Seller represents and warrants that Seller has not previously conveyed, pledged, encumbered, hypothecated or assigned that Asset to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets, including, without limitation: (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets; and (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this Agreement.

         Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets as it deems necessary or advisable, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Assets by Seller, any agent of Seller or any third party except as specifically set forth in this Agreement. The terms and conditions of this
Section 5 shall expressly survive the Closing.

         6. Damage or Destruction. If prior to the Closing Date, any of the Assets are destroyed or substantially damaged by fire, lightning or any other cause, or all or any part of the Assets is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of (a) enforcing this Agreement and retaining any insurance proceeds or proceeds of the taking by eminent domain, or
(b) terminating this Agreement by written notice within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. If this Agreement is terminated, neither party will have any further obligation under this Agreement. The risk of loss will be borne by Seller until the Closing Date.

         7. Closing. If Buyer does not terminate the Agreement pursuant to Paragraph 3 or 6 of this Agreement, on the Closing Date:

         (a) Seller and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale in the form attached hereto as Exhibit D;
                                                                     ---------

         (b) Buyer shall pay the Purchase Price to Seller in immediately available funds;

         (c)  Buyer shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets and the assumption by Buyer of the Assumed Liabilities. Such consents shall be in the form of the Consent and Release attached hereto as Exhibit E, with such changes as shall be
                                       ---------
approved by Seller (which approval shall not be unreasonably withheld). Set forth on Exhibit F is a true and correct list of all consents and releases
         ---------
required with respect to the assignment of the Assets and the assumption of the Assumed Liabilities. Seller's obligations hereunder, and Buyer's obligation to consummate the Closing, shall be subject to receipt of the Consents and Releases as set forth on Exhibit F, except as provided below.
                                      ---------

     For each cell site which is the subject of this Asset Purchase Agreement and for which a required consent and release of Sprint PCS' obligations cannot be reasonably obtained prior to the Closing Date, Seller and Buyer will conduct good faith discussions with respect to the terms and conditions upon which Sprint PCS will remain obligated with respect to the relevant obligation, with an ongoing indemnity from Buyer with respect to such obligation. In such event, Seller would continue to be obligated under any such existing leases or purchase obligations for any such cell sites subject to execution of an agreement between Buyer and Seller setting forth the indemnity obligations of Buyer with respect to each such cell site for which a release cannot be obtained and containing terms and conditions reasonably acceptable to Sprint PCS. Buyer agrees to use its commercially reasonable efforts to obtain the consents and releases set forth on Exhibit F, and Seller agrees to use its commercially reasonable efforts
         ---------
to assist Buyer in obtaining such consents and releases.

         Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets or the assumption of the Assumed Liabilities.

         Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyed to Buyer pursuant to this agreement, other than those relating to the period prior to the Closing Date, which shall remain the responsibility of Seller.

         8. Further Assurances. Seller will from time to time at the request of Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance reasonably satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets.

         9. Indemnification; Survival. Breaches of this Agreement by either Buyer or Seller will be a breach for which the nonbreaching party is entitled to indemnification utilizing the procedures set forth in the Management Agreement. This Agreement shall survive the Closing.

         10. Entire Agreement and Assignment. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference)and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference. Buyer may assign its rights and obligations under this Agreement to any legal entity that assumes all, but not less than all, of Buyer's obligations under the Management Agreement.

         11. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

         12. No Other Representations and Warranties. Seller makes no representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

         13. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement. For purposes of this Agreement, notices to Seller will be sent to the notice address for Sprint PCS stated in the Management Agreement, and notices to Buyer will be sent to the notice address set forth for Manager in the Management Agreement.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

         15. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                         SPRINT SPECTRUM L.P.

                                By ________________________________
                                     Bernard A. Bianchino,
                                     Senior Vice President and Chief Business
                                     Development Officer -- Sprint PCS


                                SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.

                                By ________________________________
                                     Bernard A. Bianchino,
                                     Senior Vice President and Chief Business
                                     Development Officer -- Sprint PCS


                                SPRINT SPECTRUM REALTY COMPANY, L.P.

                                By ________________________________
                                     Bernard A. Bianchino,
                                     Senior Vice President and Chief Business
                                     Development Officer -- Sprint PCS


BUYER:                          ILLINOIS PCS, LLC


                                By_________________________________


                                Name:______________________________
                                Title:_____________________________

                                   Exhibit A


                              The Michigan Assets
                              -------------------

                                   Exhibit B


        Pricing For Completed Cell Sites and Work in Process Cell Sites
        ---------------------------------------------------------------

                              (See attached chart)

                                    Exhibit C


                               Assumed Liabilities
                               -------------------

[to be completed]

                                   Exhibit D

                     ASSIGNMENT OF LEASES AND BILL OF SALE
                     -------------------------------------

         THIS ASSIGNMENT OF LEASES AND BILL OF SALE ("Assignment") is made and entered into as of the ____ day of _________, 199__ by and between _______________, a ________________ ("Assignor"), and
___________________________________________________, a
____________________________ ("Assignee").

         1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of Assignor's right, title and interest in and to those certain leases (collectively the "Leases") described in Exhibit A attached
                                                              ---------
hereto and made a part hereof.

         2. In addition to the Assignment described above, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee hereby agrees to assume all obligations and liabilities of Assignor arising under or pursuant to the Leases from and after the date hereof, and Assignee further agrees to perform and abide by each and every term, provision, covenant and condition contained in the Leases to be observed or performed on or after the date hereof. Assignor will not be responsible to the lessors under each of the Leases for the discharge or performance of any duties or obligations to be performed or discharged by the lessee thereunder after the date hereof.

         3. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all loss, cost or expense (including, without limitation, reasonable attorney's fees) resulting by reason of Assignee's failure to perform any of the obligations of the lessee under the Leases after the assignment thereof to Assignee. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all loss, cost or expense (including, without limitation, reasonable attorney's fees) resulting by reason of the failure of Assignor to perform any of the obligations of the lessee under the Leases which arise prior to the assignment thereof to Assignee.

         4. Assignor does hereby assign, sell, convey and deliver to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the fixtures, equipment, machinery and other personal property owned by Assignor (the "Personal Property") placed or installed on or about the real property described in the leases.

         5. ASSIGNEE TAKES THE PROPERTY DESCRIBED IN THIS ASSIGNMENT "AS IS-WHERE IS" AND "WITH ALL FAULTS." ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE SUCH PROPERTY, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS,

WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF THE MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

         6. Assignor hereby covenants and agrees that Assignor will execute and deliver to Assignee upon demand, from time to time, any further instrument or instruments which are reasonably necessary to reaffirm, correct and/or perfect this Assignment and the transfer to Assignee of the items described in this Assignment.

         7. This Assignment inures to the benefit of and is binding upon the successors and assigns of the parties hereto.

         8. This Assignment may be executed in a number of identical counterparts which, taken together, constitute collectively one agreement.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.


                                          ASSIGNOR:

                                          __________________________,a

                                          __________________________

                                          By:

                                          Name:

                                          Title:


                                          ASSIGNEE:

                                          __________________________,a

                                          __________________________

                                          By:

                                          Name:

                                          Title:

                                    Exhibit E

                               CONSENT AND RELEASE
                               -------------------

         THIS CONSENT AND RELEASE (this "Consent") is made and delivered as of the _____ day of ___________, 19__, by _________________________, a
__________________________ ("Lessor"), to and for the benefit of
__________________________, a ___________________________ ("Lessee").

                                    Recitals
                                    --------

         A. Lessor and Lessee entered into that certain lease dated ______________ (the "Lease"), pursuant to which Lessee leased from Lessor certain premises located at
_______________________________________________________________ (the
"Premises").

         B. Lessee and ____________, a ____________ ("Assignee"), have entered into a Purchase and Sale agreement whereby Lessee may sell to Assignee certain assets of Lessee ("Assets"), including, without limitation, the Lease. If the sale of the Assets is completed, Lessee will assign to Assignee all of Lessee's right, title and interest, as lessee, in, under and to the Lease, and Assignee will assume all of the duties, obligations and liabilities of Lessee under the Lease which arise from and after the assignment of the Lease from Lessee to Assignee.

         C. Lessee has requested that Lessor grant its consent to the assignment of the Lease and that Lessor release Lessee from all duties, obligations and liabilities arising under the Lease from and after the assignment of the Lease from Lessee to Assignee.

         D. Lessor has agreed to give such consent and release in accordance with the terms, and conditions of this Consent.

                              Terms and Conditions
                              --------------------

         Based upon the foregoing Recitals, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Lessor hereby agrees as follows:

         Lessor's Consent to Assignment. If Lessee completes the sale of the
         -------------------------------
Assets to Assignee, Lessor hereby consents to the assignment of the Lease by Lessee to Assignee upon the terms and conditions set forth in the Assignment.

         Release of Lessee. If Lessee completes the sale of the Assets to
         ------------------
Assignee, Lessor hereby releases Lessee from all duties, obligations and liabilities under the Lease which arise from and after the effective date of the Assignment and agrees to recognize Assignee as the lessee under the Lease for all purposes with respect to the performance of all duties, obligations and liabilities of the lessee which arise under the Lease from and after the effective date of the Assignment. By executing this Consent, Lessor hereby acknowledges, agrees to and reaffirms its continuing rights, powers, duties, obligations and liabilities under the Lease.

        Consent to Assignment Only. The consent of Lessor which is given hereby
        ---------------------------
extends only to the assignment of the Lease to Assignee, and shall not apply to any further assignment of the Lease. Any future assignment of the Lease or subletting of the Premises, either in whole or in part, is subject to the consent requirements of the Lease.

        Status of Lease.  The Lease is in full force and effect and there are
        ---------------
no defaults under the Lease as of the date of this Consent.

        Governing Law.  This Consent is to be governed by, and construed and
        -------------
enforced in accordance with, the laws of the State of __________.

        IN WITNESS WHEREOF, Lessor has executed this Consent for delivery as of the date first above written.

                                                     LESSOR:

                                                     _________________________,
                                                     a ________________________


                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________

                                                                     Exhibit D-1
                                                                     -----------

                             Option Exercise Notice
                             ----------------------


     Pursuant to our Amended and Restated Addendum III ("Addendum III"), Manager hereby exercises its Option to add the Optional Service Area to the Service Area (as such terms are defined in Addendum III). Attached hereto is the Asset Purchase Agreement referred to in Addendum III, executed by Manager.




                                                   Illinois PCS, LLC [or
                                                   successor to the business of
                                                   Illinois PCS, LLC]


                                                   By:__________________________

                                                   Title:_______________________



Option Exercise Date:______________________

                                                                     Exhibit D-2

                           ASSET PURCHASE AGREEMENT

                            (Optional Service Area)

     This Asset Purchase Agreement (the "Agreement") is made and entered into as of ___________, by SPRINT SPECTRUM L.P. and its subsidiaries SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., all of which are Delaware limited partnerships (together "Seller"), and Illinois PCS, LLC, an Illinois limited liability company or its successor in interest ("Buyer").

Recitals
--------

     I. Seller owns or leases those certain property, equipment and contract rights identified as follows (collectively the "Assets"):

     A. That equipment and property of Seller located in the Iowa City and Cedar Rapids BTAs and identified on attached Exhibit A, together with
                                                       ---------
          the contract rights, accounts receivable and rights to collect unbilled amounts relating thereto (the "Iowa Assets").

     II. Buyer and Seller have entered into that certain Amended and Restated Addendum III dated March 8, 2000 ("Addendum III") to the Sprint PCS Management Agreement dated January 22, 1999 (the "Management Agreement"), to which this Agreement is made an exhibit upon its execution by the parties and that provides, among other things, that upon exercise by Buyer of an option granted to it therein, Buyer will purchase and Seller will sell the Assets, upon the terms and conditions set forth in this Agreement.

                                  Agreements
                                  ----------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

     1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in the Assets, free and clear from all liens created by the Seller other than those arising from the Assumed Liabilities (as defined below). The consummation of this transaction (the "Closing") will occur, subject to the terms and conditions of this Agreement, as soon as practicable after execution, but in no event later than 90 days after execution of the Agreement (the "Closing Date").

     2. Purchase Price. The purchase price of the Assets (the "Purchase Price") will be $24,000,000 if this Agreement is executed on or before March 1, 2000; provided, that if this

Agreement is executed after March 1, 2000, the Purchase Price shall be the sum of (i) $*, plus (ii) the amounts set forth below as determined by the month this Agreement is executed:

          Month of Execution                         Additional Purchase Price
          ------------------                         -------------------------

          March, 2000                                $*
          April, 2000                                $*
          May, 2000                                  $*
          June, 2000                                 $*
          July, 2000                                 $*
          August, 2000                               $*
          September, 2000                            $*
          October, 2000                              $*
          November, 2000                             $*
          December, 2000                             $*
          January, 2001                              $*

provided, however, that if at the time of the execution of this Agreement the
--------  -------
number of Sprint PCS subscribers based in the BTAs that are subject to the option, multiplied by $*, is more than the amount in the column entitled "Additional Purchase Price" above, the number in that column shall be replaced by the product of the number of Sprint PCS subscribers in the BTAs that are subject to the option, multiplied by $*.

     The Purchase Price will also be increased by the sum of the accounts receivable and unbilled amounts for the sale of Sprint PCS Products and Services (as defined below) existing and accrued as of the date of Closing (less *% of this sum to reflect an agreed upon discount for future uncollected amounts).

     The parties agree that, on or before the Closing Date, and insofar as it has not been calculated as part of the Purchase Price, they shall determine an allocation of the Purchase Price among the Assets, which allocation will be the result of arms-length negotiations between the parties as to the price of each item or category of items including in the Assets, and neither party will make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

     3. Review Period. For a period extending for thirty (30) days after this Agreement has been executed by both parties ("Review Period"), Buyer may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate. If, in Buyer's reasonable discretion, based upon the results of Buyer's inspections, Buyer determines that the Assets are unsatisfactory to Buyer, Buyer may by written notice to Seller within the Review Period, terminate this Agreement, and upon such termination, neither party will have any further rights or obligations under this Agreement. Any termination notice provided to Seller must contain a specific description of the condition on which Buyer bases such termination. If Buyer does not terminate this Agreement by such notice within the Review Period, this Agreement will remain in full force and effect in accordance with its terms. Buyer may not elect to purchase less than all of the Assets.

     4. Assumption of Liabilities. Buyer agrees to assume the liabilities, debts, expenses and obligations of Seller that relate to the Assets with respect to the period from and after the Closing Date and that are set forth on Exhibit
                                                                        -------
D (the "Assumed Liabilities"), and to pay and perform the Assumed Liabilities
-
when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities. Other than the Assumed Liabilities, Buyer assumes no liabilities whatsoever relating to the Assets or the business and operations of Seller.

     5. Condition of Assets. It is understood and agreed that Seller is not making, and Seller specifically disclaims, any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties or representations as to matters of title (except that Seller represents and warrants that Seller has not previously conveyed, pledged, encumbered, hypothecated or assigned that Asset to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets, including, without limitation: (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets; and (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this Agreement.

     Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets as it deems necessary or advisable, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Assets by Seller, any agent of Seller or any third party except as specifically set forth in this Agreement. The terms and conditions of this
Section 5 shall expressly survive the Closing.

     6. Damage or Destruction. If prior to the Closing Date, any of the Assets are destroyed or substantially damaged by fire, lightning or any other cause, or all or any part of the Assets is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of (a) enforcing this Agreement and retaining any insurance proceeds or proceeds of the taking by eminent domain, or (b) terminating this Agreement by written notice within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. If this Agreement is terminated, neither party will have any further obligation under this Agreement. The risk of loss will be borne by Seller until the Closing Date.

     7. Closing. If Buyer does not terminate the Agreement pursuant to Paragraph 3 or 6 of this Agreement, on the Closing Date:

     (a) Seller and Buyer shall execute and deliver to each other an Assignment of Leases and Bill of Sale in the form attached hereto as Exhibit E;
                                                                     ---------

     (b) Buyer shall pay the Purchase Price to Seller in immediately available funds;

     (c)  Buyer shall provide copies of all necessary consents, if any, for the conveyance or assignment of the Assets and the assumption by Buyer of the Assumed Liabilities. Such consents shall be in the form of the Consent and Release attached hereto as Exhibit F, with such changes as shall be approved by
                           ---------
Seller (which approval shall not be unreasonably withheld). Set forth on Exhibit
                                                                         -------
G is a true and correct list of all consents and releases required with respect
-
to the assignment of the Assets and the assumption of the Assumed Liabilities. Seller's obligations hereunder, and Buyer's obligation to consummate the Closing, shall be subject to receipt of the Consents and Releases as set forth on Exhibit G, except as provided below.
   ---------

     For each cell site which is the subject of this Asset Purchase Agreement and for which a required consent and release of Sprint PCS' obligations cannot reasonably be obtained prior to the Closing Date, Seller and Buyer will conduct good faith discussions with respect to the terms and conditions upon which Sprint PCS will remain obligated with respect to the relevant obligation, with an ongoing indemnity from Buyer with respect to such obligation. In such event, Seller would continue to be obligated under any such existing leases or purchase obligations for any such cell sites subject to execution of an agreement between Buyer and Seller setting forth the indemnity obligations of Buyer with respect to each such cell site for which a release cannot be obtained and containing terms and conditions reasonably acceptable to Sprint PCS. Buyer agrees to use its commercially reasonable efforts to obtain the consents and releases set forth on Exhibit G, and Seller agrees to use its commercially reasonable efforts
         ---------
to assist Buyer in obtaining such consents and releases.

     Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets or the assumption of the Assumed Liabilities.

     Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due all taxes, assessments, liens, encumbrances, levies, and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyed to Buyer pursuant to this agreement, other than those relating to the period prior to the Closing Date, which shall remain the responsibility of Seller.

     8. Further Assurances. Seller will from time to time at the request of Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance reasonably satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets.

     9. Indemnification; Survival. Breaches of this Agreement by either Buyer or Seller will be a breach for which the nonbreaching party is entitled to indemnification utilizing the procedures set forth in the Management Agreement. This Agreement shall survive the Closing.

     10. Entire Agreement and Assignment. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference)and the Management Agreement, including all addenda thereto, contain the entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof. All exhibits attached hereto are incorporated herein by this reference. Buyer may assign its rights and obligations under this Agreement to any legal entity that assumes all, and not less than all, of Buyer's obligations under the Management Agreement.

     11. Severability. In the event any one or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

     12. No Other Representations and Warranties. Seller makes no representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

     13. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement. For purposes of this Agreement, notices to Seller will be sent to the notice address for Sprint PCS stated in the Management Agreement, and notices to Buyer will be sent to the notice address set forth for Manager in the Management Agreement.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

     15. Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                               SPRINT SPECTRUM L.P.


                                      By________________________________________
                                        Bernard A. Bianchino,
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                      SPRINT SPECTRUM EQUIPMENT
                                      COMPANY, L.P.

                                      By_______________________________________
                                        Bernard A. Bianchino,
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


                                      SPRINT SPECTRUM REALTY
                                      COMPANY, L.P.

                                      By________________________________________
                                        Bernard A. Bianchino,
                                        Senior Vice President and Chief Business
                                        Development Officer - Sprint PCS


BUYER:                                ILLINOIS PCS, LLC

                                      By________________________________________


                                      Name:_____________________________________

                                      Title:____________________________________

                                   Exhibit A

                                The Iowa Assets
                                ---------------

The following sets forth the Iowa Assets:

1.   Cell site and base station assets:

        Listed by Cascade Number and state of development as follows:

        (See attached inventory)
2.   Switch Assets listed as follows:

        (See attached inventory)
3.   Retail Assets listed as follows:

        (See attached inventory)

4.   Spares, test equipment and tools

        (See attached inventory)
5. Certain assets which may be physically located in the Iowa City and Cedar Rapids BTA but are maintained by Sprint PCS as part of its national asset base are not included in the transfer. These assets include, for example, the following:
                         -Portable generators
                         - Any Cell on Wheels (COW)

6. The parties agree that the inventory lists provided by Sprint PCS under and as part of this exhibit have not been confirmed by a physical inventory of the assets by Sprint PCS but simply reflect the asset inventories as maintained in the books and records of Sprint PCS. Buyer shall assume all risk of any discrepancy between the inventory list as provided by Sprint PCS and the actual assets, equipment and spares as may be found in the Iowa City and Cedar Rapids BTAs. Buyer shall have the right of inspection prior to Closing as provided for under the Agreement to determine the extent, if any, of this risk.

7. The parties agree that Sprint PCS shall retain ownership and control of any cell site located in the Iowa City and Cedar Rapids BTAs which is (a) owned in fee simple, (b) for which Sprint PCS has a ground lease, or (c) for which Sprint PCS has the right to co-locate any users of the site in addition to Sprint PCS or Manager. For each such site Sprint PCS shall sell the equipment located at the site as provided for under the terms of the Agreement and, after Closing, Sprint PCS shall lease the site to Manager at market lease rates for sites of a similar nature located in the Iowa City or Cedar Rapids BTAs subject to the execution of a Master Lease Agreement between Manager and Sprint Sites USA.

                                   Exhibit B

                            [Intentionally Omitted]

                                   Exhibit C

        Pricing For Completed Cell Sites and Work in Process Cell Sites
        ---------------------------------------------------------------

                            (See attached chart)

                                   Exhibit D

                              Assumed Liabilities
                              -------------------
[to be completed]

                                   Exhibit E

                     ASSIGNMENT OF LEASES AND BILL OF SALE
                     -------------------------------------

     THIS ASSIGNMENT OF LEASES AND BILL OF SALE ("Assignment") is made and entered into as of the ____ day of _________, 199__ by and between _______________, a ________________ ("Assignor"), and
___________________________________________________, a
____________________________ ("Assignee").

     1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over unto Assignee all of Assignor's right, title and interest in and to those certain leases (collectively the "Leases") described in Exhibit A attached
                                                              ---------
hereto and made a part hereof.

     2. In addition to the Assignment described above, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee hereby agrees to assume all obligations and liabilities of Assignor arising under or pursuant to the Leases from and after the date hereof, and Assignee further agrees to perform and abide by each and every term, provision, covenant and condition contained in the Leases to be observed or performed on or after the date hereof. Assignor will not be responsible to the lessors under each of the Leases for the discharge or performance of any duties or obligations to be performed or discharged by the lessee thereunder after the date hereof.

     3. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all loss, cost or expense (including, without limitation, reasonable attorney's fees) resulting by reason of Assignee's failure to perform any of the obligations of the lessee under the Leases after the assignment thereof to Assignee. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all loss, cost or expense (including, without limitation, reasonable attorney's fees) resulting by reason of the failure of Assignor to perform any of the obligations of the lessee under the Leases which arise prior to the assignment thereof to Assignee.

     4. Assignor does hereby assign, sell, convey and deliver to Assignee, its successors and assigns, all of Assignor's right, title and interest in and to the fixtures, equipment, machinery and other personal property owned by Assignor (the "Personal Property") placed or installed on or about the real property described in the leases.

     5. ASSIGNEE TAKES THE PROPERTY DESCRIBED IN THIS ASSIGNMENT "AS IS-WHERE IS" AND "WITH ALL FAULTS." ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, OPERATION OR ANY OTHER MATTER AFFECTING OR RELATED TO THE SUCH PROPERTY, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR REFERRED TO, AND ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. ASSIGNOR EXPRESSLY DISCLAIMS AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, CONCERNING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY,

PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OF THE MATERIALS, IF ANY, INCORPORATED INTO ANY OF THE PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. ASSIGNOR IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN.

     6. Assignor hereby covenants and agrees that Assignor will execute and deliver to Assignee upon demand, from time to time, any further instrument or instruments which are reasonably necessary to reaffirm, correct and/or perfect this Assignment and the transfer to Assignee of the items described in this Assignment.

     7. This Assignment inures to the benefit of and is binding upon the successors and assigns of the parties hereto.

     8. This Assignment may be executed in a number of identical counterparts which, taken together, constitute collectively one agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.


                                   ASSIGNOR:

                                   ___________________________________, a

                                   ___________________________________

                                   By:

                                   Name:

                                   Title:


                                   ASSIGNEE:

                                   ___________________________________, a

                                   ___________________________________

                                   By:

                                   Name:

                                   Title:

                                   Exhibit F

                              CONSENT AND RELEASE
                              -------------------

     THIS CONSENT AND RELEASE (this "Consent") is made and delivered as of the _____ day of ___________, 19__, by _________________________, a
__________________________ ("Lessor"), to and for the benefit of
__________________________, a ___________________________ ("Lessee").

                                   Recitals
                                   --------

     A. Lessor and Lessee entered into that certain lease dated ______________ (the "Lease"), pursuant to which Lessee leased from Lessor certain premises located at _______________________________________________________________ (the
"Premises").

     B.   Lessee and ____________, a ____________ ("Assignee"), have entered into a Purchase and Sale agreement whereby Lessee may sell to Assignee certain assets of Lessee ("Assets"), including, without limitation, the Lease. If the sale of the Assets is completed, Lessee will assign to Assignee all of Lessee's right, title and interest, as lessee, in, under and to the Lease, and Assignee will assume all of the duties, obligations and liabilities of Lessee under the Lease which arise from and after the assignment of the Lease from Lessee to Assignee.

     C. Lessee has requested that Lessor grant its consent to the assignment of the Lease and that Lessor release Lessee from all duties, obligations and liabilities arising under the Lease from and after the assignment of the Lease from Lessee to Assignee.

     D. Lessor has agreed to give such consent and release in accordance with the terms, and conditions of this Consent.

                             Terms and Conditions
                             --------------------

     Based upon the foregoing Recitals, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, Lessor hereby agrees as follows:

     Lessor's Consent to Assignment. If Lessee completes the sale of the Assets
     ------------------------------
to Assignee, Lessor hereby consents to the assignment of the Lease by Lessee to Assignee upon the terms and conditions set forth in the Assignment.

     Release of Lessee. If Lessee completes the sale of the Assets to Assignee,
     -----------------
Lessor hereby releases Lessee from all duties, obligations and liabilities under the Lease which arise from and after the effective date of the Assignment and agrees to recognize Assignee as the lessee under the Lease for all purposes with respect to the performance of all duties, obligations and liabilities of the lessee which arise under the Lease from and after the effective date of the Assignment. By executing this Consent, Lessor hereby acknowledges, agrees to and reaffirms its continuing rights, powers, duties, obligations and liabilities under the Lease.

     Consent to Assignment Only. The consent of Lessor which is given hereby
     --------------------------
extends only to the assignment of the Lease to Assignee, and shall not apply to any further assignment of the Lease. Any future assignment of the Lease or subletting of the Premises, either in whole or in part, is subject to the consent requirements of the Lease.

     Status of Lease. The Lease is in full force and effect and there are no
     ---------------
defaults under the lease as of this Consent.

     Governing Law.  This Consent is to be governed by, and construed and
     -------------
enforce in accordance with, the laws of the State of ________________.

     IN WITNESS WHEREOF, Lessor has executed this Consent for delivery as of the date first above written.

                                              LESSOR:

                                              _________________________,
                                              a _______________________


                                              By:______________________

                                              Name:____________________

                                              Title:___________________

                                  ADDENDUM IV

                                      TO

                        SPRINT PCS MANAGEMENT AGREEMENT

Manager:          iPCS WIRELESS, INC. (f/k/a ILLINOIS PCS, L.L.C.)

Service Area BTAs:

       Illinois          Bloomington, IL                           BTA#  46
       --------
                         Champaign-Urbana, IL                      BTA#  71
                         Clinton, IA-Sterling, IL                  BTA#  86
                         Danville, IL                              BTA# 103
                         Davenport, IA-Moline, IL                  BTA# 105
                         Decatur-Effingham, IL                     BTA# 109
                         Galesburg, IL                             BTA# 161
                         Jacksonville, IL                          BTA# 213
                         Kankakee, IL                              BTA# 225
                         LaSalle-Peru-Ottawa-Streator              BTA# 243
                         Mattoon, IL                               BTA# 286
                         Mt. Vernon-Centralia, IL                  BTA# 308
                         Peoria, IL                                BTA# 344
                         St. Louis, MO (Macoupin County, IL only)  BTA# 394
                         Springfield, IL                           BTA# 426

       Nebraska          Omaha, NE (partial)*                      BTA# 332
       --------
                         Lincoln, NE (partial)*                    BTA# 256
                         Hastings, NE                              BTA# 185
                         Norfolk, NE                               BTA# 323
                         Grand Island -- Kearney, NE               BTA# 167

       Iowa              Fort Dodge, IA                            BTA# 150
       ----              Waterloo-Cedar Falls, IA                  BTA# 462
                         Dubuque, IA                               BTA# 118
                         Burlington, IA                            BTA#  61
                         Ottumwa, IA                               BTA# 337
                         Des Moines, IA (partial)*                 BTA# 111
                         Marshalltown, IA                          BTA# 283
                         Mason City, IA                            BTA# 285

      Michigan           Traverse City, MI                         BTA# 446
      --------           Saginaw-Bay City, MI                      BTA# 390
                         Muskegon, MI                              BTA# 310
                         Grand Rapids, MI                          BTA# 169
                         Mount Pleasant, MI                        BTA# 307
                         Lansing, MI (partial)*                    BTA# 241
                         Battle Creek, MI (partial)*               BTA#  33

          This Addendum IV ("this Addendum"), dated as of July 12, 2000, contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement entered into as of January 22, 1999, by the same parties as this Addendum, which Management Agreement was further amended by that certain Addendum I entered into as of January 22, 1999, that certain Addendum II entered into as of August 3, 1999, and that certain Amended and Restated Addendum III entered into as of March 8, 2000 (which Amended and Restated Addendum III replaced and superseded that certain Addendum III executed by the parties on February 4, 2000) (the Spring PCS Management Agreement, as amended by Addendum I, Addendum II and Amended and Restated Addendum III, being the "Management Agreement"). The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

          Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

          The Management Agreement is modified as follows:

          1. Confirmation of Restructuring and Assumption of Sprint Agreements. Manager confirms and agrees that its present organizational structure, indicating its stockholders and subsidiaries, is attached to this Addendum as Exhibit A. Manager acknowledges and agrees that Manager is
                      ----------
     the party to the Management Agreement, the Services Agreement, the License Agreements, the Asset Purchase Agreement and the Interim Operating Agreement and that it has assumed all of the obligations of Illinois PCS, L.L.C., an Illinois limited liability company, under such agreements.

          2. Use of Loan Proceeds. Sprint PCS is entering into that certain Amended and Restated Consent and Agreement with Toronto Dominion (Texas), Inc. ("TD") as of July 12, 2000 to amend and restate the Consent and Agreement with Nortel Networks Inc. as Administrative Agent, dated as of August 3, 1999 (which Amended and Restated Consent and Agreement, as amended and modified from time to time, is referred to as the "Consent and Agreement") to enable Manager to obtain loans from TD and its successors and assigns (collectively, the "Lenders"). Manager agrees that it will not use the proceeds from any loan made to Manager to which the Consent and Agreement relates or from any other loan or extension of credit to which the Consent and Agreement relates for any purpose other than (a) to construct and operate the wireless service within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement, or (b) to conduct and operate its business in strict compliance with Section 9.10 of that certain Amended and Restated Credit Agreement between TD, Manager and certain other entities dated as of July 12, 2000 (the "Credit Agreement")

     (in which case Manager may use such proceeds as expressly permitted under
     Section 2.10 of the Credit Agreement), as in effect as of the date of execution thereof (a copy of such Sections 9.10 and 2.10 are attached to this Addendum as Exhibit B) without giving effect to any subsequent
                      ---------
     amendment, modification or waiver of any term, condition, definition or other provision of the Credit Agreement or to any course of dealing between TD and Manager that now exists or may hereafter be established allowing a course of conduct not allowed under Section 9.10 of the Credit Agreement or a use of loan proceeds not allowed under Section 2.10 of the Credit Agreement, each in the form attached to this Addendum as Exhibit B and in
                                                              ---------
     effect as of the date hereof.

          3.   Financing.  A revised and amended  Exhibit 1.7, in the form
                                                  ------------
     attached to this Addendum, is approved by Sprint PCS and Manager and is expressly made a part of the Management Agreement.

          4. Consent and Agreement Not Assignable. Except as expressly required or permitted in the Consent and Agreement, Manager may not assign the Consent and Agreement.

          5. Notices. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Consent and Agreement), and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notices Sprint PCS receives from the Administrative Agent or any Lender, and a copy of any notice that Sprint PCS gives to the Administrative Agent or any Lender.

          6. No Default Under Credit Agreement or Management Agreement. Manager warrants and represents that as of the date hereof, no Default or Event of Default under the Credit Agreement has occurred, and no Event of Termination under the Management Agreement or event that if not cured, or if notice were to be provided, would constitute an Event of Termination under the Management Agreement, has occurred.

          7. No Known Breach Under Management Agreement. Spring PCS warrants and represents that, to the knowledge of its officers, as of the date hereof, no Event of Termination under the Management Agreement has occurred.

          8. Disclosure of Financial Information. Manager agrees to send Sprint PCS a copy of all financial information it gives the Administrative Agent or any Lender.

          9. Counterparts. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective authorized officers as of the date and year first above written.

                                 "Sprint PCS"

                                 Sprint Spectrum L.P.

                                 By:/s/ Thomas E. Mateer
                                    -------------------------------------------
                                       Name:  Thomas E. Mateer
                                              ---------------------------------
                                       Title: Vice President - Affiliations
                                              ---------------------------------

                                 WirelessCo, L.P.

                                 By:/s/ Thomas E. Mateer
                                    -------------------------------------------
                                       Name:  Thomas E. Mateer
                                              ---------------------------------
                                       Title: Vice President - Affiliations
                                              ---------------------------------

                                 SprintCom, Inc.

                                 By:/s/ Thomas E. Mateer
                                    -------------------------------------------
                                       Name:  Thomas E. Mateer
                                              ---------------------------------
                                       Title: Vice President - Affiliations
                                              ---------------------------------

                                 Sprint Communications Company, L.P.

                                 By:/s/ Don A. Jensen
                                    -------------------------------------------
                                       Don A. Jensen
                                       Vice President - Law

                                 "Manager"

                                 iPCS Wireless, Inc.

                                 By:/s/ Timothy M. Yager
                                    --------------------------------------------
                                       Timothy M. Yager
                                       President and CEO

                                   Exhibit A
                                   ---------

                                      to

                Addendum IV to Sprint PCS Management Agreement
                        (IPCS Wireless, Inc., Manager)


       Organizational structure of Manager, indicating its stockholders and
       --------------------------------------------------------------------
       subsidiaries:
       ------------

       A. iPCS, Inc., a Delaware corporation, is the sole stockholder of iPCS Wireless, Inc., a Delaware corporation.

       B. iPCS Wireless, Inc. is the sole stockholder of iPCS Equipment, Inc., a Delaware corporation.

                                   EXHIBIT B

                                      to
                                  Addendum IV

                                      to
                        Sprint PCS Management Agreement

                     Section 2.10 of the Credit Agreement
                     ------------------------------------

         Section 2.10      Use of Proceeds.
                           ---------------

         (a) Loans. The Borrower will use the aggregate proceeds of all Loans
             -----
directly or indirectly: (a) to fund Capital Expenditures and investments of the Borrower and its Subsidiaries; (b) for working capital needs and other general corporate purposes of the Borrower and its Subsidiaries which do not otherwise conflict with this Section 2.10(a) (including, without limitation, the payment
                   ---------------
of fees and expenses incurred in connection with execution and delivery of this Agreement and the other Loan Documents) the execution and delivery of this Agreement and the other Loan Documents); and (c) to finance acquisitions and investments permitted hereunder.

         (b) Transfer of Proceeds to Wholly-Owned Subsidiary. Notwithstanding
             -----------------------------------------------
anything to the contrary contained herein, the Borrower may, substantially currently with its receipt of the proceeds of any of the Loans, contribute such proceeds as equity to the capital of any Wholly- Owned Subsidiary, or loan such proceeds to any Wholly-Owned Subsidiary in accordance with clause (b) of Section
                                                                         -------
9.1, if and to the extent (but only if and to the extent) that such Wholly-
----
Owned Subsidiary, promptly upon its receipt of such proceeds, uses such proceeds as required by the terms and provisions of this Section 2.10.
                                                ------------

         (c) Margin Stock. None of the proceeds of any Loan have been or will be
             ------------
used to acquire any security in any transaction that is subject to Section 13 or
                                                                   ----------
14 of the Exchange Act or to purchase or carry any margin stock (within the
--
meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System).

                    Section 9.1(b) of the Credit Agreement
                    --------------------------------------

         Section 9.1 Debt. Holdings will not incur, create, assume or permit to
                     ----
exist any Debt except the Holdings Senior Notes. The Borrower will not, and will not permit any Subsidiary of the Borrower to, incur, create, assume or permit to exist any Debt, except:
                                  . . . . . .

(b) intercompany Debt between or among the Borrower and any of its Wholly-Owned Subsidiaries and intercompany Debt owed to Holdings by any of its Wholly-Owned Subsidiaries, subject to the following requirements: any and all of the Debt permitted pursuant to this Section 9.1(b) shall be unsecured, shall be evidenced
                           --------------
by instruments satisfactory to the Administrative Agent which will be pledged to the Administrative Agent for the benefit of the

Administrative Agent and the Lenders and shall be subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent, provided, however, that temporary advances made from time to time in the ordinary course of business not to exceed $500,000 in aggregate principal amount at any time owing by any Wholly-Owned Subsidiary of the Borrower to the Borrower shall not be required to be so evidenced, pledged or subordinated;

                     Section 9.10 of the Credit Agreement
                     ------------------------------------

         Section 9.10 Lines of Business. Neither the Borrower nor any of its
                      -----------------
Subsidiaries will (a) engage in any line or lines of business activity other than the construction and operation of the Service Area Network, the performance of the Sprint Agreements and the conduct of related telecommunications businesses described in and contemplated by the Business Plan or (b) build- out any area other than the Service Area or engage in operations outside the Service Area, in each case substantially as contemplated by the Business Plan as in effect at such time; provided, however, that, for all purposes of this Section
                                                                       -------
9.10, the term "Service Area", as such term is used in the definition of the
----
term "Service Area Network" and as such term is used in clause (b) preceding, shall exclude all New Areas. Holdings and the Borrower agree that Holdings will not (i) engage in any business other than the ownership of the Capital Stock of the Borrower and matters incidental thereto, including the raising of capital, or (ii) own any material Properties or assets other than the Capital Stock of the Borrower. The Borrower agrees that it or Equipmentco shall, at all times, own all "Operating Assets" as such term is defined in the Sprint Management Agreement.

                                  Exhibit 1.7

                    Build-Out and Working Capital Financing


PHASE I:  INITIAL FINANCING:
---------------------------

Manager obtained its initial financing directly as follows:

Equity:  Cambridge Telcom, Inc., Cass Communications, Inc., Geneseo
------
Communications, Inc., Gridley Enterprises, Inc., Montrose Mutual PCS, Inc., Technology Group, L.L.C. (collectively, the "Initial Investors").

                                 Total Initial Equity:  $30,000,000

Senior Secured Debt:
-------------------

                  Nortel Networks Inc. - Administrative Agent
                  Fleet Business Credit Corporation - Lender
                  NTFC Capital Corp. - Lender

                                   Total Initial Debt:  $48,000,000
                                                        -----------

                              Total Initial Financing:  $78,000,000


PHASE II:  RESTRUCTURING FINANCING:
----------------------------------

Manager is reorganizing its corporate structure on July 12, 2000, and on that date it will restructure its financing to be as follows.

Equity:  Initial Investors and certain employees and directors
------

                           Common stock of iPCS, Inc.:  $30,000,000

         Investor group led by funds affiliated with Blackstone Capital Partners III Merchant Banking Fund L.P. ("Blackstone Funds")

                        Preferred stock of iPCS, Inc.:  $50,000,000
                                                        -----------

                           Total equity of iPCS, Inc.:  $80,000,000/1/

__________________

/1/ The proceeds of the equity investments in iPCS, Inc. will be contributed or loaned to Manager.

Senior Secured Debt:
-------------------

            Toronto Dominion (Texas), Inc. - Administrative Agent and Lender GE Capital Corp. - Lender

                               Total Senior Secured Debt:      $140,000,000

Senior Unsecured Notes:
----------------------

IPCS, Inc. will place Senior Unsecured Notes with Donaldson, Lufkin & Jenrette Securities Corporation and TD Securities USA, Inc. on July 12, 2000, pursuant to Rule 144A, raising proceeds in the amount of $152,331,000. The proceeds will be immediately contributed or loaned to Manager.

                               Total Senior Unsecured Notes:   $152,331,000/2/

                                Total Restructuring Financing: $372,331,000
                                                               ------------


PHASE III:  ADDITIONAL EQUITY FINANCING:
---------------------------------------

No later than December 31, 2000, Manager will receive from iPCS, Inc. an additional capital contribution of $70,000,000, which iPCS, Inc. will obtain from either the proceeds of an initial public offering of equity or from the issuance of additional shares of preferred stock to the Blackstone Funds.

              Total Financing After Final Equity Contribution: $442,331,000
                                                               ------------


__________________

/2/ The proceeds of the Senior Unsecured Notes of iPCS, Inc. will be contributed or loaned to Manager.